AL HCOC 09 as amended by VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Grandfathered Health Plan Notice Plan Sponsor Name: Booz Allen Hamilton Plan Sponsor believes your plan is a “grandfathered health plan” under the Patient Protection and Affordable Care Act (the Affordable Care Act). As permitted by the Affordable Care Act, a grandfathered health plan can preserve certain basic health coverage that was already in effect when that law was enacted. Being a grandfathered health plan means that your plan may not include certain consumer protections of the Affordable Care Act that apply to other plans, for example, the requirement for the provision of preventive health services without any cost sharing. However, grandfathered health plans must comply with certain other consumer protections in the Affordable Care Act, for example, the elimination of lifetime limits on benefits. Questions regarding which protections apply and which protections do not apply to a grandfathered health plan and what might cause a plan to change from grandfathered health plan status can be directed to your employer or Aetna member services using the phone number on your member id card. If your plan is governed by ERISA, you may also contact the Employee Benefits Security Administration, U.S. Department of Labor at 1-866-444-3272 or United States Department of Labor. This website has a table summarizing which protections do and do not apply to grandfathered health plans. If your plan is a nonfederal governmental plan, you may also contact the U.S. Department of Health and Human Services at U.S. Department of Health and Human Services.

AL HCOC 09 as amended by VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Aetna complies with applicable Federal civil rights laws and does not unlawfully discriminate, exclude or treat people differently based on their race, color, national origin, sex, age, or disability. We provide free aids/services to people with disabilities and to people who need language assistance. If you need a qualified interpreter, written information in other formats, translation or other services, call the number on your ID card. If you believe we have failed to provide these services or otherwise discriminated based on a protected class noted above, you can also file a grievance with the Civil Rights Coordinator by contacting: Civil Rights Coordinator, P.O. Box 14462, Lexington, KY 40512 (CA HMO customers: PO Box 24030 Fresno, CA 93779), 1-800-648-7817, TTY: 711, Fax: 859-425-3379 (CA HMO customers: 860-262-7705), CRCoordinator@aetna.com. You can also file a civil rights complaint with the U.S. Department of Health and Human Services, Office for Civil Rights Complaint Portal, available at U.S. Department of Health and Human Services, or at: U.S. Department of Health and Human Services, 200 Independence Avenue SW., Room 509F, HHH Building, Washington, DC 20201, or at 1-800-368-1019, 800-537-7697 (TDD).

AL HCOC 09 as amended by VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01

AL HCOC 09 as amended by VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01

AL HCOC 09 as amended by VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01

AL HCOC 09 as amended by VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Preferred provider organization (PPO) medical plan Certificate of coverage Prepared for: Policyholder: Booz Allen Hamilton Policyholder number: Plan name: Open Choice - Retired Officers Plan Booklet-certificate: 4 Group policy effective date: January 1, 2019 Plan effective date: January 1, 2022 Plan issue date: November 20, 2023 Plan revision effective date: January 1, 2024 Underwritten by Aetna Life Insurance Company 151 Farmington Ave Hartford, CT 06156 This certificate of coverage is made part of the group policy

AL HCOC 09 as amended by VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Table of contents Welcome ................................................................................................... 1 Coverage and exclusions ........................................................................... 3 General plan exclusions .......................................................................... 36 How your plan works .............................................................................. 41 Complaints, claim decisions and appeal procedures .............................. 55 Eligibility, starting and stopping coverage .............................................. 60 General provisions – other things you should know .............................. 65 Glossary ................................................................................................... 69 Schedule of benefits Issued with your certificate of coverage

AL HCOC 09 as amended by 1 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Welcome At Aetna, your health goals lead the way, so we’re joining you to put them first. We believe that whatever you decide to do for your health, you can do it with the right support. And no matter where you are on this personal journey, it’s our job to enable you to feel the joy of achieving your best health. Welcome to Aetna. Introduction This is your certificate of coverage or “certificate”. It describes your covered services – what they are and how to get them. The schedule of benefits tells you how we share expenses for covered services and explains any limits. Along with the group policy, they describe your Aetna plan. Each may have amendments attached to them. These change or add to the document. This certificate takes the place of any others sent to you before. It’s really important that you read the entire certificate and your schedule of benefits. If your coverage under any part of this plan replaces coverage under another plan, your coverage for benefits provided under the other coverage may reduce benefits paid by this plan. See the Coordination of benefits, Effect of prior plan coverage section. We are regulated in Virginia by both the State Corporation Commission Bureau of Insurance under Title 38.2 of the Code of Virginia and the Virginia Department of Health under Title 32.1 of the Code of Virginia. If you need help or information, see the Contact us section below. How we use words When we use: • “You” and “your” we mean you and any covered dependents (if your plan allows dependent coverage) • “Us,” “we,” and “our” we mean Aetna Life Insurance Company • Words that are in bold, we define them in the Glossary section Contact us – important information regarding your insurance If you need to contact someone about this insurance for any reason, please contact your agent. If no agent was involved in the sale of this insurance, or if you have additional questions about your plan, you can contact us by: • Calling the toll-free number on your ID card • Logging in to the Aetna website at https://www.aetna.com/ • Writing us at 151 Farmington Ave, Hartford, CT 06156 Your member website is available 24/7. With your member website, you can: • See your coverage, benefits and costs • Print an ID card and various forms • Find a provider, research providers, care and treatment options • View and manage claims • Find information on health and wellness

AL HCOC 09 as amended by 2 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 If you have been unable to contact or obtain satisfaction from us or the agent, you can contact the Virginia State Corporation Commission's Bureau of Insurance at: Bureau of Insurance P.O. Box 1157 Richmond, VA 23218 (804) 371-9741, local (800) 552-7945, in-state toll-free number (877) 310-6560, national toll-free number Written correspondence is preferable so that a record of your inquiry is maintained. When contacting us, the agent or the BOI, have your policy number available. Your ID card Show your ID card each time you get covered services from a provider. Only members on your plan can use your ID card. We will mail you your ID card. If you haven’t received it before you need covered services, or if you lose it, you can print a temporary one using your member website. Wellness and other rewards You may be eligible to earn rewards for completing certain activities that improve your health, coverage, and experience with us. We may encourage you to access certain health services, or categories of healthcare providers, participate in programs, including but not limited to financial wellness programs; utilize tools, improve your health metrics or continue participation as an Aetna member through incentives. Talk with your provider about these and see if they are right for you. We may provide incentives based on your participation and outcomes such as: • Modifications to copayment, deductible or coinsurance amounts • Contributions to your health savings account • Merchandise • Coupons • Gift or debit cards • Any combination of the above Discount arrangements We can offer you discounts on health care related goods or services. Sometimes, other companies provide these discounted goods and services. These companies are called “third-party service providers”. These third-party service providers may pay us so that they can offer you their services. Third-party service providers are independent contractors. The third-party service provider is responsible for the goods and services they deliver. We have the right to change or end the arrangements at any time. These discount arrangements are not insurance. We don’t pay the third-party service providers for the services they offer. You are responsible for paying for their services and discounted goods.

AL HCOC 09 as amended by 3 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Coverage and exclusions Providing covered services Your plan provides covered services. These are: • Described in this section. • Not listed as an exclusion in this section or the General plan exclusions section. • Not beyond any limits in the schedule of benefits. • Medically necessary. See the How your plan works – Medical necessity and, precertification requirements section and the Glossary for more information. For covered services under the outpatient prescription drug plan: • You need a prescription from the prescribing provider • You need to show your ID card to the network pharmacy when you get a prescription filled This plan provides insurance coverage for many kinds of covered services, such as a doctor’s care and hospital stays, but some services aren’t covered at all or are limited. For other services, the plan pays more of the expense. For example: • Physician care generally is covered but physician care for cosmetic surgery is an exclusion and not covered, except where described in Coverage and exclusions under the Reconstructive breast surgery and supplies and Reconstructive surgery and supplies sections. • Home health care is generally covered but it is a covered service only up to a set number of visits a year. This is a limitation. • Your provider may recommend services that are considered experimental or investigational services. But an experimental or investigational service is not covered and is also an exclusion, unless it is recognized as part of an approved clinical trial when you have cancer or a terminal illness. See Clinical trials in the list of services below. Some services require precertification from us. For more information see the How your plan works – Medical necessity and, precertification requirements section. The covered services and exclusions below appear alphabetically to make it easier to find what you’re looking for. You can find out about limitations for covered services in the schedule of benefits. If you have questions, contact us. Acupuncture Covered services include acupuncture services provided by a physician if the service is provided as a form of anesthesia in connection with a covered surgical procedure. Covered services also include services performed to alleviate, treat, or limit: • Chronic pain • Postoperative and chemotherapy-induced nausea and vomiting • Nausea during pregnancy • Postoperative dental pain • Temporomandibular disorders (TMD) • Migraine headache • Pain from osteoarthritis of the knee or hip

AL HCOC 09 as amended by 4 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 The following are not covered services: • Acupressure Ambulance services An ambulance is a vehicle staffed by medical personnel and equipped to transport an ill or injured person. Emergency Covered services include emergency transport to a hospital by a licensed ambulance: • To the first hospital to provide emergency services • From one hospital to another if the first hospital can’t provide the emergency services you need • When your condition is unstable and requires medical supervision and rapid transport Non-emergency Covered services also include precertified transportation to a hospital by a licensed ambulance: • From a hospital to your home or to another facility if an ambulance is the only safe way to transport you • From your home to a hospital if an ambulance is the only safe way to transport you; limited to 100 miles • When during a covered inpatient stay at a hospital, skilled nursing facility or acute rehabilitation hospital, an ambulance is required to safely and adequately transport you to or from inpatient or outpatient treatment The following are not covered services: • Ambulance services for routine transportation to receive outpatient or inpatient services Applied behavior analysis Covered services include applied behavior analysis for a diagnosis of autism spectrum disorder. Applied behavior analysis means the design, implementation and evaluation of environmental changes by applying interventions using behavioral stimuli and consequences that: • Systematically change behavior • Are responsible for observable improvements in behavior, including the use of: - Direct observation - Measurement - Functional analysis of the relationship between environment and behavior Autism spectrum disorder Autism spectrum disorder means any pervasive developmental disorder or autism spectrum disorder, as defined in the most recent edition or the most recent edition at the time of diagnosis of the Diagnostic and Statistical Manual of Mental Disorders (DSM) of the American Psychiatric Association. It includes: • Autistic disorder • Asperger’s syndrome • Rett’s syndrome • Childhood disintegrative disorder • Pervasive developmental disorder not otherwise specified

AL HCOC 09 as amended by 5 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Covered services include services and supplies provided by a [physician] or behavioral health provider for: • The diagnosis and treatment of autism spectrum disorder • Physical, occupational, and speech therapy associated with the diagnosis of autism spectrum disorder We will cover treatment ordered by a [physician] or behavioral health provider as part of a treatment plan they develop: • Following a complete evaluation or re-evaluation • In accordance with the most recent clinical report or recommendation on one of the following: - American Academy of Pediatrics - American Academy of Child and Adolescent Psychiatry. The care within a treatment plan includes: • Behavioral health treatment • Pharmacy care • Psychiatric care • Psychological care • Therapeutic care • Applied behavior analysis Medically necessary as used here means in accordance with the generally accepted standards of mental disorder or condition care and clinically appropriate in terms of type, frequency, site, and duration, based on evidence and reasonably expected to do any of the following: • Prevent the onset of an illness, condition, injury or disability; • Reduce or ameliorate the physical, mental, or developmental effects of an illness, condition, injury or disability; or • Assist to achieve or maintain maximum functional capacity in performing daily activities, taking into account both the functional capacity of the individual and the functional capacities that are appropriate for individual of the same age. Behavioral health Mental health treatment Covered services include the treatment of mental health disorders provided by a hospital, psychiatric hospital, residential treatment facility, physician, or behavioral health provider including: • Inpatient room and board at the semi-private room rate (your plan will cover the extra expense of a private room when appropriate because of your medical condition), and other services and supplies related to your condition that are provided during your stay in a hospital, psychiatric hospital, or residential treatment facility • Outpatient treatment received while not confined as an inpatient in a hospital, psychiatric hospital, or residential treatment facility, including: ‒ Office visits to a physician or behavioral health provider such as a psychiatrist, psychologist, social worker, or licensed professional counselor (includes telemedicine consultation) ‒ Individual, group, and family therapies for the treatment of mental health disorders ‒ Other outpatient mental health treatment such as: o Partial hospitalization treatment provided in a facility or program for mental health treatment provided under the direction of a physician o Intensive outpatient program provided in a facility or program for mental health treatment provided under the direction of a physician

- Skilled behavioral health services provided in the home, but only when all of the following criteria are met:
            - You are homebound
            - Your **physician** orders them
            - The services take the place of a **stay** in a **hospital** or a **residential treatment facility**, or you are unable to receive the same services outside your home
            - The skilled behavioral health care is appropriate for the active treatment of a condition, illness, or disease
        - Electro-convulsive therapy (ECT)
        - Transcranial magnetic stimulation (TMS)
        - Psychological testing
        - Neuropsychological testing
        - Observation
        - Peer counseling support by a peer support specialist (including telemedicine consultation)

Substance use disorders treatment

Covered services include the treatment of **substance use disorders** provided by a **hospital**, **psychiatric hospital**, **residential treatment facility**, **physician**, or **behavioral health provider** as follows:

- Inpatient **room and board**, at the **semi-private room rate** (your plan will cover the extra expense of a private room when appropriate because of your medical condition), and other services and supplies that are provided during your **stay** in a **hospital**, **psychiatric hospital**, or **residential treatment facility**.
- Outpatient treatment received while not confined as an inpatient in a **hospital**, **psychiatric hospital**, or **residential treatment facility**, including:
    - Office visits to a **physician** or **behavioral health provider** such as a psychologist, social worker, or licensed professional counselor (includes **telemedicine** consultation)
    - Individual, group, and family therapies for the treatment of **substance use disorders**
    - Other outpatient **substance use disorders** treatment such as:
        - **Partial hospitalization** treatment provided in a facility or program for treatment of **substance use disorders** provided under the direction of a **physician**
        - Intensive outpatient program provided in a facility or program for treatment of **substance use disorders** provided under the direction of a **physician**
        - Skilled behavioral health services provided in the home, but only when all of the following criteria are met:
            - You are homebound
            - Your **physician** orders them
            - The services take the place of a **stay** in a **hospital** or a **residential treatment facility**, or you are unable to receive the same services outside your home
            - The skilled behavioral health care is appropriate for the active treatment of a condition, illness, or disease
        - Ambulatory or outpatient **detoxification** which includes outpatient services that monitor withdrawal from alcohol or other substances, including administration of medications
        - Observation
        - Peer counseling support by a peer support specialist

AL HCOC 09 as amended by 6 VA
AL COCAmend-2022 01, AL COCAmend-2023 01,
AL COCFedAmend-2023 01

AL HCOC 09 as amended by 7 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Behavioral health important note: A peer support specialist serves as a role model, mentor, coach, and advocate. Peer support must be supervised by a behavioral health provider. Clinical trials Routine patient costs Covered services include routine patient costs you have from a provider in connection with participation in an approved clinical trial as a qualified individual for cancer or other life-threatening disease or condition. “Routine patient cost” means the cost of a health care service incurred as a result of treatment being provided to the covered person for purposes of a clinical trial. “Life threatening condition” means any disease or condition from which death is likely unless the course of disease or condition is interrupted. “Qualified individual” means a covered person who is eligible to participate in an approved clinical trial according to the trial protocol, with respect to treatment of cancer or other life-threatening disease or condition, and the referring health care professional has concluded that the individual’s participation in such trial is appropriate to treat the disease or condition, or the individual’s participation is based on medical and scientific information. The following are not covered services: • Services and supplies related to data collection and record-keeping needed only for the clinical trial • Services and supplies provided by the trial sponsor for free • Services that are clearly inconsistent with widely accepted and established standards of care for a particular diagnosis • The experimental intervention itself (except Category B investigational devices and promising experimental or investigational interventions for terminal illnesses in certain clinical trials in accordance with our policies) Experimental or investigational therapies Covered services include drugs, devices, treatments, or procedures from a provider under an “approved clinical trial”. All of the following conditions must be met: • Standard therapies have not been effective or are not appropriate • We determine you may benefit from the treatment An approved clinical trial is a phase I, phase II, phase III or phase IV clinical trial conducted to prevent, detect, or treat cancer or other life-threatening disease or condition. It must meet all of these requirements: • The clinical trial is a federally funded or approved trial • The clinical trial is conducted under an investigational new drug application reviewed by the U.S. Food and Drug Administration (FDA), or is a drug that is exempt from having an investigational new drug application

AL HCOC 09 as amended by 8 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Dental anesthesia Covered services include anesthesia and hospitalization or outpatient facility charges for dental care if: • Your provider determines that you require general anesthesia and admission to a hospital or outpatient surgery center to effectively and safely provide the underlying dental care; and • You are severely disabled; or • You have a medical need for general anesthesia; or • You are under 7 years of age. For purposes of this review, a determination of medical necessity includes but is not limited to a consideration of whether your age, physical condition or mental condition requires the utilization of general anesthesia and the admission to a hospital or outpatient surgery center to safely provide the underlying dental care. Diabetic services, supplies, equipment, and self-care programs Covered services include: • Services - Foot care to minimize the risk of infection • Supplies - Injection devices including syringes, needles and pens - Test strips - blood glucose, ketone and urine - Blood glucose calibration liquid - Lancet devices and kits - Alcohol swabs • Equipment - External insulin pumps and pump supplies - Blood glucose monitors without special features, unless required due to blindness • Prescribed self-care programs with a health care provider certified in diabetes self-care training, including medical nutrition therapy Durable medical equipment (DME) DME and the accessories needed to operate it are: • Made to withstand prolonged use • Mainly used in the treatment of illness or injury • Suited for use in the home • Not normally used by people who do not have an illness or injury • Not for altering air quality or temperature • Not for exercise or training Your plan only covers the same type of DME that Medicare covers but, there are some DME items Medicare covers that your plan does not. Covered services include the expense of renting or buying DME and accessories you need to operate the item from a DME supplier. If you purchase DME, that purchase is only covered if you need it for long-term use. Covered services also include: • One item of DME for the same or similar purpose • Repairing DME due to normal wear and tear • A new DME item you need because your physical condition has changed

AL HCOC 09 as amended by 9 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 • Buying a new DME item to replace one that was damaged due to normal wear, if it would be cheaper than repairing it or renting a similar item The following are not covered services: • Communication aid • Elevator • Maintenance and repairs that result from misuse or abuse • Massage table • Message device (personal voice recorder) • Over bed table • Portable whirlpool pump • Sauna bath • Telephone alert system • Vision aid • Whirlpool Emergency services When you experience an emergency medical condition, you should go to the nearest emergency room. You can also dial 911 or your local emergency response service for medical and ambulance help. Covered services include outpatient services to evaluate and stabilize an emergency medical condition in a hospital emergency room or freestanding emergency department, including: • Diagnostic x-ray • Lab services • Medical supplies • Advanced diagnostic imaging, such as MRIs and CAT scans You can get emergency services from network providers or out-of-network providers. Your coverage for emergency services will continue until the following conditions are met: • You are evaluated and your condition is stabilized • Your attending physician determines that you are medically able to travel or be transported, by non- medical or non-emergency transportation, to another provider if you need more care If your physician decides you need to stay in the hospital (emergency admission) or receive follow-up care, these are not emergency services. Different benefits and requirements apply. Please refer to the How your plan works – Medical necessity and precertification requirements section and the Coverage and exclusions section that fits your situation (for example, Hospital care or Physician services). You can also contact us or your network physician or primary care physician (PCP). Non-emergency services See the schedule of benefits for this information.

AL HCOC 09 as amended by 10 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Habilitation therapy services Habilitation therapy services help you keep, learn or improve skills and functioning for daily living (e.g. therapy for a child who isn’t walking or talking at the expected age). The services must follow a specific treatment plan, ordered by your physician. The services must be performed by a: • Licensed or certified physical, occupational or speech therapist • Hospital, skilled nursing facility or hospice facility • Home health care agency • Physician Outpatient physical, occupational, and speech therapy Covered services include: • Physical therapy if it is expected to develop any impaired function • Occupational therapy if it is expected to develop any impaired function • Speech therapy if it is expected to develop speech function that resulted from delayed development (speech function is the ability to express thoughts, speak words and form sentences) The following are not covered services: • Services provided in an educational or training setting or to teach sign language • Vocational rehabilitation or employment counseling Early intervention services Early intervention services are available to children from birth to age 3. They are services that help a child develop, learn or keep skills to function age appropriately within their home or normal everyday settings and shall include services that enhance functional ability without effecting a cure. To receive services, your child must be certified by the Department of Behavioral Health and Developmental Services as eligible for services under Part H of the Individuals with Disabilities Education Act. Covered services include: • Speech and language therapy • Occupational therapy • Physical therapy • Assistive technology services and devices Hearing aids Hearing aid means: • Any wearable, non-disposable instrument or device designed to aid or make up for impaired hearing • Parts, attachments, or accessories Covered services include prescribed hearing aids and the following hearing aid services: • Audiometric hearing visit and evaluation for a hearing aid prescription performed by: - A physician certified as an otolaryngologist or otologist - An audiologist who: o Is legally qualified in audiology o Holds a certificate of Clinical Competence in Audiology from the American Speech and Hearing Association in the absence of any licensing requirements o Performs the exam at the written direction of a legally qualified otolaryngologist or otologist

AL HCOC 09 as amended by 11 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 • Electronic hearing aids, installed in accordance with a prescription written during a covered hearing exam • Any other related services necessary to access, select, and adjust or fit a hearing aid The following are not covered services: • Replacement of a hearing aid that is lost, stolen or broken • Replacement parts or repairs for a hearing aid • Batteries or cords • A hearing aid that does not meet the specifications prescribed for correction of hearing loss Hearing exams Covered services include hearing exams for evaluation and treatment of illness, injury or hearing loss when performed by a hearing specialist. The following are not covered services: • Hearing exams given during a stay in a hospital or other facility, except those provided to newborns as part of the overall hospital stay Hemophilia and congenital bleeding disorders Covered services for home treatment of routine bleeding episodes associated with hemophilia and other congenital disorders include: • Blood infusion equipment, including but not limited to, syringes and needles • Blood products, including but not limited to, Factor VII, Factor VIII, Factor IX and cryoprecipitate • Training to provide infusion therapy at home The home treatment must be supervised by a state-approved hemophilia treatment center. Home health care Covered services include home health care provided by a home health care agency in the home, but only when all of the following criteria are met: • You are homebound • Your physician orders them • The services take the place of a stay in a hospital or a skilled nursing facility, or you are unable to receive the same services outside your home • The services are a part of a home health care plan • The services are skilled nursing services, home health aide services or medical social services, or are short-term speech, physical or occupational therapy • Home health aide services are provided under the supervision of a registered nurse • Medical social services are provided by or supervised by a physician or social worker If you are discharged from a hospital or skilled nursing facility after a stay, the intermittent requirement may be waived to allow coverage for continuous skilled nursing services. See the schedule of benefits for more information on the intermittent requirement. Short-term physical, speech, and occupational therapy provided in the home are subject to the same conditions and limitations imposed on therapy provided outside the home. See Rehabilitation services and Habilitation therapy services in this section and the schedule of benefits.

AL HCOC 09 as amended by 12 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 The following are not covered services: • Custodial care • Services provided outside of the home (such as in conjunction with school, vacation, work, or recreational activities) • Transportation • Services or supplies provided to a minor or dependent adult when a family member or caregiver is not present Hospice care Covered services include inpatient, outpatient and home hospice care when given as part of a hospice care program. The types of hospice care services that are eligible for coverage include: • Room and board • Services and supplies furnished to you on an inpatient, outpatient or home basis • Services by a hospice care agency or hospice care provided in a hospital • Psychological, psychosocial and dietary counseling • Pain management and symptom control • Bereavement counseling • Respite and palliative care Hospice care services provided by the providers below will be covered, even if the providers are not an employee of the hospice care agency responsible for your care: • A physician for consultation or case management • A physical or occupational therapist • A home health care agency for: - Physical and occupational therapy - Medical supplies - Outpatient prescription drugs - Psychological and psychosocial counseling - Dietary counseling The following are not covered services: • Funeral arrangements • Pastoral counseling • Financial or legal counseling including estate planning and the drafting of a will • Homemaker services, caretaker services, or any other services not solely related to your care, which may include: - Sitter or companion services for you or other family members - Transportation - Maintenance of the house Hospital care Covered services include inpatient and outpatient hospital care. This includes: • Semi-private room and board. • Services and supplies provided by the outpatient department of a hospital, including the facility charge. • Services of physicians employed by the hospital.

AL HCOC 09 as amended by 13 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 • Administration of blood and blood derivatives, but not the expense of the blood or blood product unless they are: - Medically necessary and you incur a charge for the expense - For the treatment of hemophilia and congenital bleeding disorders (See the Hemophilia and congenital bleeding disorders section for more information.) • Services and supplies for a hysterectomy, for a minimum stay of not less than: - 23 hours following a laparoscopy-assisted vaginal hysterectomy - 48 hours following a vaginal hysterectomy A shorter inpatient stay will be allowed if the attending provider and you determine that a shorter length of stay is appropriate. The following are not covered services: • All services and supplies provided in: - Rest homes - Any place considered a person’s main residence or providing mainly custodial or rest care - Health resorts - Spas - Schools or camps Infertility services Basic infertility Covered services include seeing a provider: • To diagnose and evaluate the underlying medical cause of infertility. • To do surgery to treat the underlying medical cause of infertility. Examples are endometriosis surgery or, for men, varicocele surgery. Comprehensive infertility services Covered services include the following infertility services provided by an infertility specialist: • Ovulation induction cycle(s) while on injectable medication to stimulate the ovaries • Artificial insemination, which includes intrauterine (IUI)/intracervical (ICI) insemination • Oral and injectable prescription drugs used: - To stimulate the ovaries - Primarily for treating the underlying cause of infertility Infertility covered services may include either dollar or cycle limits. Your schedule of benefits will tell you which limits apply to your plan. For plans with cycle limits, a “cycle” is defined as: • An attempt at ovulation induction while on injectable medication to stimulate the ovaries with or without artificial insemination • An artificial insemination cycle with or without injectable medication to stimulate the ovaries You are eligible for these covered services if: • You or your partner have been diagnosed with infertility • You have met the requirement for the number of months trying to conceive through egg and sperm contact • Your unmedicated day 3 Follicle Stimulating Hormone (FSH) level and testing of ovarian responsiveness meet the criteria outlined in Aetna’s infertility clinical policy

AL HCOC 09 as amended by 14 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Aetna’s National Infertility Unit Our National Infertility Unit (NIU) is here to help you. It is staffed by a dedicated team of registered nurses and infertility coordinators. They can help you with determining eligibility for benefits and precertification. You can call the NIU at 1-800-575-5999. Your network provider will request approval from us in advance for your infertility services. If your provider is not a network provider, you are responsible to request approval from us in advance. The following are not covered services: • All infertility services associated with or in support of an Advanced Reproductive Technology (ART) cycle. These include, but are not limited to: - Imaging, laboratory services, and professional services - In vitro fertilization (IVF) - Zygote intrafallopian transfer (ZIFT) - Gamete intrafallopian transfer (GIFT) - Cryopreserved embryo transfers - Gestational carrier cycles - Any related services, products or procedures (such as intracytoplasmic sperm injection (ICSI) or ovum microsurgery). • Cryopreservation (freezing), storage or thawing of eggs, embryos, sperm, or reproductive tissue. • Thawing of cryopreserved (frozen) eggs, embryos, sperm, or reproductive tissue. • All charges associated with or in support of surrogacy arrangements for you or the surrogate. A surrogate is a female carrying her own genetically related child with the intention of the child being raised by someone else, including the biological father. • Home ovulation prediction kits or home pregnancy tests. • The purchase of donor embryos, donor eggs or donor sperm. • Obtaining sperm from a person not covered under this plan. • Infertility treatment when a successful pregnancy could have been obtained through less costly treatment. • Infertility treatment when either partner has had voluntary sterilization surgery, with or without surgical reversal, regardless of post reversal results. This includes tubal ligation, hysterectomy and vasectomy only if obtained as a form of voluntary sterilization. • Infertility treatment when infertility is due to a natural physiologic process such as age related ovarian insufficiency (e.g. perimenopause, menopause) as measured by an unmedicated FSH level at or above 19 on cycle day two or three of your menstrual period. • Treatment for dependent children. • Injectable infertility medication, including but not limited to menotropins, hCG, and GnRH agonists. Advanced reproductive technology (ART) Advanced reproductive technology (ART), also called “assisted reproductive technology”, is a more advanced type of infertility treatment. Covered services include the following services provided by an ART specialist: • In vitro fertilization (IVF). • Zygote intrafallopian transfer (ZIFT). • Gamete intrafallopian transfer (GIFT). • Cryopreserved (frozen) embryo transfers (FET). • Charges associated with your care when you receive a donor egg or embryo in a donor IVF cycle. These

AL HCOC 09 as amended by 15 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 services include culture and fertilization of the egg from the donor and transfer of the embryo into you. • Charges associated with your care when using a gestational carrier including egg retrieval and culture and fertilization of your eggs that will be transferred into a gestational carrier. Services for the gestational carrier, including transfer of the embryo into the carrier, are not covered. (See exclusions, below.) • Oral and injectable prescription drugs used: - To stimulate the ovaries - Primarily for treating the underlying cause of infertility ART covered services may include either dollar or cycle limits. Your schedule of benefits will tell you which limits apply to your plan. For plans with cycle limits, an ART “cycle” is defined as: Procedure Cycle count One complete fresh IVF cycle with transfer (egg retrieval, fertilization, and transfer of embryo) One full cycle One fresh IVF cycle with attempted egg aspiration (with or without egg retrieval) but without transfer of embryo One half cycle Fertilization of egg and transfer of embryo One half cycle One cryopreserved (frozen) embryo transfer One half cycle One complete GIFT cycle One full cycle One complete ZIFT cycle One full cycle You are eligible for ART services if: • You or your partner have been diagnosed with infertility • You have exhausted comprehensive infertility services benefits or have a clinical need to move on to ART procedures • You have met the requirement for the number of months trying to conceive through egg and sperm contact • Your unmedicated day 3 Follicle Stimulating Hormone (FSH) level and testing of ovarian responsiveness meet the criteria outlined in Aetna’s infertility clinical policy Aetna’s National Infertility Unit Our National Infertility Unit (NIU) is here to help you. It is staffed by a dedicated team of registered nurses and infertility coordinators. They can help you with determining eligibility for benefits and precertification. They can also give you information about our infertility Institutes of Excellence™(IOE) facilities. You can call the NIU at 1- 800-575-5999. Your network provider will request approval from us in advance for your infertility services. If your provider is not a network provider, you are responsible to request approval from us in advance. Fertility preservation Fertility preservation involves the retrieval of mature eggs/sperm with or without the creation of embryos that are frozen for future use.

AL HCOC 09 as amended by 16 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Covered services for fertility preservation are provided when: • You are believed to be fertile • You have planned services that are proven to result in infertility such as: - Chemotherapy or radiation therapy that is established in medical literature to result in infertility - Other gonadotoxic therapies - Removing the uterus - Removing both ovaries or testicles • The eggs that will be retrieved for use are likely to result in a pregnancy by meeting the FSH level and ovarian responsiveness criteria outlined in Aetna’s infertility clinical policy. Premature ovarian insufficiency If your infertility has been diagnosed as premature ovarian insufficiency (POI), as described in our clinical policy bulletin, you are eligible for ART services using donor eggs/embryos through age 45 regardless of FSH level. The following are not covered services: • Cryopreservation (freezing) and storage of eggs, embryos, sperm, or reproductive tissue. • Thawing of cryopreserved (frozen) eggs, sperm, or reproductive tissue. • All charges associated with or in support of surrogacy arrangements for you or the surrogate. A surrogate is a female carrying her own genetically related child with the intention of the child being raised by someone else, including the biological father. • Home ovulation prediction kits or home pregnancy tests. • The purchase of donor embryos, donor eggs or donor sperm. • The donor’s care in a donor egg cycle. This includes, but is not limited to, screening fees, lab test fees and charges associated with donor care as part of donor egg retrievals or transfers. • A gestational carrier’s care, including transfer of the embryo to the carrier. A gestational carrier is a woman who has a fertilized egg from another woman placed in her uterus and who carries the resulting pregnancy on behalf of another person. • Obtaining sperm from a person not covered under this plan. • Infertility treatment when a successful pregnancy could have been obtained through less costly treatment. • Infertility treatment when either partner has had voluntary sterilization surgery, with or without surgical reversal, regardless of post reversal results. This includes tubal ligation, hysterectomy and vasectomy only if obtained as a form of voluntary sterilization. • Infertility treatment when infertility is due to a natural physiologic process such as age related ovarian insufficiency (e.g. perimenopause, menopause) as measured by an unmedicated FSH level at or above 19 on cycle day two or three of your menstrual period. • Treatment for dependent children, except for fertility preservation as described above. • Injectable infertility medication, including but not limited to menotropins, hCG, and GnRH agonists. Jaw joint disorder treatment Covered services include the diagnosis, surgical and non-surgical treatment of jaw joint disorder by a provider, including: • The jaw joint itself, such as temporomandibular joint dysfunction (TMJ) syndrome • The relationship between the jaw joint and related muscle and nerves, such as myofascial pain dysfunction (MPD)

AL HCOC 09 as amended by 17 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Lymphedema Covered services include the diagnosis, evaluation and treatment of lymphedema. Your plan will cover: • Equipment • Supplies • Complex decongestive therapy • Self-management training and education by a licensed health professional Maternity and related newborn care Covered services include pregnancy (prenatal) care, care after delivery and obstetrical services. After your child is born, covered services include: • No less than 48 hours of inpatient care in a hospital after a vaginal delivery • No less than 96 hours of inpatient care in a hospital after a cesarean delivery • A shorter stay, if the attending physician, with the consent of the mother, discharges the mother or newborn earlier If the mother is discharged earlier, the plan will pay for home visits after delivery by a health care provider according to the guidelines recommended by the American Academy of Pediatrics or the American College of Obstetricians and Gynecologists. Covered services also include services and supplies needed for circumcision by a provider. The following are not covered services: • Any services and supplies related to births that take place in the home or in any other place not licensed to perform deliveries Nutritional support Covered services include formula and enteral nutrition products for the treatment of an inherited metabolic disorder. An inherited metabolic disorder is an inherited enzymatic disorder caused by single gene defects involved in the metabolism of amino, organic, or fatty acids. Covered services include: • Formula and enteral nutrition products that: - Are liquid or solid formulas and enteral nutrition products for the partial or exclusive feeding by means of oral intake or enteral feeding by tube - A physician or other health professional that is qualified for the management of an inherited metabolic disorder has issued a written notice stating that the formula or enteral nutrition product is medically necessary - Are a critical source of nutrition as certified by the physician by diagnosis, but do not need to be the covered person’s primary source of nutrition - Are proven effective as a treatment regimen for the covered person - Are used under medical supervision which may include a home setting • Medical equipment, supplies, and services that are required to administer the covered formula or enteral nutrition products

AL HCOC 09 as amended by 18 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 The following are not covered services: • Any other food item, including: - Infant formulas - Nutritional supplements - Vitamins - Medical foods − Other nutritional items Obesity surgery and services Obesity surgery is a type of procedure performed on people who are morbidly obese for the purpose of losing weight. Your physician will determine whether you qualify for obesity surgery. Covered services include: • An initial medical history and physical exam • Diagnostic tests given or ordered during the first exam • Outpatient prescription drugs included under the Outpatient prescription drugs section • One obesity surgical procedure or other method as recognized by the National Institutes of Health as effective for the long-term reversal of morbid obesity • A multi-stage procedure when planned and approved by us • Adjustments after an approved lap band procedure, including approved adjustments in an office or outpatient setting The following are not covered services: • Weight management treatment • Drugs intended to decrease or increase body weight, control weight or treat obesity except as described in the certificate. • Preventive care services for obesity screening and weight management interventions, regardless of whether there are other related conditions. This includes: − Drugs, stimulants, preparations, foods or diet supplements, dietary regimens and supplements, food supplements, appetite suppressants and other medications − Hypnosis, or other forms of therapy • Exercise programs, exercise equipment, membership to health or fitness clubs, recreational therapy or other forms of activity or activity enhancement Oral and maxillofacial treatment (mouth, jaws and teeth) Covered services include the following when provided by a physician, dentist and hospital: • Cutting out: - Cysts, tumors, or other diseased tissues • Cutting into gums and tissues of the mouth: - Only when not associated with the removal, replacement or repair of teeth Outpatient surgery Covered services include services provided and supplies used in connection with outpatient surgery performed in a surgery center or a hospital’s outpatient department.

AL HCOC 09 as amended by 19 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Important note: Some surgeries can be done safely in a physician’s office. For those surgeries, your plan will pay only for physician, PCP services and not for a separate fee for facilities. The following are not covered services: • A stay in a hospital (see Hospital care in this section) • Services of another physician for the administration of a local anesthetic Physician services Covered services include services by your physician to treat an illness or injury. You can get services: • At the physician’s office • In your home • In a hospital • From any other inpatient or outpatient facility • By way of telemedicine Important note: For behavioral health services, all in-person, covered services with a behavioral health provider are also covered services if you use telemedicine instead. Telemedicine may have a different cost share from other physician services. See your schedule of benefits. Other services and supplies that your physician may provide: • Allergy testing and allergy injections • Radiological supplies, services, and tests • Immunizations that are not covered as preventive care Prescription drugs - outpatient Read this section carefully. This plan does not cover all prescription drugs and some coverage may be limited. This doesn’t mean you can’t get prescription drugs that aren’t covered; you can, but you have to pay for them yourself. For more information about prescription drug benefits, including limits, see the schedule of benefits. Important note: A pharmacy may refuse to fill or refill a prescription when, in the professional judgement of the pharmacist, it should not be filled or refilled. Your plan provides standard safety checks to encourage safe and appropriate use of medications. These checks are intended to avoid adverse events and align with the medication’s FDA-approved prescribing information and current published clinical guidelines and treatment standards. These checks are routinely updated as new medications come to market and as guidelines and standards are updated. Covered services are based on the drugs in the drug guide. We exclude prescription drugs listed on the formulary exclusions list unless we approve a medical exception. If it is medically necessary for you to use a prescription drug that is not on this drug guide, you or your provider must request a medical exception. See the Requesting a medical exception section or just contact us.

AL HCOC 09 as amended by 20 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Your provider can give you a prescription in different ways including: • A written prescription that you take to a network pharmacy • Calling or e-mailing a prescription to a network pharmacy • Submitting the prescription to a network pharmacy electronically Prescription drug synchronization If you are prescribed multiple maintenance medications and would like to have them each dispensed on the same fill date for your convenience, your network pharmacy may be able to coordinate that for you. This is called synchronization. We will apply a prorated daily cost share rate, to a partial fill of a maintenance drug, if needed, to synchronize your prescription drugs. How to access network pharmacies A network pharmacy will submit your claim. You will pay your cost share to the pharmacy. You can find a network pharmacy either online or by phone. See the Contact us section for how. You may go to any of our network pharmacies. A network pharmacy also includes an out-of-network pharmacy or its intermediary that has agreed in writing to accept payment at the same rate as a network pharmacy. Some prescription drugs are subject to quantity limits. This helps your provider and pharmacy ensure your prescription drug is being used correctly and safely. We rely on medical guidelines, FDA-approved recommendations and other criteria developed by us to set these limits. Any prescription drug made to work beyond one month shall require the copayment amount that equals the expected duration of the medication. The pharmacy may substitute a generic prescription drug for a brand-name prescription drug. Your cost share may be less if you use a generic drug when it is available. Pharmacy types Retail pharmacy A retail pharmacy may be used for up to a 90 day supply of a prescription drug. Mail order pharmacy The drugs available through mail order are maintenance drugs that you take on a regular basis for a chronic or long-term medical condition. A mail order pharmacy may be used for up to a 90 day supply of a prescription drug. Prescription refills after the first fill can be filled at a network mail order pharmacy. Specialty pharmacy A specialty pharmacy may be used for up to a 30 day supply of a specialty prescription drug. You can view the list of specialty prescription drugs. See the Contact us section for how. Specialty prescription drug fills may be filled only at pharmacies that have agreed to accept our reimbursement terms for specialty prescription drugs. Pharmacies that have accepted our reimbursement terms are listed on our online provider directory at www.aetna.com/formulary. You can also call the toll-free number on your ID card to request a printed directory.

AL HCOC 09 as amended by 21 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 All specialty prescription drug fills including the first fill must be filled at a network specialty pharmacy or an out-of-network specialty pharmacy or its intermediary that has agreed in writing to accept payment at the same rate as a network specialty pharmacy, unless it is an urgent situation. Prescription drugs covered by this plan are subject to misuse, waste, or abuse utilization review by us, your provider, and/or your network pharmacy. The outcome of this review may include: • Limiting coverage of a drug to one prescribing provider or one network pharmacy • Quantity, dosage or day supply limits • Requiring a partial fill or denial of coverage How to access out-of-network pharmacies You can directly access an out-of-network pharmacy to get covered outpatient prescription drugs. When you use an out-of-network pharmacy, you pay your in-network copayment or coinsurance then you pay any remaining deductible and then you pay your out-of-network coinsurance. If you use an out-of-network pharmacy to obtain outpatient prescription drugs, you are subject to a higher out-of-pocket expense and are responsible for: • Paying your in-network outpatient prescription drug cost share • Paying your out-of-network outpatient prescription drug deductible • Your out-of-network coinsurance • Any charges over the allowable amount • Submitting your own claims Other covered services Anti-cancer drugs taken by mouth, including chemotherapy drugs Covered services include any drug prescribed for cancer treatment. The drug must be recognized for treating cancer in standard reference materials or medical literature even if it isn’t approved by the FDA for this treatment. Contraceptives (birth control) For females who are able to reproduce, covered services include any drugs and devices that the Food and Drug Administration (FDA) has approved to prevent pregnancy. You will need a prescription from your provider and must fill it at a network pharmacy. At least one form of each FDA-approved contraception method is a covered service. You can access a list of covered drugs and devices. See the Contact us section for how. We also cover over-the-counter (OTC) and generic prescription drugs and devices for each method of birth control approved by the FDA at no cost to you. If a generic drug or device is not available for a certain method, we will cover the brand-name prescription drug or device at no cost share. Preventive contraceptives important note: You may qualify for a medical exception if your provider determines that the contraceptives covered as preventive covered services under the plan are not medically appropriate for you. Your provider may request a medical exception and submit it to us for review. Diabetic supplies Covered services include but are not limited to the following: • Alcohol swabs • Blood glucose calibration liquid

AL HCOC 09 as amended by 22 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 • Diabetic syringes, needles and pens • Continuous glucose monitors • Insulin infusion disposable pumps • Lancet devices and kits • Test strips for blood glucose, ketones, urine See the Diabetic services, supplies, equipment, and self-care programs section for medical covered services. Immunizations Covered services include preventive immunizations as required by the ACA when given by a network pharmacy. You can find a participating network pharmacy by contacting us. Check with the pharmacy before you go to make sure the vaccine you need is in stock. Not all pharmacies carry all vaccines. Infertility drugs Covered services include synthetic ovulation stimulant prescription drugs used to treat the underlying medical cause of infertility. Obesity drugs Covered services include prescription drugs used only for the purpose of weight loss. These are sometimes called anti-obesity agents. You must be diagnosed by your provider, including a physical exam and outpatient diagnostic lab work, with one of the medical conditions listed here: • Morbid obesity • Obesity with one or more of the following obesity-related risk factors: - Coronary artery disease - Dyslipidemia (LDL and HDL cholesterol, triglycerides) - Hypertension - Obstructive sleep apnea - Type 2 diabetes mellitus Off-label use U.S. Food and Drug Administration (FDA) approved prescription drugs may be covered when the off-label use of the drug has not been approved by the FDA for your condition. Eligibility for coverage is subject to the following: • The drug has been approved by the FDA for at least one indication and the drug is recognized for treatment of the covered indication in one of the standard reference compendia or in substantially accepted peer-reviewed medical literature. • The drug is prescribed for the treatment of cancer and it is recognized as safe and effective for treatment of that specific type of cancer in any of the standard reference compendium even if the drug is not approved by the FDA for a particular indication. • The drug is approved by the FDA for use in the treatment of cancer pain and the dosage is in excess of the recommended dosage for a patient with intractable cancer pain. OTC drugs Covered services include certain OTC medications when you have a prescription from your provider. You can see a list of covered OTC drugs by logging on to the Aetna website.

AL HCOC 09 as amended by 23 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Risk reducing breast cancer prescription drugs Covered services include prescription drugs used to treat people who are at: • Increased risk for breast cancer • Low risk for medication side effects Sexual enhancement or dysfunction prescription drugs Covered services include prescription drugs for the treatment of sexual dysfunction or enhancement. For the most up-to-date information on covered prescription drugs and doses, contact us. Tobacco cessation prescription drugs Covered services include FDA-approved prescription drugs, OTC drugs, and OTC aids to help stop the use of tobacco products, including nicotine replacement therapy. A provider must prescribe all OTC aids. A tobacco product is something that contains tobacco or nicotine. Examples of this are: • Candy-like products with tobacco as an ingredient • Cigarettes • Cigars • Smoking tobacco • Smokeless tobacco • Snuff Nicotine replacement therapy is a prescription drug or aid that: • Delivers nicotine to a person who is trying to stop using tobacco products • Is prescribed by a provider The following are not covered services: • Allergy sera and extracts given by injection • Any services related to providing, injecting or application of a drug • Compounded prescriptions containing bulk chemicals not approved by the FDA including compounded bioidentical hormones • Cosmetic drugs including medication and preparations used for cosmetic purposes • Devices, products and appliances unless listed as a covered service • Dietary supplements including medical foods • Drugs or medications - Administered or entirely consumed at the time and place it is prescribed or provided - Which do not require a prescription by law, even if a prescription is written, unless we have approved a medical exception - That include the same active ingredient or a modified version of an active ingredient as a covered prescription drug unless we approve a medical exception - That is therapeutically the same or an alternative to a covered prescription drug, unless we approve a medical exception - That is therapeutically the same or an alternative to an OTC drug unless we have approved a medical exception - Not approved by the FDA or not proven safe or effective - Provided under your medical plan while inpatient at a healthcare facility - That include vitamins and minerals unless recommended by the United States Preventive Services Task Force (USPSTF)

AL HCOC 09 as amended by 24 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 - That are used to treat sexual dysfunction, enhance sexual performance or increase sexual desire, including drugs, implants, devices or preparations to correct or enhance erectile function, enhance sensitivity or alter the shape or appearance of a sex organ unless listed as a covered service - That are used for the purpose of weight gain or loss including but not limited to stimulants, preparations, foods or diet supplements, dietary regimens and supplements, food or food supplements, appetite suppressants or other medications - That are drugs or growth hormones used to stimulate growth and treat idiopathic short stature unless there is evidence that the member meets one or more clinical criteria detailed in our precertification and clinical policies • Duplicative drug therapy; for example, two antihistamines for the same condition • Genetic care including: - Any treatment, device, drug, service or supply to alter the body’s genes, genetic makeup or the expression of the body’s genes • Immunizations related to travel or work • Immunization or immunological agents except as specifically stated in the schedule of benefits or the certificate • Implantable drugs and associated devices except as specifically stated in the schedule of benefits or the certificate • Injectables including: - Any charges for the administration or injection of prescription drugs - Needles and syringes except for those used for insulin administration - Any drug which, due to its characteristics as determined by us, must typically be administered or supervised by a qualified provider or licensed certified health professional in an outpatient setting with the exception of Depo Provera and other injectable drugs for contraception • Off-label drug use except for indications recognized through peer-reviewed medical literature • Prescription drugs: - That are ordered by a dentist or prescribed by an oral surgeon in relation to the removal of teeth or prescription drugs for the treatment to a dental condition - That are considered oral dental preparations and fluoride rinses except pediatric fluoride tablets or drops as specified on the plan’s drug guide - That are being used or abused in a manner that is determined to be furthering an addiction to a habit-forming substance, the use of or intended use of which is illegal, unethical, imprudent, abusive, not medically necessary or otherwise improper and drugs obtained for use by anyone other than the member as identified on the ID card • Replacement of lost or stolen prescriptions • Test agents except diabetic test agents • Tobacco cessation drugs, unless recommended by the USPSTF • We reserve the right to exclude: - A manufacturer’s product when the same or similar drug (one with the same active ingredient or same therapeutic effect), supply or equipment is on the plan’s drug guide - Any dosage or form of a drug when the same drug is available in a different dosage or form on the plan’s drug guide

AL HCOC 09 as amended by 25 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Preventive care Preventive covered services are designed to help keep you healthy, supporting you in achieving your best health through early detection. If you need further services or testing such as diagnostic testing, you may pay more as these services aren’t preventive. If a covered service isn’t listed here under preventive care, it still may be covered under other covered services in this section. For more information, see your schedule of benefits. The following agencies set forth the preventive care guidelines in this section: • Advisory Committee on Immunization Practices of the Centers for Disease Control and Prevention (CDC) • United States Preventive Services Task Force (USPSTF) • Health Resources and Services Administration • American Academy of Pediatrics/Bright Futures/Health Resources and Services Administration guidelines for children and adolescents These recommendations and guidelines may be updated periodically. When updated, they will apply to this plan. The updates are effective on the first day of the year, one year after the updated recommendation or guideline is issued. For frequencies and limits, contact your physician or us. This information is also available at https://www.healthcare.gov/. Important note: Gender-specific preventive care benefits include covered services described regardless of the sex you were assigned at birth, your gender identity, or your recorded gender. Counseling services Covered services include preventive screening and counseling by your health professional for: • Alcohol or drug misuse - Preventive counseling and risk factor reduction intervention - Structured assessment • Genetic risk for breast and ovarian cancer • Obesity and healthy diet - Preventive counseling and risk factor reduction intervention - Nutritional counseling - Healthy diet counseling provided in connection with hyperlipidemia (high cholesterol) and other known risk factors for cardiovascular and diet-related chronic disease • Sexually transmitted infection • Tobacco cessation - Preventive counseling to help stop using tobacco products - Treatment visits - Class visits

AL HCOC 09 as amended by 26 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Family planning services – female contraceptives Covered services include family planning services as follows: • Contraceptive devices (including any related services or supplies) when they are prescribed, provided, administered, or removed by a health professional. • Voluntary sterilization including charges billed separately by the [provider] for female voluntary sterilization procedures and related services and supplies. This also could include tubal ligation and sterilization implants. The following are not preventive covered services: • Services provided as a direct result of complications resulting from a voluntary sterilization procedure and related follow-up care • Any contraceptive methods that are only “reviewed” by the FDA and not “approved” by the FDA • Male contraceptive methods, sterilization procedures or devices, except for male condoms prescribed by a health professional Immunizations Covered services include preventive immunizations for infectious diseases. The following are not preventive covered services: • Immunizations that are not considered preventive care, such as those required due to your employment or travel Routine cancer screenings Covered services include the following routine cancer screenings: • Colonoscopies including pre-procedure specialist consultation, removal of polyps during a screening procedure, and a pathology exam on any removed polyp, as recommended by the American College of Gastroenterology in association with the American Cancer Society • Digital rectal exams (DRE) • Double contrast barium enemas (DCBE) • Fecal occult blood tests (FOBT), as recommended by the American College of Gastroenterology in association with the American Cancer Society • Lung cancer screenings • Mammograms - One mammogram if you are age 35 through 39 - One mammogram every 2 years if you are age 40 through 49 - One mammogram per year if you are age 50 or older • Prostate specific antigen (PSA) tests per year if you are either - Younger than age 50 but considered to be at high risk - Age 50 or older • Sigmoidoscopies, as recommended by the American College of Gastroenterology in association with the American Cancer Society • Radiologic imaging in appropriate circumstances for colorectal cancer screening, as recommended by the American College of Gastroenterology in association with the American Cancer Society

AL HCOC 09 as amended by 27 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Routine physical exams A routine preventive exam is a medical exam given for a reason other than to diagnose or treat a suspected or identified illness or injury and also includes: • Evidence-based items that have in effect a rating of A or B in the current recommendations of the United States Preventive Services Task Force. • Services as recommended in the American Academy of Pediatrics/Bright Futures/Health Resources and Services Administration guidelines for children and adolescents. • Screenings and counseling services as provided for in the comprehensive guidelines recommended by the Health Resources and Services Administration. These services may include but are not limited to: - Screening and counseling services on topics such as: o Interpersonal and domestic violence o Sexually transmitted diseases o Human immune deficiency virus (HIV) infections - High risk human papillomavirus (HPV) DNA testing for women Covered services include: • Office visit to a physician • Hearing screening • Vision screening • Radiological services, lab and other tests • For covered newborns, an initial hospital checkup Well woman preventive visits A routine well woman preventive exam is a medical exam given for a reason other than to diagnose or treat a suspected or identified illness or injury and also includes: • Office visit to a physician, PCP, OB, GYN or OB/GYN for services including Pap smears • Preventive care breast cancer (BRCA) gene blood testing • Screening for diabetes after pregnancy for women with a history of diabetes during pregnancy • Screening for urinary incontinence Private duty nursing - outpatient Covered services include private duty nursing care, ordered by a physician and provided by an R.N. or L.P.N. when: • You are homebound • Your physician orders services as part of a written treatment plan • Services take the place of a hospital or skilled nursing facility stay • Your condition is serious, unstable, and requires continuous skilled 1-on-1 nursing care • Periodic skilled nursing visits are not adequate The following are not covered services: • Inpatient private duty nursing care • Care provided outside the home • Maintenance or custodial care • Care for your convenience or the convenience of the family caregiver

AL HCOC 09 as amended by 28 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Prosthetic device A prosthetic device is a device that temporarily or permanently replaces all or part of an external body part lost or impaired as a result of illness, injury or congenital defects. Covered services include the initial provision and subsequent replacement of a prosthetic device that your physician orders and administers. Coverage includes: • Instruction and other services (such as components, fittings, attachment or insertion) so you can properly use the device • Repairing or replacing the original device you outgrow or that is no longer appropriate because your physical condition changed • Replacements required by ordinary wear and tear or damage Component means the materials and equipment needed to ensure the comfort and functioning of a prosthetic device. You may receive a prosthetic device as part of another covered service and therefore it will not be covered under this benefit. The following are not covered services: • Orthopedic shoes and therapeutic shoes, unless the orthopedic shoe is an integral part of a covered leg brace • Trusses, corsets, and other support items • Repair and replacement due to loss, misuse, abuse or theft Reconstructive breast surgery and supplies Covered services include all stages of reconstructive surgery by your provider and related supplies provided in an inpatient or outpatient setting only in the following circumstances: • Your surgery reconstructs the breast where a necessary mastectomy was performed, such as an implant and areolar reconstruction. It also includes: - Surgery on a healthy breast to make it symmetrical with the reconstructed breast - Treatment of physical complications of all stages of the mastectomy, including lymphedema - Prostheses Unless you and your [physician] decide that a shorter time period for inpatient care is appropriate, covered services for reconstructive breast surgery include: • 48 hours of inpatient care following a mastectomy • 24 hours of inpatient care after a lymph node dissection for treatment of breast cancer Reconstructive surgery and supplies Covered services include all stages of reconstructive surgery by your provider and related supplies provided in an inpatient or outpatient setting only in the following circumstances: • Your surgery is to implant or attach a covered prosthetic device. • Your surgery corrects a birth defect, including but not limited to cleft lip and cleft palate or ectodermal dysplasia. The surgery will be covered if: - The defect results in facial disfigurement or functional impairment of a body part

AL HCOC 09 as amended by 29 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 - The purpose of the surgery is to improve function • Your surgery is needed because treatment of your illness resulted in facial disfigurement or functional impairment of a body part, and your surgery will improve function. Covered services also include the procedures or surgery to sound natural teeth, injured due to an accident and performed as soon as medically possible, when: • The teeth were stable, functional and free from decay or disease at the time of the injury. • The surgery or procedure returns the injured teeth to how they functioned before the accident. These dental related services are limited to: • The first placement of a permanent crown or cap to repair a broken tooth • The first placement of dentures or bridgework to replace lost teeth • Orthodontic therapy to pre-position teeth Short-term cardiac and pulmonary rehabilitation services Cardiac rehabilitation Covered services include cardiac rehabilitation services you receive at a hospital, skilled nursing facility or physician’s office, but only if those services are part of a treatment plan determined by your risk level and ordered by your physician. Pulmonary rehabilitation Covered services include pulmonary rehabilitation services as part of your inpatient hospital stay if they are part of a treatment plan ordered by your physician. A course of outpatient pulmonary rehabilitation may also be covered if it is performed at a hospital, skilled nursing facility, or physician’s office, and is part of a treatment plan ordered by your physician. Short-term rehabilitation services Short-term rehabilitation services help you restore or develop skills and functioning for daily living. The services must follow a specific treatment plan, ordered by your physician. The services have to be performed by a: • Licensed or certified physical, occupational, or speech therapist • Hospital, skilled nursing facility, or hospice facility • Home health care agency • Physician Covered services include: • Spinal manipulation to correct a muscular or skeletal problem. Your provider must establish or approve a treatment plan that details the treatment and specifies frequency and duration. Cognitive rehabilitation, physical, occupational, and speech therapy Covered services include: • Physical therapy, but only if it is expected to significantly improve or restore physical functions lost as a result of an acute illness, injury, or surgical procedure • Occupational therapy, but only if it is expected to do one of the following: - Significantly improve, develop, or restore physical functions you lost as a result of an acute illness, injury, or surgical procedure

AL HCOC 09 as amended by 30 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 - Help you relearn skills so you can significantly improve your ability to perform the activities of daily living on your own • Speech therapy, but only if it is expected to do one of the following: - Significantly improve or restore lost speech function or correct a speech impairment resulting from an acute illness, injury, or surgical procedure - Improve delays in speech function development caused by a birth defect (Speech function is the ability to express thoughts, speak words and form sentences. Speech impairment is difficulty with expressing one’s thoughts with spoken words.) • Cognitive rehabilitation associated with physical rehabilitation, but only when: - Your cognitive deficits are caused by neurologic impairment due to trauma, stroke, or encephalopathy - The therapy is coordinated with us as part of a treatment plan intended to restore previous cognitive function Short-term physical, speech and occupational therapy services provided in an outpatient setting are subject to the same conditions and limitations for outpatient short-term rehabilitation services. See the Short-term rehabilitation services section in the schedule of benefits. The following are not covered services: • Services provided in an educational or training setting or to teach sign language • Vocational rehabilitation or employment counseling Skilled nursing facility Covered services include precertified inpatient skilled nursing facility care. This includes: • Room and board, up to the semi-private room rate • Services and supplies provided during a stay in a skilled nursing facility Tests, images and labs - outpatient Diagnostic complex imaging services Covered services include: • Computed tomography (CT) scans, including for preoperative testing • Magnetic resonance imaging (MRI) including magnetic resonance spectroscopy (MRS), magnetic resonance venography (MRV) and magnetic resonance angiogram (MRA) • Nuclear medicine imaging including positron emission tomography (PET) scans • Other imaging service where the billed charge exceeds $500 Complex imaging for preoperative testing is covered under this benefit. Diagnostic lab work Covered services include: • Lab • Pathology • Other tests These are covered only when you get them from a licensed radiology provider or lab.

AL HCOC 09 as amended by 31 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Diagnostic x-ray and other radiological services Covered services include x-rays, scans and other services (but not complex imaging) only when you get them from a licensed radiology provider. See Diagnostic complex imaging services above for more information. Therapies – chemotherapy, GCIT, infusion, radiation Chemotherapy Covered services for chemotherapy depend on where treatment is received. In most cases, chemotherapy is covered as outpatient care. However, your hospital benefit covers the initial dose of chemotherapy after a cancer diagnosis during a hospital stay. Gene-based, cellular and other innovative therapies (GCIT) Covered services include GCIT provided by a physician, hospital or other provider. Key Terms Here are some key terms we use in this section. These will help you better understand GCIT. Gene A gene is a unit of heredity which is transferred from a parent to child and is thought to determine some feature of the child. Molecular Molecular means relating to or consisting of molecules. A molecule is a group of atoms bonded together, making the smallest vital unit of a chemical compound that can take part in a chemical reaction. Therapeutic Therapeutic means a treatment, therapy, or drug meant to have a good effect on the body or mind, adding to a sense of well-being. GCIT are defined as any services that are: • Gene-based • Cellular and innovative therapeutics The services have a basis in genetic/molecular medicine and are not covered under the Institutes of Excellence™ (IOE) programs. We call these “GCIT services.” GCIT covered services include: • Cellular immunotherapies. • Genetically modified viral therapy. • Other types of cells and tissues from and for use by the same person (autologous) and cells and tissues from one person for use by another person (allogenic) for treatment of certain conditions. • All human gene-based therapy that seeks to change the usual function of a gene or alter the biologic properties of living cells for therapeutic use. Examples include therapies using: − Luxturna® (Voretigene neparvovec) − Zolgensma® (Onasemnogene abeparvovec-xioi) − Spinraza® (Nusinersen) • Products derived from gene editing technologies, including CRISPR-Cas9.

AL HCOC 09 as amended by 32 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 • Oligonucleotide-based therapies. Examples include: − Antisense. An example is Spinraza (Nusinersen). − siRNA. − mRNA. − microRNA therapies. Facilities/providers for gene-based, cellular and other innovative therapies We designate facilities to provide GCIT services or procedures. GCIT physicians, hospitals and other providers are GCIT-designated facilities/providers for Aetna and CVS Health. Important note: You must get GCIT covered services from a GCIT-designated facility/provider. If there are no GCIT-designated facilities/providers assigned in your network, it’s important that you contact us so we can help you determine if there are other facilities that may meet your needs. If you don’t get your GCIT services at the facility/provider we designate, they will not be covered services. Infusion therapy Infusion therapy is the intravenous (IV) administration of prescribed medications or solutions. Covered services include infusion therapy you receive in an outpatient setting including but not limited to: • A freestanding outpatient facility • The outpatient department of a hospital • A physician’s office • Your home from a home care provider You can access the list of preferred infusion locations by contacting us. When Infusion therapy services and supplies are provided in your home, they will not count toward any applicable home health care maximums. Certain infused medications may be covered under the outpatient prescription drug benefit. You can access the list of specialty prescription drugs by contacting us. Radiation therapy Covered services include the following radiology services provided by a health professional: • Accelerated particles • Gamma ray • Mesons • Neutrons • Radioactive isotopes • Radiological services • Radium

AL HCOC 09 as amended by 33 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Transplant services Covered services include transplant services provided by a physician and hospital. This includes the following transplant types: • Solid organ • Hematopoietic stem cell • Bone marrow • CAR-T and T Cell receptor therapy for FDA-approved treatments • Thymus tissue for FDA-approved treatments Covered services also include: • Travel and lodging expenses - If you are working with an Institutes of Excellence™ (IOE) facility that is 100 or more miles away from where you live, travel and lodging expenses are covered services for you and a companion, to travel between home and the IOE facility - Coach class air fare, train or bus travel are examples of covered services Network of transplant facilities We designate facilities to provide specific services or procedures. They are listed as Institutes of Excellence™ (IOE) facilities in your provider directory. The amount you will pay for covered transplant services depends on where you get the care. Your cost share will be lower when you get transplant services from the facility we designate to perform the transplant you need. Transplant services received from an IOE facility are subject to the network copayment, coinsurance, deductible, maximum out-of-pocket and limits, unless stated differently in this certificate and schedule of benefits. You may also get transplant services at a non-IOE facility, but your cost share will be higher. Transplant services received from a non-IOE facility are subject to the out-of-network copayment, coinsurance, deductible, maximum out-of-pocket, and limits, unless stated differently in this certificate and schedule of benefits. Important note: If there are no IOE facilities assigned to perform your transplant type in your network, it’s important that you contact us so we can help you determine if there are other facilities that may meet your needs. If you don’t get your transplant services at the facility we designate, your cost share will be higher. Many pre and post-transplant medical services, even routine ones, are related to and may affect the success of your transplant. If your transplant care is being coordinated by the National Medical Excellence® (NME) program, all medical services must be managed through NME so that you receive the highest level of benefits at the appropriate facility. This is true even if the covered service is not directly related to your transplant. The following are not covered services: • Services and supplies furnished to a donor when the recipient is not a covered person • Harvesting and storage of organs, without intending to use them for immediate transplantation for your existing illness • Harvesting and/or storage of bone marrow, hematopoietic stem cells, or other blood cells without intending to use them for transplantation within 12 months from harvesting, for an existing illness

AL HCOC 09 as amended by 34 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Urgent care services Covered services include services and supplies to treat an urgent condition at an urgent care center. An “urgent care center” is a facility licensed as a freestanding medical facility to treat urgent conditions. Urgent conditions need prompt medical attention but are not life-threatening. If you need care for an urgent condition, you should first seek care through your physician, PCP. If your physician, PCP is not reasonably available to provide services, you may access urgent care from an urgent care facility. If you go to an urgent care center for what is not an urgent condition, the plan may not cover your expenses. See the schedule of benefits for more information. Covered services include services and supplies to treat an urgent condition at an urgent care center as described below: • Urgent condition within the network (in-network) ‒ If you need care for an urgent condition, you should first seek care through your physician, PCP. If your physician is not reasonably available, you may access urgent care from an urgent care center that is in-network. • Urgent condition outside the network (out-of-network) ‒ You are covered for urgent care obtained from a facility that is out-of-network if you are temporarily unable to get services in-network and getting the health care service cannot be delayed. The following are not covered services: • Non-urgent care in an urgent care center Virtual primary care (VPC) VPC provides coverage for eligible in-network covered services for persons 18 years of age or older. Covered services include basic medical and preventive health care services when provided by a Virtual Primary Care (VPC) telemedicine provider. A VPC telemedicine provider is a provider who is contracted with us to provide you with VPC covered services by telemedicine. Covered services include: • Preventive care − Preventive care screening and counseling − Preventive care biometric review and analysis – o If you will perform self-assessments, you’ll receive a blood pressure cuff and heart monitor, at no cost to you, before your initial VPC consultation o Your results may be self-reported or reviewed by your VPC telemedicine provider by a remote device • Basic medical services − General primary care consultations − Consultations for non-emergency illness or injury, including prescriptions, when needed − Prescription drug coordination to encourage safe and appropriate use of medications − Follow-up care and coordination with network providers

AL HCOC 09 as amended by 35 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Your VPC telemedicine provider can help you access network providers and specialists for covered services ordered during your virtual consultation, including: • Diagnostic lab tests • Preventive care immunizations • In-person preventive care • In-person biometric screenings such as cholesterol and blood sugar testing Your regular cost share will apply for services not provided by a VPC telemedicine provider and for any prescription drugs you may need. See the schedule of benefits. The following are not covered services: • VPC telemedicine consultations received from a provider who is not a VPC telemedicine provider. Vision care Covered services include: • Routine vision exam provided by an ophthalmologist or optometrist including refraction and glaucoma testing The following are not covered services: • Office visits to an ophthalmologist, optometrist or optician related to the fitting of prescription contact lenses • Eyeglass frames, non-prescription lenses and non-prescription contact lenses that are for cosmetic purposes Walk-in clinic Covered services include, but are not limited to, health care services provided at a walk-in clinic for: • Scheduled and unscheduled visits for illnesses and injuries that are not emergency medical conditions • Preventive care immunizations administered within the scope of the clinic’s license

AL HCOC 09 as amended by 36 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 General plan exclusions The following are not covered services under your plan: Behavioral health treatment Services for the following based on categories, conditions, diagnoses or equivalent terms as listed in the most recent version of the Diagnostic and Statistical Manual of Mental Disorders (DSM) of the American Psychiatric Association: • Stay in a facility for treatment for dementia and amnesia without a behavioral disturbance that necessitates mental health treatment • School and/or education service, including special education, remedial education, wilderness treatment programs, or any such related or similar programs. Therapy by a licensed counselor will be covered if provided on an outpatient basis as part of a wilderness treatment program. • Services provided in conjunction with school, vocation, work or recreational activities • Transportation • Sexual deviations and disorders except as described in the Coverage and exclusions section • Tobacco use disorders and nicotine dependence except as described in the Coverage and exclusions- Preventive care section Blood, blood plasma, synthetic blood, blood derivatives or substitutes Examples of these are: • The provision of blood to the hospital, other than blood derived clotting factors • Any related services including processing, storage or replacement expenses • The service of blood donors, including yourself, apheresis or plasmapheresis • The blood you donate for your own use, excluding administration and processing expenses and except where described in the Coverage and exclusions, Transplant services section This exception does not apply: • If services are medically necessary and you incur a change for the expense • For treatment of hemophilia and congenital bleeding disorders Cosmetic services and plastic surgery Any treatment, surgery (cosmetic or plastic), service or supply to alter, improve or enhance the shape or appearance of the body, whether or not for psychological or emotional reasons, except where described in Coverage and exclusions under the Reconstructive breast surgery and supplies and Reconstructive surgery and supplies sections Cost share waived Any cost for a service when any out-of-network provider waives all or part of your copayment, coinsurance, deductible, or any other amount Court-ordered services and supplies This includes court-ordered services and supplies, or those required as a condition of parole, probation, release or because of any legal proceeding, unless they are a covered service under your plan

AL HCOC 09 as amended by 37 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Custodial care Services and supplies meant to help you with activities of daily living or other personal needs. Examples of these are: • Routine patient care such as changing dressings, periodic turning and positioning in bed • Administering oral medications • Care of stable tracheostomy (including intermittent suctioning) • Care of a stable colostomy/ileostomy • Care of stable gastrostomy/jejunostomy/nasogastric tube (intermittent or continuous) feedings • Care of a bladder catheter, including emptying or changing containers and clamping tubing • Watching or protecting you • Respite care, adult or child day care, or convalescent care • Institutional care, including room and board for rest cures, adult day care and convalescent care • Help with walking, grooming, bathing, dressing, getting in or out of bed, going to the bathroom, eating, or preparing foods • Any other services that a person without medical or paramedical training could be trained to perform Dental services The following are not covered services: • Services normally covered under a dental plan • Dental implants Educational services Examples of these are: • Any service or supply for education, training or retraining services or testing, except as described in the Coverage and exclusions section. This includes: ‒ Special education ‒ Remedial education ‒ Wilderness treatment programs (whether or not the program is part of a residential treatment facility or otherwise licensed institution) ‒ Job training ‒ Job hardening programs • Educational services, schooling or any such related or similar program, including therapeutic programs within a school setting. Examinations Any health or dental examinations needed: • Because a third party requires the exam. Examples include examinations to get or keep a job, and examinations required under a labor agreement or other contract. • To buy insurance or to get or keep a license. • To travel • To go to a school, camp, sporting event, or to join in a sport or other recreational activity. Experimental or investigational Experimental or investigational drugs, devices, treatments or procedures unless otherwise covered under clinical trials.

AL HCOC 09 as amended by 38 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Foot care Routine services and supplies for the following: • Routine pedicure services, such as routine cutting of nails, when there is no illness or injury in the nails • Supplies (including orthopedic shoes), ankle braces, guards, protectors, creams, ointments and other equipment, devices and supplies • Treatment of calluses, bunions, toenails, hammertoes or fallen arches • Treatment of weak feet, chronic foot pain or conditions caused by routine activities, such as walking, running, working, or wearing shoes Foot orthotic devices Foot orthotics or other devices to support the feet, such as arch supports and shoe inserts, unless medically necessary or required for the treatment of or to prevent complications of diabetes Gene-based, cellular and other innovative therapies (GCIT) The following are not covered services unless you receive prior written approval from us: • GCIT services received at a facility or with a provider that is not a GCIT-designated facility/provider. • All associated services when GCIT services are not covered. Examples include: − Infusion − Lab − Radiology − Anesthesia − Nursing services See the How your plan works – Medical necessity and precertification requirements section. Growth/height care • A treatment, device, drug, service or supply to increase or decrease height or alter the rate of growth • Surgical procedures, devices and growth hormones to stimulate growth Maintenance care Care made up of services and supplies that maintain, rather than improve, a level of physical or mental function, except for habilitation therapy services Medical supplies – outpatient disposable Any outpatient disposable supply or device. Examples of these include: • Sheaths • Bags • Elastic garments • Support hose • Bandages • Bedpans • Home test kits not related to diabetic testing • Splints • Neck braces • Compresses

AL HCOC 09 as amended by 39 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 • Other devices not intended for reuse by another patient Missed appointments Any cost resulting from a canceled or missed appointment Other non-covered services • Services you have no legal obligation to pay • Services that would not otherwise be charged if you did not have the coverage under the plan Other primary payer Payment for a portion of the charges that Medicare or another party is responsible for as the primary payer Personal care, comfort or convenience items Any service or supply primarily for your convenience and personal comfort or that of a third party Prescription or non-prescription drugs and medicines - outpatient • Outpatient prescription or non-prescription drugs and medicines provided by the policyholder or through a third party vendor contract with the policyholder • Drugs that are included on the list of specialty prescription drugs as covered under your outpatient prescription drug plan Routine exams Routine physical exams, routine eye exams, routine dental exams, routine hearing exams and other preventive services and supplies, except as specifically provided in the Coverage and exclusions section Services provided by a family member Services provided by a spouse, domestic partner, parent, child, stepchild, brother, sister, in-law, or any household member Services, supplies and drugs received outside of the United States Non-emergency medical services, outpatient prescription drugs or supplies received outside of the United States. They are not covered even if they are covered in the United States under this certificate. Sexual dysfunction and enhancement Any treatment, prescription drug, or supply to treat sexual dysfunction, enhance sexual performance or increase sexual desire, including: • Surgery, prescription drugs, implants, devices or preparations to correct or enhance erectile function, enhance sensitivity or alter the shape of a sex organ • Sex therapy, sex counseling, marriage counseling, or other counseling or advisory services Strength and performance Services, devices and supplies such as drugs or preparations designed primarily to enhance your strength, physical condition, endurance or physical performance

AL HCOC 09 as amended by 40 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Telemedicine • Services including: – Telephone calls – Telemedicine kiosks Therapies and tests • Full body CT scans, unless medically necessary • Hair analysis • Hypnosis and hypnotherapy • Massage therapy, except when used for physical therapy treatment • Sensory or hearing and sound integration therapy Tobacco cessation Any treatment, drug, service or supply to stop or reduce smoking or the use of other tobacco products or to treat or reduce nicotine addiction, dependence or cravings, including, medications, nicotine patches and gum unless recommended by the United States Preventive Services Task Force (USPSTF). This also includes: • Counseling, except as specifically provided in the Covered services and exclusions section • Hypnosis and other therapies • Medications, except as specifically provided in the Covered services and exclusions section • Nicotine patches • Gum Treatment in a federal, state, or governmental entity Any care in a hospital or other facility owned or operated by any federal, state or other governmental entity unless coverage is required by applicable laws Voluntary sterilization • Reversal of voluntary sterilization procedures, including related follow-up care Wilderness treatment programs See Educational services in this section Work related illness or injuries Coverage available to you under workers’ compensation or a similar program under local, state or federal law for any illness or injury related to employment or self-employment Important note: A source of coverage or reimbursement is considered available to you even if you waived your right to payment from that source. You may also be covered under a workers’ compensation law or similar law. If you submit proof that you are not covered for a particular illness or injury under such law, then that illness or injury will be considered “non-occupational” regardless of cause.

AL HCOC 09 as amended by 41 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 How your plan works How your medical plan works while you are covered in-network Your in-network coverage: • Helps you get and pay for a lot of – but not all – health care services Your cost share is lower when you use a network provider. Providers Our provider network is there to give you the care you need. You can find network providers and see important information about them by logging in to your member website. There you’ll find our online provider directory. You can also call the toll-free number on your member ID card to obtain the information or request a printed directory. See the Contact us section for more information. You may choose a PCP to oversee your care. Your PCP will provide routine care and send you to other providers when you need specialized care. You don’t have to get care through your PCP. You may go directly to network providers. Your plan may pay a bigger share for covered services you get through your PCP, so choose a PCP as soon as you can. For more information about the network and the role of your PCP, see the Who provides the care section. How your medical plan works while you are covered out-of-network With your out-of-network coverage: • You can get care from providers who are not part of the Aetna network and from network providers without a PCP referral • You may have to pay the full cost for your care, and then submit a claim to be reimbursed • You are responsible to get any required precertification • Your cost share will be higher See the Balance billing protection for out-of-network services section for exceptions. Who provides the care Network providers We have contracted with providers in the service area to provide covered services to you. These providers make up the network for your plan. To get network benefits, you must use network providers. There are some exceptions: • Emergency services – see the description of emergency services in the Coverage and exclusions section. • Urgent care – see the description of urgent care in the Coverage and exclusions section. • Transplants – see the description of transplant services in the Coverage and exclusions section. Also see the Balance billing protection for out-of-network services section for additional exceptions. You may select a network provider from the online directory through your member website.

AL HCOC 09 as amended by 42 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 You will not have to submit claims for services received from network providers. Your network provider will take care of that for you. And we will pay the network provider directly for what the plan owes. Your PCP We encourage you to get covered services through a PCP. They will provide you with primary care. How you choose your PCP You can choose a PCP from the list of PCPs in our directory. Each covered family member is encouraged to select a PCP. You may each choose a different PCP. You should select a PCP for your covered dependent if they are a minor or cannot choose a PCP on their own. What your PCP will do for you Your PCP will coordinate your medical care or may provide treatment. They may send you to other network providers. Changing your PCP You may change your PCP at any time by contacting us. Keeping a provider you go to now (continuity of care) You may have to find a new provider when: • You join the plan and the provider you have now is not in the network • You are already an Aetna member and your provider stops being in our network But, in some cases, you may be able to keep going to your current provider to complete a treatment or to have treatment that was already scheduled. This is called continuity of care. Care will continue during a transitional period of at least 90 days if you are in an active course of treatment and you request to continue receiving care from the provider. If you are terminally ill, the transitional period is the remainder of your life for care directly related to treatment of the terminal illness. If this situation applies to you, contact us for details. If the provider didn’t leave the network based on fraud, lack of quality standards, or termination of the provider for cause, you’ll be able to receive transitional care from your provider for a period of at least 90 days from when we notified you of their network status or the end of your treatment, whichever is sooner. Important note: If you are pregnant and have entered your second trimester, transitional care will be through the time required for postpartum care directly related to the delivery. You will not be responsible for an amount that exceeds the cost share that would have applied had your provider remained in the network.

AL HCOC 09 as amended by 43 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Medical necessity and precertification requirements Your plan pays for its share of the expense for covered services only if the general requirements are met. They are: • The service is medically necessary • For in-network benefits, you get the service from a network provider • You or your provider precertifies the service when required. Precertification includes determining that services are not more costly than an alternative service or sequence of services or site of service at least as likely to product equivalent therapeutic or diagnostic results as to the diagnosis or treatment of that patient’s illness, injury, or disease. Medically necessary, medical necessity The medical necessity requirements are in the Glossary section, where we define “medically necessary, medical necessity.” That is where we also explain what our medical directors or a physician they assign consider when determining if a service is medically necessary. Important note: We cover medically necessary, sex-specific covered services regardless of identified gender. Precertification You need pre-approval from us for some covered services. Pre-approval is also called precertification. In-network Your network physician is responsible for obtaining any necessary precertification before you get the care. Network providers cannot bill you if they fail to ask us for precertification. But if your physician requests precertification and we deny it, and you still choose to get the care, you will have to pay for it yourself. Out-of-network When you go to an out-of-network provider, you are responsible to get any required precertification from us. If you don’t precertify: • Your benefits may be reduced, or the plan may not pay. See your schedule of benefits for details. • You will be responsible for the unpaid bills. • Your additional out-of-pocket expenses will not count toward your deductible or maximum out-of- pocket limit, if you have any. Timeframes for precertification are listed below. For emergency services, precertification is not required, but you should still notify us as shown. That includes an emergency interhospital transfer for a life-threatening condition for a newborn and for the mother to accompany the newborn. To obtain precertification, contact us. You, your physician or the facility must call us within these timelines: Type of care Timeframe Non-emergency admission Call at least 14 days before the date you are scheduled to be admitted Emergency admission Call within 48 hours or as soon as reasonably possible after you have been admitted Urgent admission Call before you are scheduled to be admitted

AL HCOC 09 as amended by 44 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 An urgent admission is a hospital admission by a physician due to the onset of or change in an illness, the diagnosis of an illness, or injury. We will tell you and your physician in writing of the precertification decision, where required by state law. An approval is valid for 180 days as long as you remain enrolled in the plan. For an inpatient stay in a facility, we will tell you, your physician and the facility about your precertified length of stay. If your physician recommends that you stay longer, the extra days will need to be precertified. You, your physician, or the facility will need to call us as soon as reasonably possible, but no later than the final authorized day. We will tell you and your physician in writing of an approval or denial of the extra days. If you or your provider request precertification and we don’t approve coverage, we will tell you why and explain how you or your provider may request review of our decision. See the Complaints, claim decisions and appeal procedures section. Types of services that require precertification Precertification is required for for the following types of services and supplies Inpatient -. • Stays in a hospital Contact us to get a list of the services that require precertification. The list may change from time to time. Sometimes you or your provider may want us to review a service that doesn't require precertification before you get care. This is called a predetermination, and it is different from precertification. Predetermination means that you or your provider requests the pre-service clinical review of a service that does not require precertification. Our clinical policy bulletins explain our policy for specific services and supplies. We use these bulletins and other resources to help determine medical necessity under our plans. You can find the bulletins and other information at https://www.aetna.com/health-care-professionals/clinical-policy-bulletins.html. Certain prescription drugs are covered under the medical plan when they are given to you by your doctor or health care facility. The following precertification information applies to these prescription drugs: For certain drugs, your provider needs to get approval from us before we will cover the drug. The requirement for getting approval in advance guides appropriate use of certain drugs and makes sure they are medically necessary. Contact us or go online to get the most up-to-date precertification requirements. Requesting a medical exception Sometimes you or your provider may ask for a medical exception to get coverage for drugs that are not covered or for which coverage was denied through precertification. You, someone who represents you or your provider can contact us. You will need to provide us with clinical documentation.

AL HCOC 09 as amended by 45 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 You, someone who represents you, or your provider may seek a quicker medical exception when the situation is urgent. It’s an urgent situation when you have a health condition that may seriously affect your life, health, or ability to get back maximum function. It can also be when you are going through a current course of treatment using a non-covered drug. After we receive your step therapy exception request, we will tell you and your provider of our coverage decision within 72 hours (including hours on weekends) or within 24 hours (including hours on weekends) if the situation is urgent. We will grant your step therapy exception request if we determine that your request has met any of the following conditions: • The prerequisite drug is contraindicated • The prerequisite drug would be ineffective based on your known clinical characteristics and the drug regimen’s known characteristics • You have tried the prerequisite drug under this plan or a previous plan, and the drug was discontinued due to its ineffectiveness, reduced effect, or an adverse event • You are currently receiving a good result on a drug recommended by your provider for your condition while under this plan or the plan immediately earlier You may obtain coverage without additional cost sharing beyond that which is required of formulary prescription drugs for a non-formulary drug if: • We determine, after consultation with the prescribing provider, that the formulary drugs are inappropriate for your condition; or • You have been taking or using the non-formulary prescription drug for at least six months prior to its exclusion from the formulary; and • The prescribing provider determines that either the formulary drugs are inappropriate therapy for your condition, or that changing drug therapy presents a significant health risk. We will act upon your request within one business day of receipt. If we deny your request for a medical exception based on the above processes, you may have the right to request an external review by an independent review organization (IRO). If our coverage decision is one that allows you to ask for an external review, we will say that in the notice of adverse benefit determination we send you. That notice will also describe the external review process. What the plan pays and what you pay Who pays for your covered services – this plan, both of us, or just you? That depends. The general rule The schedule of benefits lists what you pay for each type of covered service. In general, this is how your benefit works: • You pay the deductible, when it applies. • Then the plan and you share the expense. Your share is called a copayment or coinsurance. • Then the plan pays the entire expense after you reach your maximum out-of-pocket limit. When we say “expense” in this general rule, we mean the negotiated charge for a network provider, and allowable amount for an out-of-network provider.

AL HCOC 09 as amended by 46 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Negotiated charge For health coverage: This is the amount a network provider has agreed to accept or that we have agreed to pay them or a third party vendor (including any administrative fee in the amount paid). We may enter into arrangements with network providers or others related to: • The coordination of care for members • Improving clinical outcomes and efficiencies Some of these arrangements are called: • Value-based contracting • Risk sharing • Accountable care arrangements These arrangements will not change the negotiated charge under this plan. For prescription drug services: When you get a prescription drug, we have agreed to this amount for the prescription or paid this amount to the network pharmacy or third party vendor that provided it. The negotiated charge may include a rebate, additional service or risk charges and administrative fees. It may include additional amounts paid to or received from third parties under price guarantees. Allowable amount This is the amount of an out-of-network provider’s charge that is eligible for coverage. You are responsible for all charges above this amount. The allowable amount depends on the geographic area where you get the service or supply. Allowable amount doesn’t apply to involuntary services. These are services or supplies that are: • Provided at a network facility by an out-of-network provider • Not available from a network provider • An emergency service We will calculate your cost share for involuntary services in the same way as we would if you received the services from a network provider. See the Balance billing protection for out-of-network services section for more information on some of these services. The table below shows the method for calculating the allowable amount for specific services or supplies: Service or supply: Allowable amount is based on: Professional services and other services or supplies not mentioned below Reasonable amount rate Services of hospitals and other facilities Reasonable amount rate Prescription drugs 110% of average wholesale price (AWP) Dental expenses

AL HCOC 09 as amended by 47 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Important note: See Special terms used, below, for a description of what the allowable amount is based on. If the provider bills less than the amount calculated using a method above, the allowable amount is what the provider bills. If your ID card displays the National Advantage Program (NAP) logo, your cost share may be lower when you get care from a NAP provider. These are out-of-network providers and third party vendors who have contracts with us but are not network providers. When you get care from a NAP provider, your out-of-network cost share applies. Special terms used: • Average wholesale price (AWP) is the current average wholesale price of a prescription drug as listed in the Facts & Comparisons®, Medi-Span daily price updates or any other similar publication we choose to use. • Geographic area is normally based using the first three digits of a zip code. If we believe we need more data for a particular service or supply, we may base rates on a wider geographic area such as the entire state. • Medicare allowed rates are the rates CMS establishes for services and supplies provided to Medicare enrollees without taking into account adjustments for specific provider performance. We update our system with these when revised within 180 days of receiving them from CMS. If Medicare doesn’t have a rate, we use one or more of the items below to determine the rate for a service or supply: - The method CMS uses to set Medicare rates - How much other providers charge or accept as payment - How much work it takes to perform a service - Other things as needed to decide what rate is reasonable We may make the following exceptions: - For inpatient services, our rate may exclude amounts CMS allows for operating Indirect Medical Education (IME) and Direct Graduate Medical Education (DGME) programs - Our rate may exclude other payments that CMS may make directly to hospitals or other providers and backdated adjustments - For anesthesia, our rate may be at least 100%of the rate CMS establishes - For lab, our rate may be 75% of the rate CMS establishes - For DME, our rate may be 75% of the rate CMS establishes For medications that are paid as a medical benefit instead of a pharmacy benefit, our rate may be 100% of the rates CMS establishes. When the allowable amount is based on a percentage of the Medicare allowed rate, it is not affected by adjustments or incentives given to providers under Medicare programs. • Reasonable amount rate means your plan has established a rate amount as follows: Service or supply: Reasonable amount rate is: Professional services 80th percentile value reported in a database prepared by FAIR Health Inpatient and outpatient hospital charges What the provider bills Inpatient and outpatient charges that are not from a hospital What the provider bills

AL HCOC 09 as amended by 48 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Our reimbursement policies We have the right to apply our reimbursement policies to all out-of-network services including involuntary services. This may affect the allowable amount. When we do this, we consider: • The length and difficulty of a service • Whether additional expenses are needed, when multiple procedures are billed at the same time • Whether an assistant surgeon is needed • If follow up care is included • Whether other conditions change or make a service unique • Whether any of the services described by a claim line are part of or related to the primary service provided, when a charge includes more than one claim line • The educational level, licensure or length of training of the provider We base our reimbursement policies on our review of: • CMS National Correct Coding Initiative (NCCI) and other external materials that say what billing and coding practices are and aren’t appropriate • Generally accepted standards of medical and dental practice • The views of physicians and dentists practicing in relevant clinical areas We use commercial software to administer some of these policies. Policies may differ for professional services and facility services. These reimbursement policies will comply with Virginia state law. Get the most from your benefits: We have online tools to help you decide whether to get care and if so, where. Log in to your member website. The website contains additional information that can help you determine the cost of a service or supply. Paying for covered services – the general requirements There are several general requirements for the plan to pay any part of the expense for a covered service. For in- network coverage, they are: • The service is medically necessary • You get your care from a network provider • You or your provider precertifies the service when required For out-of-network coverage: • The service is medically necessary • You get your care from an out-of-network provider • You or your provider precertifies the service when required For outpatient prescription drugs, your costs are based on: • The type of prescription you’re prescribed • Where you fill the prescription The plan may make some brand-name prescription drugs available to you at the generic prescription drug cost share.

AL HCOC 09 as amended by 49 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Generally, your plan and you share the cost for covered services when you meet the general requirements. But sometimes your plan will pay the entire expense, and sometimes you will. For details, see your schedule of benefits and the information below. You pay the entire expense when: • You get services or supplies that are not medically necessary. • Your plan requires precertification, your physician requests it, we deny it and you get the services without precertification. • You get care from an out of-network provider and the provider waives all or part of your cost share. In all these cases, the provider may require you to pay the entire charge. Any amount you pay will not count towards your deductible or your maximum out-of-pocket limit. Balance billing protection for out-of-network services You are protected from balance billing by an out-of-network provider for certain services. What is balance billing (sometimes called “surprise billing”) There may be times when you unknowingly receive services or don’t consent to receive services from an out-of- network provider, even when you try to stay in the network for your covered services. You may get a bill at the out-of-network rate that you didn’t expect. This is called a surprise bill. An out-of-network provider can’t balance bill or attempt to collect costs from you that exceed your in-network cost-sharing requirement, such as deductibles, copayments and coinsurance for the following services: • Emergency services provided by an out-of-network provider • Non-emergency surgical or ancillary services provided by an out-of-network provider at an in-network facility • Out-of-network air ambulance services The out-of-network provider must get your consent to be treated and balance billed by them. Surgical or ancillary services mean any professional services including: • Anesthesiology • Hospitalist services • Laboratory services • Pathology • Radiology • Surgery A facility in this instance means an institution providing health care related services, or a health care setting. This includes the following: • Hospitals and other licensed inpatient centers • Ambulatory surgical or treatment centers • Skilled nursing facilities • Residential treatment facilities • Diagnostic, laboratory, and imaging centers • Rehabilitation facilities • Other therapeutic health settings

AL HCOC 09 as amended by 50 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 A surprise bill claim is paid based on the median contracted rate for all plans offered by us in the same insurance market for the same or similar item or service that is all of the following: • Provided by a provider in the same or similar specialty or facility of the same or similar facility type • Provided in the geographic region in which the item or service is furnished The median contracted rate is subject to additional adjustments as specified in federal regulations. Any cost share paid with respect to the items and services will apply toward your in-network deductible and maximum out-of-pocket limit if you have one. For services outside this provision, it is not a surprise bill when you knowingly choose to go out-of-network and have signed a consent notice for these services. In this case, you are responsible for all charges. If you receive a surprise bill or have any questions about what a surprise bill is, contact us. If you are billed an amount that exceeds your payment responsibility state on your explanation of benefits or you believe you’ve been wrongly billed, you can call the federal agencies responsible for enforcing the federal balance billing protection law at: 1-800-985-3059 and/or file a complaint with the State Corporation Commission’s Virginia Bureau of Insurance at https://scc.virginia.gov/pages/File-Complaint-Consumers or call 1- 877-310-6560. Where your schedule of benefits fits in The schedule of benefits shows any out-of-pocket costs you are responsible for when you receive covered services and any benefit limitations that apply to your plan. It also shows any maximum out-of-pocket limits that apply. Limitations include things like maximum age, visits, days, hours, and admissions. Out-of-pocket costs include things like deductibles, copayments and coinsurance. Keep in mind that you are responsible for paying your part of the cost sharing. You are also responsible for costs not covered under this plan. Coordination of benefits Some people have health coverage under more than one health plan. If you do, we will work with your other plan to decide how much each plan pays. This is called coordination of benefits (COB). Key Terms Here are some key terms we use in this section. These will help you understand this COB section. Allowable expense means a health care expense that any of your health plans cover. In this section when we talk about “plan” through which you may have other coverage for health care expenses we mean: • Group, blanket, or franchise health insurance policies issued by insurers, HMOs, or health care service contractors • Labor-management trustee plans, labor organization plans, employer organization plans, or employee benefit organization plans • Medicare or other government benefits

- Any group health insurance contract that you can obtain or maintain only because of membership in or connection with a particular organization or group

How COB works

- When this is your primary plan, we pay your medical claims first as if there is no other coverage.
- When this is your secondary plan:
  - We pay benefits after the primary plan and coordinate our payment based on any amount the primary plan paid.
  - Total payments from this plan and your other coverage will never add up to more than 100% of the allowable expenses.
  - Each family member has a separate benefit reserve for each year. The benefit reserve balance is:
    - The amount that the secondary plan saved due to COB
    - Used to cover any unpaid allowable expenses
    - Erased at the end of the year

Determining who pays

The basic rules are listed below. Reading from top to bottom the first rule that applies will determine which plan is primary and which is secondary. Contact us if you have questions or want more information.

A plan that does not contain a COB provision is always the primary plan.

COB rule	**Primary Plan**	**Secondary plan**
Non-dependent or dependent	Plan covering you as an employee, retired employee or subscriber (not as a dependent)	Plan covering you as a dependent
Child – parents married or living together	Plan of parent whose birthday (month and day) is earlier in the year (Birthday rule)	Plan of parent whose birthday is later in the year
Child – parents separated, divorced, or not living together	• Plan of parent responsible for health coverage in court order • Birthday rule applies if both parents are responsible or have joint custody in court order • Custodial parent's plan if there is no court order	• Plan of other parent • Birthday rule applies (later in the year) • Non-custodial parent's plan
Child – covered by individuals who are not parents (i.e. stepparent or grandparent)	Same rule as parent	Same rule as parent
Active or inactive employee	Plan covering you as an active employee (or dependent of an active employee)	Plan covering you as a laid off or retired employee (or dependent of a former employee)

AL HCOC 09 as amended by 51 VA
AL COCAmend-2022 01, AL COCAmend-2023 01,
AL COCFedAmend-2023 01

COB rule	Primary Plan	Secondary plan
Consolidated Omnibus Budget Reconciliation Act (COBRA) or state continuation	Plan covering you as an employee or retiree (or dependent of an employee or retiree)	COBRA or state continuation coverage
Longer or shorter length of coverage	Plan that has covered you longer	Plan that has covered you for a shorter period of time
Other rules do not apply	Plans share expenses equally	Plans share expenses equally

How COB works with Medicare

If your other coverage is under Medicare, federal laws explain whether Medicare will pay first or second. COB with Medicare will always follow federal requirements. Contact us if you have any questions about this.

When you are eligible for Medicare, we coordinate the benefits we pay with the benefits that Medicare pays. If you are eligible due to age but not covered, and Medicare would be your primary payer, we may still pay as if you are covered by Medicare and coordinate with the benefits Medicare would have paid. Sometimes, this plan pays benefits before Medicare pays. Sometimes, this plan pays benefits after Medicare or after an amount that Medicare would have paid if you had been covered.

You are eligible for Medicare if you are covered under it. You are also eligible for Medicare even if you are not covered or if you refused it, dropped it, or didn't make a request for it.

Effect of prior plan coverage

If you are in a continuation period from a prior plan at the time you join this plan you may not receive the full benefit paid under this plan. See the schedule of benefits for more information.

Your current and prior plan must be offered through the same policyholder.

Other health coverage updates – contact information

You should contact us if you have any changes to your other coverage. We want to be sure our records are accurate so your claims are processed correctly.

Our rights

We have the right to:

- Release or obtain any information we need for COB purposes, including information we need to recover any payments from your other health plans
- Reimburse another health plan that paid a benefit we should have paid
- Recover any excess payment from a person or another health plan, if we paid more than we should have paid

Benefit payments and claims

A claim is a request for payment that you or your health care **provider** submits to us when you want or get **covered services**. There are different types of claims. You or your **provider** may contact us at various times, to make a claim, to request approval, or payment, for your benefits. This can be before you receive your benefit, while you are receiving benefits and after you have received the benefit.

AL HCOC 09 as amended by 52 VA
AL COCAmend-2022 01, AL COCAmend-2023 01,
AL COCFedAmend-2023 01

AL HCOC 09 as amended by 53 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 It is important that you carefully read the previous sections within How your plan works. When a claim comes in, we review it, make a decision and tell you how you and we will split the expense. The amount of time we have to tell you about our decision on a claim depends on the type of claim. Claim type and timeframes Urgent care claim An urgent claim is one for which the doctor treating you decides a delay in getting medical care could put your life or health at risk. Or a delay might put your ability to regain maximum function at risk. It could also be a situation in which you need care to avoid severe pain. We will make a decision within 72 hours. We will make a decision within 24 hours for appeals that related to a prescription to alleviate cancer pain. If you are pregnant, an urgent claim also includes a situation that can cause serious risk to the health of your unborn baby. Pre-service claim A pre-service claim is a claim that involves services you have not yet received and which we will pay for only if we precertify them. We will make a decision within 15 days. Post-service claim A post-service claim is a claim that involves health care services you have already received. We will make a decision within 30 days. Concurrent care claim extension A concurrent care claim extension occurs when you need us to approve more services than we already have approved. Examples are extending a hospital stay or adding a number of visits to a provider. You must let us know you need this extension 24 hours before the original approval ends. We will have a decision within 24 hours for an urgent request. You may receive the decision for a non-urgent request within 15 days. Concurrent care claim reduction or termination A concurrent care claim reduction or termination occur when we decide to reduce or stop payment for an already approved course of treatment. We will notify you of such a determination. You will have enough time to file an appeal. Your coverage for the service or supply will continue until you receive a final appeal decision from us or an independent review organization if the situation is eligible for external review. During this continuation period, you are still responsible for your share of the costs, such as copayments, coinsurance and deductibles that apply to the service or supply. If we uphold our decision at the final internal appeal, you will be responsible for all of the expenses for the service or supply received during the continuation period.

AL HCOC 09 as amended by 54 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Filing a claim When you see a network provider, that office will usually send us a detailed bill for your services. If you see an out-of-network provider, you may receive the bill (proof of loss) directly. This bill forms the basis of your post- service claim. If you receive the bill directly, you should send it to us as soon as possible with a claim form that you can either get online or contact us to provide. You should always keep your own record of the date, providers and cost of your services. The benefit payment determination is made based on many things, such as your deductible or coinsurance, the medical necessity of the service you received, when or where you receive the services, or even what other insurance you may have. We may need to ask you or your provider for some more information to make a final decision. You can always contact us directly to see how much you can expect to pay for any service. We will pay the claim within 30 days from when we receive all the information necessary. In no event will benefits be paid later than 60 days after we receive the proof of loss. Sometimes we may pay only some of the claim. Sometimes we may deny payment entirely. We may even rescind your coverage entirely. Rescission means you lose coverage going forward and going backward. If we paid claims for your past coverage, we will want the money back.

AL HCOC 09 as amended by 55 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Complaints, claim decisions and appeal procedures The difference between a complaint and an appeal Complaint You may not be happy about a provider or an operational issue, and you may want to complain. You can contact us at any time. This is a complaint. Your complaint should include a description of the issue. You should include copies of any records or documents you think are important. We will review the information and give you a written response within 30 calendar days of receiving the complaint. We will let you know if we need more information to make a decision. Appeal When we make a decision to deny services or reduce the amount of money we pay on your care or out-of- pocket expense, it is an adverse benefit determination. You can ask us to re-review that determination. This is an appeal. You can start an appeal process by contacting us. Claim decisions and appeal procedures Your provider may contact us at various times to make a claim, or to request approval for payment based on your benefits. This can be before you receive your benefit, while you are receiving benefits and after you have received the benefit. You may not agree with our decision. As we said in Benefit payments and claims in the How your plan works section, we pay many claims at the full rate, except for your share of the costs. But sometimes we pay only some of the claim. Sometimes we deny payment entirely. Any time we deny even part of the claim, it is an “adverse benefit determination” or “adverse decision.” For any adverse decision, you will receive an explanation of benefits in writing. You can ask us to review an adverse benefit determination. This is the internal appeal process. If you still don’t agree, you can also appeal that decision. There are times you may skip the two levels of internal appeal. But in most situations, you must complete both levels before you can take any other actions, such as an external review. Appeal of an adverse benefit determination Urgent care or pre-service claim appeal If your claim is an urgent claim or a pre-service claim, your provider may appeal for you without having to fill out an appeal form. We will give you an answer within 36 hours for an urgent appeal and within 15 calendar days for a pre-service appeal. A concurrent claim appeal will be addressed according to what type of service and claim it involves. Any other claim appeal You must file an appeal within 180 calendar days from the time you receive the notice of an adverse benefit determination. You can appeal by sending a written appeal to the address on the notice of adverse benefit determination, or by contacting us. You need to include: • Your name • The policyholder’s name • A copy of the adverse benefit determination • Your reasons for making the appeal • Any other information you would like us to consider

AL HCOC 09 as amended by 56 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 We will assign your appeal to someone who was not involved in making the original decision. You will receive a decision within 30 calendar days for a post-service claim. If you are still not satisfied with the answer, you may make a second internal appeal. You must present your appeal within 60 calendar days from the date you receive the notice of the first appeal decision. Another person may submit an appeal for you, including a provider. That person is called an authorized representative. You need to tell us if you choose to have someone else appeal for you (even if it is your provider). You should fill out an authorized representative form telling us you are allowing someone to appeal for you. You can get this form on our website or by contacting us. The form will tell you where to send it to us. You can use an authorized representative at any level of appeal. At your last available level of appeal, we will give you any new or additional information we may find and use to review your claim. There is no cost to you. We will give you the information before we give you our decision. This decision is called the final adverse benefit determination. You can respond to the information before we tell you what our final decision is. Prescription drug exception request See the Medical necessity and precertification requirements section for information on requesting and gaining access to clinically appropriate prescription drugs that are not covered under this policy. Exhaustion of appeal process In most situations, you must complete the two levels of appeal with us before you can take these other actions: • Appeal through an external review process • Pursue arbitration, litigation or other type of administrative proceeding Sometimes you do not have to complete the two levels of appeal before you may take other actions. These situations are: • You have an urgent claim or claim that involves ongoing treatment, or a claim that involves treatment of cancer. You can have your claim reviewed internally and through the external review process at the same time. • We did not follow all of the claim determination and appeal requirements of Virginia. But you will not be able to proceed directly to external review if: − The rule violation was minor and not likely to influence a decision or harm you − The violation was for a good cause or beyond our control − The violation was part of an ongoing, good faith exchange between you and us; or − You filed an appeal and did not receive a written decision within 30 days unless you requested or agreed to a delay. The Virginia Bureau of Insurance is also available to help you at any time during the appeal process. You are not required to complete the appeal process with us before you contact them. See the Managed Care Ombudsman section below for additional information.

AL HCOC 09 as amended by 57 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 External review External review is a review done by people in an organization outside of Aetna. This is called an independent review organization (IRO). You have a right to external review only if all the following conditions are met: • You have received an adverse benefit determination • Our claim decision involved medical judgement • We decided the service or supply is not medically necessary, not appropriate, or we decided the service or supply is experimental or investigational You may also request external review if you want to know if the federal surprise bill law applies to your situation. If our claim decision is one for which you can seek external review, we will say that in the notice of adverse benefit determination or final adverse benefit determination we send you. That notice also will describe the external review process. It will include a copy of the request for external review form at the final adverse determination level. You must submit the request for external review form: • To the Virginia Bureau of Insurance • Within 120 calendar days of the date you received the decision from us • With a copy of the notice from us, along with any other important information that supports your request You will pay for any information that you send and want reviewed by the IRO. We will pay for information we send to the IRO plus the cost of the review. The Virginia Bureau of Insurance will contact the IRO that will conduct the review of your claim. The IRO will: • Assign the appeal to one or more independent clinical reviewers that have proper expertise to do the review • Consider appropriate credible information that you sent • Follow our contractual documents and your plan of benefits • Send notification of the decision within 45 calendar days of the date we receive your request form and all the necessary information We will stand by the decision that the IRO makes.

AL HCOC 09 as amended by 58 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 How long will it take to get an IRO decision? We will give you the IRO decision not more than 45 calendar days after we receive your notice of external review form with all the information you need to send in. Sometimes you can get a faster external review decision. Your provider must submit a request for external review form to the Virginia Bureau of Insurance. There are two scenarios when you may be able to get a faster external review: For initial adverse benefit determinations • Your treatment is for cancer or your provider tells the Virginia Bureau of Insurance a delay in receiving health care services for your medical condition would: − Jeopardize your life, health or ability to regain maximum function − Be much less effective if not started right away (in the case of experimental or investigational treatment) For final adverse determinations Your treatment is for cancer or your provider tells the Virginia Bureau of Insurance a delay in receiving health care services for your medical condition would: • Jeopardize your life, health or ability to regain maximum function • Be much less effective if not started right away (in the case of experimental or investigational treatment), or • The final adverse determination concerns an admission, availability of care, continued stay or health care service for which you received emergency services, but have not been discharged from a facility If your situation qualifies for this faster review, you will receive a decision within 72 hours of the IRO’s receipt of the request. Managed Care Ombudsman If you have any questions regarding an appeal which have not been satisfactorily addressed by us, you may contact the Office of the Managed Care Ombudsman for assistance. Office of the Managed Care Ombudsman Bureau of Insurance – SCC P.O. Box 1157 Richmond, VA 23218-1157 Toll-free: (877) 310-6560 Richmond Metropolitan Area: (804) 371-9741 Email: ombudsman@scc.virginia.gov

AL HCOC 09 as amended by 59 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Virginia Department of Health, Office of Licensure and Certification Your or your provider can contact the Office of Licensure and Certification to file a complaint regarding quality of care, choice and accessibility of providers, or network adequacy. The contact information is shown below: Virginia Department of Health Office of Licensure and Certification 9960 Mayland Drive, Suite 401 Richmond, VA 23233-1463 Toll-free: (800) 955-1819 Richmond Metropolitan Area: (804) 367-2104 E-mail: OLC-Complaints@vdh.virginia.gov Fax: (804) 527-4503 Utilization review Prescription drugs covered under this plan are subject to misuse, waste or abuse utilization review by us, your provider or your network pharmacy. The outcome of the review may include: • Limiting coverage of a drug to one prescribing provider or one network pharmacy • Quantity, dosage or day supply limits • Requiring a partial fill or denial of coverage Recordkeeping We will keep the records of all complaints and appeals for at least 10 years. Fees and expenses We do not pay any fees or expenses incurred by you in pursuing a complaint or appeal.

AL HCOC 09 as amended by 60 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Eligibility, starting and stopping coverage Eligibility Who is eligible The policyholder decides and tells us who is eligible for health coverage. When you can join the plan You can enroll: • Once each year during the annual enrollment period • At other special times during the year (see the Special times you can join the plan section below) You can enroll eligible family members (these are your “dependents”) at this time too. If you don’t enroll when you first qualify for benefits, you may have to wait until the next annual enrollment period to join. Who can be a dependent on this plan You can enroll the following family members: • Your legal spouse • Your domestic partner who meets policyholder rules and requirements under state law • Dependent children – yours or your spouse’s or partner’s  Dependent children must be: o Over age 26 and under age 26 and: • Unmarried • A full-time student - Dependent children include: o Natural children o Stepchildren o Adopted children including those placed with you for adoption o Foster children o Children you are responsible for under a qualified medical support order or court order o Grandchildren in your legal custody Adding new dependents You can add new dependents during the year. These include any dependents described in the Who can be a dependent on this plan section above. Coverage begins on the date of the event for new dependents that join your plan for the following reasons: • Birth • Adoption or placement for adoption • Marriage or domestic partnership • Legal guardianship • Court or administrative order We must receive a completed enrollment form not more than 31 days after the event date.

AL HCOC 09 as amended by 61 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Special times you can join the plan You can enroll in these situations: • You didn't enroll before because you had other coverage and that coverage has ended • Your COBRA coverage has ended • A court orders that you cover a dependent on your health plan • When your dependent moves outside the service area for your employee plan We must receive the completed enrollment information within 31 days of the date when coverage ends. You can also enroll in these situations: • You or your dependent lose your eligibility for enrollment in Medicaid or an S-CHIP plan • You are now eligible for state premium assistance under Medicaid or S-CHIP which will pay your premium contribution under this plan We must receive the completed enrollment information within 60 days of the date when coverage ends. Notification of change in status Tell us of any changes that may affect your benefits. Please contact us as soon as possible when you have a: • Change of address • Dependent status change • Dependent who enrolls in Medicare or any other health plan Starting coverage Your coverage under this plan has a start and an end. You must start coverage after you complete the eligibility and enrollment process. You can ask your policyholder to confirm your effective date. Stopping coverage Your coverage typically ends when you leave your job; but it can happen for other reasons. Ending coverage doesn’t always mean you lose coverage with us. There will be circumstances that will still allow you to continue coverage. See the Special coverage options after your coverage ends section. We will send you notice if your coverage is ending. This notice will tell you the date that your coverage ends. When will your coverage end Your coverage under this plan will end if: • This plan is no longer available • You ask to end coverage • The policyholder asks to end coverage • You are no longer eligible for coverage • Your work ends • You stop making required contributions, if any apply • We end your coverage as described under the Why would we end your coverage section. • You start coverage under another medical plan offered by your employer

AL HCOC 09 as amended by 62 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 When dependent coverage ends Dependent coverage will end if: • A dependent is no longer eligible for coverage. • You stop making premium contributions, if any apply. • Your coverage ends for any of the reasons listed above except:  Exhaustion of your overall maximum benefit.  You enroll under a group Medicare plan we offer. However, dependent coverage will end if your coverage ends under the Medicare plan. • The date this plan no longer allows coverage for domestic partners. • The date the domestic partnership ends.  You will need to complete a Declaration of Termination of Domestic Partnership. What happens to your dependents if you die? Coverage for dependents may continue for some time after your death. See the Special coverage options after your coverage ends section for more information. Why would we end your coverage? We will give you a 31 day advance notice if we end your coverage if you commit fraud or you intentionally misrepresented yourself when you applied for or obtained coverage. You can refer to the General provisions – other things you should know section for more information on rescissions. On the date your coverage ends, we will refund to your employer any prepayment for periods after the date your coverage ended. Special coverage options after your coverage ends When coverage may continue under the plan This section explains options you may have after your coverage ends under this plan. Your individual situation will determine what options you will have. Contact the policyholder to see what options apply to you. In some cases, premium payment is required for coverage to continue. Your coverage will continue under the plan as long as the policyholder and we have agreed to do so. It is the policyholder responsibility to let us know when your work ends. If the policyholder and we agree in writing, we will extend the limits. Consolidated Omnibus Budget Reconciliation Act (COBRA) What are your COBRA rights? The federal COBRA law usually applies to employers of group sizes of 20 or more and gives employees and their covered dependents the right to keep their health coverage for 18, 29 or 36 months after a qualifying event. The qualifying event is something that happens that results in you losing your coverage.

AL HCOC 09 as amended by 63 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 The qualifying events are: • Your active employment ends for reasons other than gross misconduct • Your working hours are reduced • You divorce or legally separate and are no longer responsible for dependent coverage • You become entitled to benefits under Medicare • Your covered dependent children no longer qualify as dependents under the plan • You die • You are a retiree eligible for retiree health coverage and your former employer files for bankruptcy Talk with your employer if you have questions about COBRA or to enroll. Continuation of coverage If your coverage ends under this plan, you can continue coverage for yourself and your covered dependents if: • Your employer is not required to offer COBRA coverage • You are not eligible for Medicare • You are not eligible for any other replacement group coverage • You are not eligible for or have benefits available under another health care plan • You have had 3 months of continuous coverage prior to your termination • Your employer did not end your employment because of gross misconduct, as determined by your employer and Virginia law To continue coverage, you must: • Apply through your employer’s normal process • Pay the required premium within 31 days of the written notice from your employer (but no later than 60 days following the date of the termination of your coverage) Evidence of insurability is not required for you to continue coverage. The premium will be the current premium rate for the policy. Your employer may charge and administrative fee of no more than 2.0% of the current rate. You can continue your coverage for 12 months. Each premium must be paid on a monthly basis during the 12- month period. How you can extend coverage if you are totally disabled when coverage ends Your coverage may be extended if you are totally disabled when coverage ends. You are “totally disabled” if you cannot work at your occupation or any other occupation for pay or profit. Your dependent is “totally disabled” if that person cannot engage in most normal activities of a healthy person of the same age and gender. You may extend coverage until the earliest of: • When you or your dependents are no longer totally disabled • When you become covered by another health benefits plan • 12 months of coverage

AL HCOC 09 as amended by 64 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 How you can extend coverage for your disabled child beyond the plan age limits You have the right to extend coverage for your dependent child beyond plan age limits, if the child is not able to be self-supporting because of intellectual disability or physical handicap and depends mainly on you for support. Proof of incapacity and dependency must be furnished to us within 31 of the child’s attainment of the specified age. Subsequent proof may be required but not more frequently than annually after the two-year period following the child’s attainment of the specified age. How you can extend coverage when getting inpatient care when coverage ends Your coverage may be extended if you are getting inpatient care in a hospital or skilled nursing facility when coverage ends. Benefits are extended for the condition that caused the hospital or skilled nursing facility stay or for complications from the condition. Benefits aren’t extended for other medical conditions. You can continue to get care for this condition until the earliest of: • When you are discharged • When you no longer need inpatient care • When you become covered by another health benefits plan • 12 months of coverage How you can extend coverage for hearing services and supplies when coverage ends If you are not totally disabled when your coverage ends, coverage for hearing services and supplies may be extended for 30 days after your coverage ends: • If the prescription for the hearing aid is written during the 30 days before your coverage ends • If the hearing aid is ordered during the 30 days before your coverage ends How you can extend coverage for your child in college on medical leave You have the right to extend coverage for your dependent college student who takes a medically necessary leave of absence from school. The right to coverage will be extended until the earlier of: • One year after the leave of absence begins • The date coverage would otherwise end To extend coverage the leave of absence must: • Begin while the dependent child is suffering from a serious illness or injury. • Cause the dependent child to lose status as a full-time student under the plan • Be certified by the treating physician as medically necessary due to serious illness or injury. The physician treating your child will be asked to keep us informed of any changes.

AL HCOC 09 as amended by 65 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 General provisions – other things you should know Administrative provisions How you and we will interpret this certificate We prepared this certificate according to ERISA and other federal and state laws that apply. You and we will interpret it according to these laws. Our interpretation of this certificate applies when we administer your coverage. But you have the right to appeal our decisions as described in the Complaints, claim decisions and appeal procedures section. How we administer this plan We apply policies and procedures we’ve developed to administer this plan. Who’s responsible to you We are responsible to you for what our employees and other agents do. We are not responsible for what is done by your providers. Even network providers are not our employees or agents. Coverage and services Your coverage can change Your coverage is defined by the group policy. This document may have amendments and riders too. Under certain circumstances, we, the policyholder or the law may change your plan. When an emergency or epidemic is declared, we may modify or waive precertification, prescription quantity limits or your cost share if you are affected. Only we may waive a requirement of your plan. No other person, including the policyholder or provider, can do this. Claim forms You are required to submit a claim form to us in writing. Claim forms will be furnished by us within 15 days of notification of the claim. If we fail to provide a claim form within 15 days of notification of a claim, proof of loss will be met by giving us a written statement of the nature and extent of the loss within the time limit in the Proof of loss section. Legal action You must complete the internal appeal process, if your plan has one, before you take any legal action against us for any expense or bill. See the Complaints, claim decisions, and, appeal procedures section. You cannot take any action until 60 days after we receive written proof of loss. No legal action can be brought to recover payment under any benefit after 3 years from the date written proof of loss was required to be filed. See the Proof of loss section. Notice of Claim You must give us written notice of claim within 20 days after you have incurred expenses for covered services. If you don’t notify us within that time and can show that it was not reasonably possible to do so, we won’t void or reduce your claim. But you must send us notice as soon as reasonably possible.

AL HCOC 09 as amended by 66 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Payment of benefits All benefits are payable to you. Or we will pay your beneficiary designated by you. If any covered services are payable to either: • Your estate, or • A person who is a minor or otherwise not competent to give a valid release we may pay up to $5,000 to a person related to you by blood or marriage that we believe is fairly entitled to the benefits. We may also pay all or any portion of the benefits to the provider who performed the services. Physical examination and evaluations At our expense, we have the right to have a physician of our choice examine you. This will be done at reasonable times while certification or a claim for benefits is pending or under review. Proof of loss You should give us written proof of loss no later than 90 days after you have incurred expenses for covered services. We won’t void or reduce your claim if it was not reasonably possible to send us a notice and proof of loss within the required time. But you must send us a notice and proof as soon as reasonably possible. Proof of loss may not be given later than 1 year after the time proof is otherwise required, except if you are legally unable to notify us. Records of expenses You should keep complete records of your expenses. They may be needed for a claim. Important things to keep are: • Names of physicians and others who furnish services • Dates expenses are incurred • Copies of all bills and receipts Honest mistakes and intentional misrepresentation Honest mistakes You or the policyholder may make an honest mistake when you share facts with us. When we learn of the mistake, we may make a fair change in premium contribution or in your coverage. If we do, we will tell you what the mistake was. We won’t make a change if the mistake happened more than 2 years from the date of the group policy. Intentional misrepresentation If we learn that you defrauded us or you intentionally misrepresented material facts, we can take actions that can have serious consequences for your coverage. These serious consequences include, but are not limited to: • Recission of coverage • Denial of benefits • Recovery of amounts we already paid See the Benefit payments and claims, Filing a claim section for information about rescission.

AL HCOC 09 as amended by 67 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 You have special rights if we rescind your coverage: • We will give you 30 days advance written notice of any rescission of coverage and the notice will:  Identify the alleged fraudulent act, practice, or omission or the intentional misrepresentation of material fact  Explain why the act, practice, or omission was fraud, an omission or an intentional misrepresentation of a material fact  Advise you, or your authorized representative, or our right to an Aetna appeal  Describe our internal appeal process, including any applicable time limits  Provide the date the advance notice ends, and the day back to which coverage is lost • We will refund all premiums you paid See the Complaints, claim decisions and appeal procedures section for information on how to submit an appeal. Some other money issues Assignment of benefits When you see a network provider, they will usually bill us directly. When you see an out-of-network provider, we may choose to pay you or to pay the provider directly. If we pay you, you are responsible for applying any payment to the claim from the out-of-network provider. Except for dental, oral surgery or ambulance services, to the extent allowed by law, we will not accept an assignment to an out-of-network provider. Member cost share paid by a third party We will apply amounts paid on your behalf toward your member cost share or maximum out-of-pocket limit. Financial sanctions exclusions If coverage provided under this certificate violates or will violate any economic or trade sanctions, the coverage will be invalid immediately. For example, we cannot pay for covered services if it violates a financial sanction regulation. This includes sanctions related to a person or a country under sanction by the United States, unless it is allowed under a written license from the Office of Foreign Asset Control (OFAC). You can find out more by visiting https://www.treasury.gov/resource-center/sanctions/Pages/default.aspx. Premium contribution Your plan requires that the policyholder make premium contribution payments. After the expiration of the grace period, we will not pay for benefits if premium contributions are not made. Any decision to not pay benefits can be appealed. Recovery of overpayments We sometimes pay too much for covered services or pay for something that this plan doesn’t cover. If we do, we can require the person we paid, you or your provider, to return what we paid. If we don’t do that, we have the right to reduce any future benefit payments by the amount we paid by mistake.

AL HCOC 09 as amended by 68 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Your health information We will protect your health information. We will only use or share it with others as needed for your care and treatment. We will also use and share it to help us process your claims and manage your plan. You can get a free copy of our Notice of Privacy Practices. Just contact us. When you accept coverage under this plan, you agree to let your providers share information with us. We need information about your physical and mental condition and care. Effect of benefits under other plans Health Maintenance Organization (HMO) plan If you are eligible for and enrolled in coverage under an HMO plan offered by the policyholder, you will not have coverage under this plan on the date that your HMO plan coverage starts. If you are pregnant when you change plans, you may be eligible for an extension of benefits. Contact us for more information.

AL HCOC 09 as amended by 69 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Glossary Allowable amount See How your plan works – What the plan pays and what you pay. Behavioral health provider A health professional who is licensed or certified to provide covered services for mental health and substance use disorders in the state where the person practices. Brand-name prescription drug An FDA-approved drug marketed with a specific name or trademark name by the company that manufactures it; often the same company that developed and patents it. Coinsurance Coinsurance is the percentage of the bill you pay after you meet your deductible. Copay, copayment Copays are flat fees for certain visits. A copay can be a dollar amount or percentage. Covered service The benefits, subject to varying cost shares, covered in this plan. These are: • Described in the Providing covered services section • Not listed as an exclusion in the Coverage and exclusions – Providing covered services section or the General plan exclusions section • Not beyond any limits in the schedule of benefits • Medically necessary. See the How your plan works – Medical necessity and precertification requirements section and the Glossary for more information Deductible A deductible is the amount you pay out-of-pocket for covered services per year before we start to pay. Detoxification The process of getting alcohol or other drugs out of an addicted person’s system and getting them physically stable. Drug guide A list of prescription drugs and devices established by us or an affiliate. It does not include all prescription drugs and devices. This list can be reviewed and changed by us or an affiliate. A copy is available at your request. Go to https://www.aetna.com/individuals-families/find-a-medication.html.

AL HCOC 09 as amended by 70 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Emergency medical condition Regardless of the final diagnosis rendered to you, an acute, severe medical condition, showing itself by severe symptoms of sufficient severity, including severe pain, that: • Needs immediate medical care • Leads a prudent layperson with average knowledge of health and medicine to reasonably believe that, without immediate medical care, it could result in: - Danger to physical or mental health - Danger of serious impairment to bodily function - Serious dysfunction to any bodily part or organ, or - In the case of a pregnant woman, danger to the health of an unborn baby Emergency services A medical screening examination, including ancillary services, given in a hospital’s emergency room or an independent freestanding emergency department to evaluate an emergency medical condition. This includes any further medical examination and treatment to stabilize the patient. An independent freestanding emergency department means a health care facility that is geographically separate, distinct, and licensed separately from a hospital and provides emergency services. Stabilize means providing treatment to assure the condition will not get worse as a result of, or during, the transfer of the individual from a facility. For a pregnant woman, stabilize also means that the woman has delivered, including the placenta. Experimental or investigational Drugs, treatments or tests not yet accepted by physicians or by insurance plans as standard treatment. They may not be proven as effective or safe for most people. A drug, device, procedure, or treatment is experimental or investigational if: • There is not enough outcome data available from controlled clinical trials published in the peer- reviewed literature to validate its safety and effectiveness for the illness or injury involved. • The needed approval by the FDA has not been given for marketing. • A national medical or dental society or regulatory agency has stated in writing that it is experimental or investigational or suitable mainly for research purposes. • It is the subject of a Phase I, Phase II or the experimental or research arm of a Phase III clinical trial. These terms have the meanings given by regulations and other official actions and publications of the FDA and Department of Health and Human Services. • Written protocols or a written consent form used by a facility provider state that it is experimental or investigational. Formulary exclusions list A list of prescription drugs not covered under the plan. This list is subject to change.

AL HCOC 09 as amended by 71 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Generic prescription drug An FDA-approved drug with the same intended use as the brand-name product. It offers the same: • Dosage • Safety • Strength • Quality • Performance Health professional A person who is authorized by law to provide health care services to the public; for example, physicians, nurses and physical therapists. Home health care agency An agency authorized by law to provide home health services, such as skilled nursing and other therapeutic services. Hospital An institution licensed as a hospital by applicable law and accredited by The Joint Commission (TJC). This is a place that offers medical care. Patients can stay overnight for care. Or they can be treated and leave the same day. All hospitals must meet set standards of care. They can offer general or acute care. They can also offer service in one area, like rehabilitation. Infertility A disease defined by the failure to become pregnant: • For a female with a male partner, after: - 1 year of frequent, unprotected heterosexual sexual intercourse if under the age of 35 - 6 months of frequent, unprotected heterosexual sexual intercourse if age 35 or older • For a female without a male partner, after: - At least 12 cycles of donor insemination if under the age of 35 - 6 cycles of donor insemination if age 35 or older • For a male without a female partner, after: - At least 2 abnormal semen analyses obtained at least 2 weeks apart • For an individual or their partner who has been clinically diagnosed with gender dysphoria Jaw joint disorder This is: • A temporomandibular joint (TMJ) dysfunction or any similar disorder of the jaw joint • A myofascial pain dysfunction (MPD) of the jaw • Any similar disorder in the relationship between the jaw joint and the related muscles and nerves Mail order pharmacy A pharmacy where prescription drugs are legally dispensed by mail or other carrier.

AL HCOC 09 as amended by 72 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Maximum out-of-pocket limit The maximum out-of-pocket limit is the most a covered person will pay per year in copayments, coinsurance and deductible, if any, for covered services. Medically necessary, medical necessity Health care services or supplies that prevent, evaluate, diagnose or treat an illness, injury, disease or its symptoms, and that are all of the following, as determined by us within our discretion: • In accordance with “generally accepted standards of medical practice” • Clinically appropriate, in terms of type, frequency, extent, site and duration, and considered effective for your illness, injury or disease • Not primarily for your convenience, the convenience of your physician, or other health care provider • Not more costly than an alternative service or sequence of services at least as likely to produce equivalent therapeutic or diagnostic results as to the diagnosis or treatment of your illness, injury or disease Generally accepted standards of medical practice mean: • Standards that are based on credible scientific evidence published in peer-reviewed medical literature generally recognized by the relevant medical community and • Following the standards set forth in our clinical policies and applying clinical judgment Important note: We develop and maintain clinical policy bulletins that describe the generally accepted standards of medical practice, credible scientific evidence, and prevailing clinical guidelines that support our decisions regarding specific services. We use these bulletins and other resources to help guide individualized coverage decisions under our plans and to determine whether an intervention is experimental or investigational. They are subject to change. You can find these bulletins and other information at https://www.aetna.com/health-care- professionals/clinical-policy-bulletins.html. You can also contact us. See the Contact us section for how. Mental health disorder A mental health disorder is in general, a set of symptoms or behavior associated with distress and interference with personal function. A complete definition of mental health disorder is in the most recent edition of Diagnostic and Statistical Manual of Mental Disorders (DSM) of the American Psychiatric Association. Morbid obesity/ morbidly obese This means: • A weight that is at least 100 pounds over or twice the ideal weight for frame, age, height and gender as specified in the 1983 Metropolitan Life Insurance tables • The body mass index (BMI) is: - Equal to or greater than 35 kilograms per meter squared with a comorbidity or coexisting condition such as: o High blood pressure o A heath or lung condition o Sleep apnea, or o Diabetes - 40 kilograms per meter squared and no other severe medical conditions are present

AL HCOC 09 as amended by 73 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Negotiated charge See How your plan works – What the plan pays and what you pay. Network pharmacy A retail pharmacy, mail order pharmacy or specialty pharmacy that has contracted with us, an affiliate, or a third-party vendor, to provide outpatient prescription drugs to you. Network pharmacy also includes an out-of- network pharmacy that agrees to accept payment an at our contracted network level rates as payment in full. The out-of-network pharmacy or its intermediary must notify us in writing, by fax or otherwise, of their agreement. Network provider A provider listed in the directory for your plan. A NAP provider listed in the NAP directory is not a network provider. A network provider can also be referred to as an in-network provider. Other health care Other health care coverage is care you get from an out-of-network provider when you could not reasonably get services and supplies from an in-network provider. Out-of-network provider A provider who is not a network provider. Partial hospitalization treatment Clinical treatment at a minimum of 4 or more continuous hours per treatment day for medically necessary services provided by a behavioral health provider with the appropriate license or credentials. Services are designed to address a mental health disorder or substance use disorder issue and may include: • Group, individual or multi-family group psychotherapy • Psycho-educational services • Adjunctive services such as medication monitoring Treatment includes intensive outpatient programs for the treatment of alcohol or other drug dependence which provide treatment over a period of 3 or more continuous hours per day to individuals or group of individuals who are not admitted as inpatients. Care is delivered according to accepted medical practice for the condition of the person. Physician A health professional trained and licensed to practice and prescribe medicine under the laws of the state where they practice; specifically, doctors of medicine or osteopathy. Under some plans, a physician can also be a primary care physician (PCP). Precertification, precertify Pre-approval that you or your provider receives from us before you receive certain covered services. This may include a determination by us as to whether the service is medically necessary and eligible for coverage. Preferred drug A prescription drug or device that may have a lower out-of-pocket cost than a non-preferred drug.

AL HCOC 09 as amended by 74 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Prescription This is an instruction written by a physician or other provider that authorizes a patient to receive a service, supply, medicine or treatment. Primary care physician (PCP) A physician who: • The directory lists as a PCP • Is selected by a covered person from the list of PCPs in the directory • Supervises, coordinates and provides initial care and basic medical services to a covered person • Shows in our records as your PCP A PCP can be any of the following providers: • General practitioner • Family physician • Internist • Pediatrician • OB, GYN, and OB/GYN • Medical group (primary care office) Provider A physician, pharmacist, health professional, person, or facility, licensed or certified by law to provide health care services to you, including the following: • Chiropractor • Optometrist • Optician • Professional counselor • Psychologist • Clinical social worker • Podiatrist • Physical therapist • Chiropodist • Clinical nurse specialist • Audiologist • Speech pathologist • Certified nurse midwife or other nurse practitioner • Marriage and family therapist • Athletic trainer when services are performed in an office setting • Licensed acupuncturist If state law does not specifically provide for licensure or certification, they must meet all Medicare approval standards even if they don’t participate in Medicare.

AL HCOC 09 as amended by 75 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Psychiatric hospital An institution licensed or certified as a psychiatric hospital by applicable laws to provide a program for the diagnosis, evaluation, and treatment of alcoholism, drug abuse or mental health disorders (including substance use disorders). Residential treatment facility An institution specifically licensed as a residential treatment facility by applicable laws to provide for mental health or substance related disorder residential treatment programs. It is credentialed by us or is accredited by one of the following agencies, commissions or committees for the services being provided: • The Joint Commission (TJC) • The Committee on Accreditation of Rehabilitation Facilities (CARF) • The American Osteopathic Association’s Healthcare Facilities Accreditation Program (HFAP) • The Council on Accreditation (COA) In addition to the above requirements, an institution must meet the following: For residential treatment programs treating mental health disorders: • A behavioral health provider must be actively on duty 24 hours/day for 7 days/week • The patient must be treated by a psychiatrist at least once per week • The medical director must be a psychiatrist • It is not a wilderness treatment program (whether or not the program is part of a licensed residential treatment facility or otherwise licensed institution) For substance related residential treatment programs: • A behavioral health provider or an appropriately state certified professional (CADC, CAC, etc.) must be actively on duty during the day and evening therapeutic programming • The medical director must be a physician • It is not a wilderness treatment program (whether or not the program is part of a licensed residential treatment facility or otherwise licensed institution) For detoxification programs within a residential setting: • An R.N. must be onsite 24 hours/day for 7 days/week within a residential setting • Residential care must be provided under the direct supervision of a physician Retail pharmacy A community pharmacy that dispenses outpatient prescription drugs. Room and board A facility’s charge for your overnight stay and other services and supplies expressed as a daily or weekly rate. Semi-private room rate An institution’s room and board charge for most beds in rooms with 2 or more beds. If there are no such rooms, we will calculate the rate based on the rate most commonly charged by similar institutions in the same geographic area.

AL HCOC 09 as amended by 76 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Skilled nursing facility A facility specifically licensed as a skilled nursing facility by applicable laws to provide skilled nursing care. Skilled nursing facilities also include: • Rehabilitation hospitals • Portions of a rehabilitation hospital • A hospital designated for skilled or rehabilitation services Skilled nursing facility does not include institutions that provide only: • Minimal care • Custodial care • Ambulatory care • Part-time care Skilled nursing services Services provided by a registered nurse or licensed practical nurse within the scope of their license. Specialist A physician who practices in any generally accepted medical or surgical sub-specialty. Specialty prescription drugs These are prescription drugs that include typically high-cost drugs that require special handling, special storage or monitoring and may include things such as oral, topical, inhaled and injected routes of administration. You can contact us to access the list of specialty drugs. Stay A full-time inpatient confinement for which a room and board charge is made. Substance use disorder A substance use disorder, addictive disorder, or both, as defined in the Diagnostic and Statistical Manual of Mental Disorders (DSM) published by the American Psychiatric Association Surgery, surgical procedure The diagnosis and treatment of injury, deformity and disease by manual and instrumental means, such as: • Cutting • Abrading • Suturing • Destruction • Ablation • Removal • Lasering • Introduction of a catheter (e.g., heart or bladder catheterization) or scope (e.g., colonoscopy or other types of endoscopy) • Correction of fracture • Reduction of dislocation • Application of plaster casts • Injection into a joint • Injection of sclerosing solution

AL HCOC 09 as amended by 77 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 • Otherwise physically changing body tissues and organs Telemedicine A consultation between you and a provider who is performing a clinical medical or behavioral health service that can be provided electronically by: • Two-way audiovisual teleconferencing • Remote patient monitoring • Any other method required by law Remote patient monitoring services means the delivery of home health services using telecommunications technology, including: • Monitoring clinical patient data such as weight, blood pressure, pulse, pulse oximetry, blood glucose, and other condition-specific data • Medication adherence monitoring • Interactive video conference with or without digital image upload Terminal illness A medical prognosis that you are not likely to live more than 12 months. Urgent condition An illness or injury that requires prompt medical attention but is not a life-threatening emergency medical condition. Walk-in clinic A health care facility that provides limited medical care on a scheduled and unscheduled basis. A walk-in clinic may be located in, near or within a: • Drug store • Pharmacy • Retail store • Supermarket The following are not considered a walk-in clinic: • Ambulatory surgical center • Emergency room • Hospital • Outpatient department of a hospital • Physician’s office • Urgent care facility

AL HCOC 09 as amended by 78 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Aetna Life Insurance Company Amendment Effective date: January 1, 2024 Your coverage has changed. This amendment shows the changes made to your certificate of coverage. It’s effective on the date shown above. The changes appear below. 1. The Coverage and exclusions section in your certificate of coverage is changed with the following: The Acupuncture provision is revised- Acupuncture Covered services include manual or electro acupuncture. The following are not covered services: • Acupressure A new provision is added called Gender affirming treatment- Gender affirming treatment Covered services include certain services and supplies for gender affirming (sometimes called sex change) treatment. Important note: Visit https://www.aetna.com/health-care-professionals/clinical-policy-bulletins.html for detailed information about this benefit, including eligibility and medical necessity requirements. You can also call the toll-free number on your ID card. In the Prescription drugs - outpatient section, the list of services that are not covered services is revised- The following are not covered services: Drugs or medications - Administered or entirely consumed at the time and place it is prescribed or provided - Which do not require a prescription by law, even if a prescription is written, unless we have approved a medical exception - That is therapeutically the same or an alternative to a covered prescription drug, unless we approve a medical exception - Not approved by the FDA or not proven safe or effective - Provided under your medical plan while inpatient at a healthcare facility - Recently approved by the FDA but not reviewed by our Pharmacy and Therapeutics Committee, unless we have approved a medical exception - That include vitamins and minerals unless recommended by the United States Preventive Services Task Force (USPSTF) - That are used to treat sexual dysfunction, enhance sexual performance or increase sexual desire, including drugs, implants, devices or preparations to correct or enhance erectile function, enhance sensitivity or alter the shape or appearance of a sex organ unless listed as a covered service

AL HCOC 09 as amended by 79 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 - That are used for the purpose of weight gain or loss including but not limited to stimulants, preparations, foods or diet supplements, dietary regimens and supplements, food or food supplements, appetite suppressants or other medications - That are drugs or growth hormones used to stimulate growth and treat idiopathic short stature unless there is evidence that the member meets one or more clinical criteria detailed in our precertification and clinical policies • Off-label drug use except as described in the Coverage and exclusions, Prescription drugs – outpatient, Off-label use section • Prescription drugs: - That are ordered by a dentist or prescribed by an oral surgeon in relation to the removal of teeth or prescription drugs for the treatment to a dental condition - That are considered oral dental preparations and fluoride rinses except pediatric fluoride tablets or drops as specified on the plan’s drug guide - That are being used or abused in a manner that is determined to be furthering an addiction to a habit-forming substance, or drugs obtained for use by anyone other than the member as identified on the ID card A new provision is added called Telemedicine- Telemedicine Covered services include telemedicine consultations when provided by a physician, specialist, behavioral health provider or other telemedicine provider acting within the scope of their license. Covered services for telemedicine consultations are available from a number of different kinds of providers under your plan. Log in to your member website at https://www.aetna.com/ to review our telemedicine provider listing and Contact us to get more information about your options, including specific cost sharing amounts. The following are not covered services: • Telephone calls • Telemedicine kiosks A new provision is added called Virtual primary care (VPC)- Virtual primary care (VPC) VPC provides 100% coverage for eligible in-network covered services for persons 18 years of age or older. Covered services include basic medical and preventive health care services when provided by a Virtual Primary Care (VPC) telemedicine provider. A VPC telemedicine provider is a provider who is contracted with us to provide you with VPC covered services by telemedicine. Covered services include: • General primary care consultations • Preventive care screening and counseling • Preventive care biometric review and analysis – − If you will perform self-assessments, you’ll receive a blood pressure cuff and heart monitor, at no cost to you, before your initial VPC consultation.

AL HCOC 09 as amended by 80 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 − Your results may be self-reported or reviewed by your VPC telemedicine provider by a remote device • Consultations for non-emergency illness or injury, including prescriptions, when needed • Prescription drug coordination to encourage safe and appropriate use of medications • Follow-up care and coordination with network providers VPC covered services are also available through a designated network walk-in clinic. There is no cost share when you receive these services. Your VPC telemedicine provider can help you access network providers and specialists for covered services ordered during your virtual consultation, including: • Diagnostic lab tests • Preventive care immunizations • In-person preventive care • In-person biometric screenings such as cholesterol and blood sugar testing The following covered services are also available from a VPC telemedicine provider: • Behavioral health consultation • Dermatology consultation Your regular cost share will apply for services not provided by a VPC telemedicine provider and for any prescription drugs you may need. See the schedule of benefits. The following are not covered services: • VPC telemedicine consultations received from a provider who is not a VPC telemedicine provider. The Walk-in clinic provision is revised- Walk-in clinic Covered services include, but are not limited to, health care services provided through a walk-in clinic for: • Scheduled and unscheduled visits for illnesses and injuries that are not emergency medical conditions • Preventive care immunizations administered within the scope of the clinic’s license • Individual screening and counseling services that will help you: - With obesity or healthy diet - To stop using tobacco products 2. The General plan exclusions section in your certificate of coverage is changed with the following: The Behavioral health treatment exclusion is revised- Behavioral health treatment Services for the following based on categories, conditions, diagnoses, or equivalent terms as listed in the most recent version of the Diagnostic and Statistical Manual of Mental Disorders (DSM) of the American Psychiatric Association: • Stay in a facility for treatment for dementia and amnesia without a behavioral disturbance that necessitates mental health treatment

AL HCOC 09 as amended by 81 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 • School and/or education service, including special education, remedial education, wilderness treatment programs, or any such related or similar programs. Therapy by a licensed counselor will be covered if provided on an outpatient basis as part of a wilderness treatment program. • Services provided in conjunction with school, vocation, work or recreational activities • Transportation • Sexual deviations and disorders except for gender identity disorders • Tobacco use disorders and nicotine dependence except as described in the Coverage and exclusions- Preventive care section • Pathological gambling, kleptomania, and pyromania The Cosmetic services and plastic surgery exclusion is revised- Cosmetic services and plastic surgery Any treatment, surgery (cosmetic or plastic), service or supply to alter, improve or enhance the shape or appearance of the body, except where described in the Coverage and exclusions section The Who provides the care, Medical necessity, referral, and precertification requirements, Requesting a medical exception section is revised- Requesting a medical exception Sometimes you or your provider may ask for a medical exception to get coverage for drugs that are not covered or for which coverage was denied through precertification. You, someone who represents you or your provider can contact us. You will need to provide us with clinical documentation. After we receive the request and any information, we will tell you and your provider of our coverage determination within 72 hours, including hours on weekends. Any exception granted is based upon an individual and is a case-by-case decision that will not apply to other members. We will cover a drug not in the drug guide without additional cost sharing beyond what is required of drugs in the drug guide if: • We determine, after consultation with your provider, that the drug in the drug guide is an inappropriate therapy for your condition; or • You have been receiving the drug not in the drug guide for at least 6 months prior to its exclusion from the drug guide and your provider determines that: - The drug in the drug guide is an inappropriate therapy for your condition; or - Changing drug therapy presents a significant health risk to you For directions on how you can submit a request for a review: • Call the toll-free number on your ID card • Log in to the Aetna website at https://www.aetna.com/ • Submit the request in writing to CVS Health ATTN: Aetna PA, 1300 E Campbell Road, Richardson, TX 75081 You, someone who represents you or your provider may seek a quicker medical exception when the situation is urgent. It’s an urgent situation when: • You have a health condition that may seriously affect your life, health, or ability to get back maximum function

AL HCOC 09 as amended by 82 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 • The request is for a prescription to alleviate cancer pain • You are going through a current course of treatment using a non-covered drug After we receive the request and any information, we will tell you and your provider of our coverage determination within 24 hours, including hours on weekends. If we deny the request for a medical exception, you have the right to request an external review by an independent review organization (IRO). If our coverage decision is one that allows you to ask for an external review, we will say that in the notice of adverse benefit determination we send you. That notice will also describe the external review process. We will tell you and your prescriber of the coverage determination of the external review no later than 72 hours after we receive your request. For expedited medical exceptions in urgent situations, we will tell you or your prescriber of the coverage determination no later than 24 hours after we received your request. If the medical exception is approved by us, or the IRO: • The exception will apply for the entire time of the prescription, or in the case of an expedited exception, for the entire time you have an urgent situation • The cost share will be applied the same as for a drug listed in the drug guide The Benefit payments and claims, Filing a claim section is revised- Filing a claim When you see a network provider, that office will usually send us a detailed bill for your services. If you see an out-of-network provider, you may receive the bill (proof of loss) directly. This bill forms the basis of your post- service claim. If you receive the bill directly, your or your provider must send us the bill within 15 months of the date you received services, unless you are legally unable to notify use. You must send it to us with a claim form that you can either get online or contact us to provide. You should always keep your own record of the date, providers and cost of your services. The benefit payment determination is made based on many things, such as your deductible or coinsurance, the necessity of the service you received, when or where you receive the services, or even what other insurance you may have. We may need to ask you or your provider for some more information to make a final decision. You can always contact us directly to see how much you can expect to pay for any service. We will pay the claim within 40 days from when we receive all the information necessary. In no event will benefits be paid later than 60 days after we receive the proof of loss. Sometimes we may pay only some of the claim. Sometimes we may deny payment entirely. We may even rescind your coverage entirely. Rescission means you lose coverage going forward and going backward. If we paid claims for your past coverage, we will want the money back. We will refund all premiums you paid. We will give you our decision in writing. You may not agree with our decision. There are several ways to have us review the decisions. Please see the Complaints, claim decisions, and, appeal procedures section for that information. The What the plan pays and what you pay, Balance billing protection for out-of-network services section is revised- Balance billing protection for out-of-network services You are protected from balance billing by an out-of-network provider for certain services.

AL HCOC 09 as amended by 83 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 What is balance billing? You’re responsible for certain cost-sharing amounts such as deductibles, copayments and coinsurance for covered services. An out-of-network provider may have billed a charge that exceeds the amount paid by us plus your cost-sharing amounts. A balance bill occurs if the provider bills you for payment of this balance. When you cannot be balance billed An out-of-network provider cannot balance bill or attempt to collect costs from you that exceed your in- network cost-sharing requirements, such as deductibles, copayments and coinsurance for the following services: • Emergency services provided by an out-of-network provider. Your final diagnosis will not determine whether services are emergency services. • Non-emergency surgical or ancillary services provided by an out-of-network provider at an in-network facility. See your schedule for your in-network cost-sharing for these services. - Surgical or ancillary services mean any professional services including surgery, anesthesiology, pathology, radiology, or hospitalist services and laboratory services - A facility in this instance means an institution providing health care related services or a health care setting, including hospitals and other licensed inpatient centers; ambulatory surgical or treatment centers; skilled nursing facilities; residential treatment facilities; diagnostic, laboratory, and imaging centers; and rehabilitation and other therapeutic health settings • Out-of-network emergency air ambulance services We will: • Pay the out-of-network provider based on a commercially reasonable amount, based on payments for the same or similar services provided in a similar geographic area • Base your in-network cost-sharing requirement on what we usually pay a network provider • Count any amounts you are responsible for under this protection toward the in-network maximum out- of-pocket limit If you pay an amount that exceeds this, the provider must refund that amount with interest. If you are billed an amount that exceeds your payment responsibility state on your explanation of benefits or you believe you’ve been wrongly billed, you can file a complaint with the State Corporation Commission’s Virginia Bureau of Insurance at https://scc.virginia.gov/pages/File-Complaint-Consumers or call 1-877-310-6560. When you can be balance billed If you receive services from an out-of-network provider or facility in any other situation, you may be responsible for paying: • Your out-of-network deductible, copayment and coinsurance that apply • Any charges over our allowable amount See the Who provides the care – Network providers section for more information. 5. The Glossary section in your certificate of coverage is changed: Brand-name prescription drug An FDA-approved drug marketed with a specific name or trademark name by the company that manufactures it; often the same company that developed and patents it.

AL HCOC 09 as amended by 84 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 The Drug guide definition is revised – Drug guide A list of prescription and OTC drugs and devices established by us or an affiliate. It does not include all prescription and OTC drugs and devices. This list can be reviewed and changed by us or an affiliate. A copy is available at your request. Go to https://www.aetna.com/individuals-families/find-a-medication.html. The Generic prescription drug definition revised – Generic prescription drug An FDA-approved drug with the same intended use as the brand-name product, that is considered to be as effective as the brand-name product. It offers the same: • Dosage • Safety • Strength • Quality • Performance Other health care Covered services that you get from an out-of-network provider when you could not reasonably get from a network provider. It does not include those services that an out-of-network provider cannot balance bill you for. See the Balance billing protection for out-of-network services section for more information Specialty prescription drug An FDA-approved prescription drug that typically has a higher cost and requires special handling, special storage or monitoring. These drugs may be administered: • Orally (mouth) • Topically (skin) • By inhalation (mouth or nose) • By injection (needle) Specialty pharmacy A pharmacy that fills prescriptions for specialty drugs. Telemedicine A consultation between you and a physician, specialist, or behavioral health provider, or telemedicine provider who is performing a clinical medical or behavioral health service by means of electronic communication, including remote patient monitoring services.

AL HCOC 09 as amended by 85 VA AL COCAmend-2022 01, AL COCAmend-2023 01, AL COCFedAmend-2023 01 Remote patient monitoring services means the delivery of home health services using telecommunications technology, including: • Monitoring clinical patient data such as weight, blood pressure, pulse, pulse oximetry, blood glucose, and other condition-specific data • Medication adherence monitoring • Interactive video conference with or without digital image upload This amendment makes no other changes to the certificate of coverage. Dan Finke President Aetna Life Insurance Company (A Stock Company) Amendment AL COC Amend-2022 01 Amends form: AL HCOC 09 Issue Date: November 20, 2023

Additional Information Provided by Booz Allen Hamilton The following information is provided to you in accordance with the Employee Retirement Income Security Act of 1974 (ERISA). It is not a part of your booklet-certificate. Your Plan Administrator has determined that this information together with the information contained in your booklet-certificate is the Summary Plan Description required by ERISA. In furnishing this information, Aetna is acting on behalf of your Plan Administrator who remains responsible for complying with the ERISA reporting rules and regulations on a timely and accurate basis. Name of Plan: Booz Allen Hamilton Welfare Plan Employer Identification Number: Plan Number: Type of Plan: Welfare Type of Administration: Group Insurance Policy with: Aetna Life Insurance Company 151 Farmington Avenue Hartford, CT 06156 Plan Administrator: Booz Allen Hamilton 8283 Greensboro Drive McLean, VA 22102 Agent For Service of Legal Process: Booz Allen Hamilton 8283 Greensboro Drive McLean, VA 22102 Service of legal process may also be made upon the Plan Administrator End of Plan Year: December 31

Source of Contributions: Employer Procedure for Amending the Plan: Booz Allen Hamilton, may, at any time and from time to time, such individual or entity with authority and to take such action to amend the Plan, in full and in part. ERISA Rights As a participant in the group insurance plan you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974. ERISA provides that all plan participants shall be entitled to: Receive Information about Your Plan and Benefits Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites and union halls, all documents governing the Plan, including insurance contracts, collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series) that is filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration. Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including insurance contracts, collective bargaining agreements, and copies of the latest annual report (Form 5500 Series), and an updated Summary Plan Description. The Administrator may make a reasonable charge for the copies. Receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report. Receive a copy of the procedures used by the Plan for determining a qualified domestic relations order (QDRO) or a qualified medical child support order (QMCSO). Continue Group Health Plan Coverage Continue health care coverage for yourself, your spouse, or your dependents if there is a loss of coverage under the Plan as a result of a qualifying event. You or your dependents may have to pay for such coverage. Review this summary plan description and the documents governing the Plan for the rules governing your COBRA continuation coverage rights. Prudent Actions by Plan Fiduciaries In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in your interest and that of other plan participants and beneficiaries. No one, including your employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.

Enforce Your Rights If your claim for a welfare benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. Under ERISA there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay up to $ 110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. In addition, if you disagree with the Plan’s decision or lack thereof concerning the status of a domestic relations order or a medical child support order, you may file suit in a federal court. If it should happen that plan fiduciaries misuse the Plan's money or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous. Assistance with Your Questions If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact: ▪ the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory; or ▪ the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Statement of Rights under the Newborns' and Mothers' Health Protection Act Under federal law, group health plans and health insurance issuers offering group health insurance coverage generally may not restrict benefits for any hospital length of stay in connection with childbirth for the mother or newborn child to less than 48 hours following a vaginal delivery, or less than 96 hours following a delivery by cesarean section. However, the plan or issuer may pay for a shorter stay if the attending provider (e.g., your physician, nurse midwife, or physician assistant), after consultation with the mother, discharges the mother or newborn earlier. Also, under federal law, plans and issuers may not set the level of benefits or out-of-pocket costs so that any later portion of the 48-hour (or 96-hour) stay is treated in a manner less favorable to the mother or newborn than any earlier portion of the stay. In addition, a plan or issuer may not, under federal law, require that you, your physician, or other health care provider obtain authorization for prescribing a length of stay of up to 48 hours (or 96 hours). However, you may be required to obtain precertification for any days of confinement that exceed 48 hours (or 96 hours). For information on precertification, contact your plan administrator. Notice Regarding Women's Health and Cancer Rights Act Under this health plan, as required by the Women's Health and Cancer Rights Act of 1998, coverage will be provided to a person who is receiving benefits in connection with a mastectomy and who elects breast reconstruction in connection with the mastectomy for: (1) all stages of reconstruction of the breast on which a mastectomy has been performed; (2) surgery and reconstruction of the other breast to produce a symmetrical appearance; (3) prostheses; and (4) treatment of physical complications of all stages of mastectomy, including lymphedemas. This coverage will be provided in consultation with the attending physician and the patient, and will be provided in accordance with the plan design, limitations, copays, deductibles, and referral requirements, if any, as outlined in your plan documents. If you have any questions about our coverage of mastectomies and reconstructive surgery, please contact the Member Services number on your ID card. For more information, you can visit this U.S. Department of Health and Human Services website, http://www.cms.gov/home/regsguidance.asp, and this U.S. Department of Labor website, https://www.dol.gov/agencies/ebsa/employers-and-advisers/plan-administration-and-compliance/health-plans.

When you get emergency care or are treated by an out-of-network provider at an in-network facility, you are protected from balance billing. In these cases, you shouldn’t be charged more than your plan’s copayments, coinsurance and/or deductible. Your Rights and Protections Against Surprise Medical Bills What is “balance billing” (sometimes called “surprise billing”)? When you see a doctor or other health care provider, you may owe certain out-of-pocket costs, like a copayment, coinsurance, or a deductible. You may have additional costs or have to pay the entire bill if you see a provider or visit a health care facility that isn’t in your health plan’s network. “Out-of-network” means providers and facilities that haven’t signed a contract with your health plan to provide services. Out-of-network providers may be allowed to bill you for the difference between what your plan pays, and the full amount charged for a service. This is called “balance billing.” This amount is likely more than in-network costs for the same service and might not count toward your plan’s deductible or annual out-of-pocket limit. “Surprise billing” is an unexpected balance bill. This can happen when you can’t control who is involved in your care—like when you have an emergency or when you schedule a visit at an in- network facility but are unexpectedly treated by an out-of-network provider. Surprise medical bills could cost thousands of dollars depending on the procedure or service. Insurers are required to tell you which providers and facilities are in their networks. Providers and facilities must tell you with which provider networks they participate. This information is on the insurer’s, provider’s or facility’s website or on request. You’re protected from balance billing for: Emergency services If you have an emergency medical condition and get emergency services from an out-of- network provider or facility, the most they can bill you is your plan’s in- network cost-sharing amount (such as deductibles, copayments and coinsurance). You can’t be balance billed for these emergency services. This includes services at the same facility that you may get after you’re in stable condition, unless you give written consent and give up your protections not to be balanced billed for these post-stabilization services.

Certain services at an in-network facility When you get services from an in-network facility, certain providers there may be out-of- network. In these cases, the most those providers can bill you is your plan’s in-network cost- sharing amount. This applies to emergency medicine, laboratory, surgeon and assistant surgeon services, and professional ancillary services such as anesthesia, pathology, radiology, neonatology, hospitalist, or intensivist services. These providers can’t balance bill you and can’t ask you to give up your protections not to be balance billed. If you receive other types of services at these in-network facilities, out-of-network providers can’t balance bill you unless you give written consent and give up your protections. You’re never required to give up your protections from balance billing. You also aren’t required to get out-of-network care. You can choose a provider or facility in your plan’s network. When balance billing isn’t allowed, you also have these protections: • You’re only responsible for paying your share of the cost (like the copayments, coinsurance, and deductible that you would pay if the provider or facility was in-network). Your health plan will pay any additional costs to out-of-network providers and facilities directly. • Generally, your health plan must: o Cover emergency services without requiring you to get approval for services in advance (also known as “prior authorization”). o Cover emergency services by out-of-network providers. o Base what you owe the provider or facility (cost-sharing) on what it would pay an in-network provider or facility and show that amount in your explanation of benefits. o Count any amount you pay for emergency services or out-of-network services toward your in-network deductible and in-network out-of-pocket limit. If you think you’ve been wrongly billed, call the federal agencies responsible for enforcing the federal balance billing protection law at: 1-800-985-3059 and/or file a complaint with the Virginia State Corporation Commission Bureau of Insurance at: scc.virginia.gov/pages/File- Complaint-Consumers or call 1-877-310-6560. Visit cms.gov/nosurprises/consumers for more information about your rights under federal law. Consumers covered under (i) a fully-insured policy issued in Virginia, (ii) the Virginia state employee health benefit plan; or (iii) a self-funded group that opted-in to the Virginia protections are also protected from balance billing under Virginia law. Visit scc.virginia.gov/pages/Balance- Billing- Protection for more information about your rights under Virginia law.

Confidentiality Notice Aetna considers personal information to be confidential and has policies and procedures in place to protect it against unlawful use and disclosure. By "personal information," we mean information that relates to a member's physical or mental health or condition, the provision of health care to the member, or payment for the provision of health care or disability or life benefits to the member. Personal information does not include publicly available information or information that is available or reported in a summarized or aggregate fashion but does not identify the member. When necessary or appropriate for your care or treatment, the operation of our health, disability or life insurance plans, or other related activities, we use personal information internally, share it with our affiliates, and disclose it to health care providers (doctors, dentists, pharmacies, hospitals and other caregivers), payors (health care provider organizations, employers who sponsor self-funded health plans or who share responsibility for the payment of benefits, and others who may be financially responsible for payment for the services or benefits you receive under your plan), other insurers, third party administrators, vendors, consultants, government authorities, and their respective agents. These parties are required to keep personal information confidential as provided by applicable law. In our health plans, participating network providers are also required to give you access to your medical records within a reasonable amount of time after you make a request. Some of the ways in which personal information is used include claim payment; utilization review and management; medical necessity reviews; coordination of care and benefits; preventive health, early detection, vocational rehabilitation and disease and case management; quality assessment and improvement activities; auditing and anti-fraud activities; performance measurement and outcomes assessment; health, disability and life claims analysis and reporting; health services, disability and life research; data and information systems management; compliance with legal and regulatory requirements; formulary management; litigation proceedings; transfer of policies or contracts to and from other insurers, HMOs and third party administrators; underwriting activities; and due diligence activities in connection with the purchase or sale of some or all of our business. We consider these activities key for the operation of our health, disability and life plans. To the extent permitted by law, we use and disclose personal information as provided above without member consent. However, we recognize that many members do not want to receive unsolicited marketing materials unrelated to their health, disability and life benefits. We do not disclose personal information for these marketing purposes unless the member consents. We also have policies addressing circumstances in which members are unable to give consent. To obtain a copy of our Notice of Privacy Practices, which describes in greater detail our practices concerning use and disclosure of personal information, please call the toll-free Member Services number on your ID card or visit our Internet site at www.aetna.com.

BENEFIT PLAN Prepared for Booz Allen Hamilton Retired Officers Comprehensive Dental Plan What Your Plan Covers and How Benefits are Paid Aetna Life Insurance Company Booklet-certificate This Booklet-certificate is part of the Group policy between Aetna Life Insurance Company and the Policyholder

AL HCOC-CDental 06 VA GE-06 Aetna Life Insurance Company Booklet-certificate Comprehensive dental insurance plan Prepared for: Policyholder: Booz Allen Hamilton Policyholder number: Booklet-certificate: 2 Group policy effective date: January 1, 2021 Plan name: Retired Officers Comprehensive Dental Plan Plan effective date: January 1, 2022 Plan issue date: November 20, 2023 Plan revision effective date: January 1, 2024 Underwritten by Aetna Life Insurance Company This booklet-certificate is made part of the group policy

AL HCOC-CDental 06 VA GE-06 Welcome Thank you for choosing Aetna®. This is your booklet-certificate. It is one of three documents that together describe the benefits covered by your Aetna plan for dental coverage. This booklet-certificate will tell you about your covered benefits – what they are and how you get them. If you become covered, this booklet-certificate becomes your certificate of coverage under the group policy, and it replaces all certificates describing similar coverage that we sent to you before. The second document is the schedule of benefits. It tells you how we share expenses for eligible dental services and tells you about limits – like when your plan covers only a certain number of visits. The third document is the group policy between Aetna Life Insurance Company (“Aetna”) and the policyholder. Ask the policyholder if you have any questions about the group policy. Sometimes, we may send you documents that are amendments, endorsements, attachments, inserts or riders. They change or add to the documents that they’re part of. When you receive these, they are considered part of your Aetna plan for coverage. Where to next? Try the Let’s get started! section. Let's get started! gives you a summary of how your plan works. The more you understand, the more you can get out of your plan. Welcome to your Aetna plan. We are regulated in Virginia by both the State Corporation Commission Bureau of Insurance under Title 38.2 of the Code of Virginia and the Virginia Department of Health under Title 32.1 of the Code of Virginia.

AL HCOC-CDental 06 VA GE-06 Table of Contents Page Welcome Let's get started!..............................................................................................................................1 Who the plan covers........................................................................................................................4 Medical necessity requirements .....................................................................................................6 What are your eligible dental services? ..........................................................................................7 What rules and limits apply to dental care?....................................................................................9 What your plan doesn't cover - exclusions....................................................................................11 Who provides the care ..................................................................................................................14 What the plan pays and what you pay ..........................................................................................15 When you disagree - claim decisions and appeals procedures .....................................................17 Coordination of benefits (COB) .....................................................................................................21 When coverage ends .....................................................................................................................25 Special coverage options after your plan coverage ends ..............................................................28 General provisions – other things you should know .....................................................................31 Glossary .........................................................................................................................................34 Discount arrangements .................................................................................................................38 Wellness and other rewards..........................................................................................................39 Schedule of benefits Issued with your booklet-certificate

AL HCOC-CDental 06 1 VA GE-06 Let’s get started! Here are some basics. First things first – some notes on how we use words. Then we explain how your plan works so you can get the most out of your coverage. But for all the details – and this is very important – you need to read this entire booklet-certificate and the schedule of benefits. And if you need help or more information, we tell you how to reach us. Some notes on how we use words in the booklet-certificate and schedule of benefits  When we say “you” and “your”, we mean you and any covered dependents  When we say “us”, “we”, and “our”, we mean Aetna  Some words appear in bold type and we define them in the Glossary section Sometimes we use technical dental language that is familiar to dental providers. What your plan does – providing covered benefits Your plan provides covered benefits. These are eligible dental services for which your plan has the obligation to pay. How your plan works – starting and stopping coverage Your coverage under the plan has a start and an end. You start coverage after the eligibility and enrollment process is completed. To learn more see the Who the plan covers section. You can lose coverage for many reasons. To learn more see the When coverage ends section. Ending coverage under the plan doesn’t necessarily mean you lose coverage with us. See the Special coverage options after your plan coverage ends section. How your plan works while you are covered Your coverage helps you get and pay for eligible dental services. Important note: See the schedule of benefits for any deductibles, coinsurance, and maximum age or visit limits that may apply. Eligible dental services Eligible dental services meet these requirements:  They are listed in the Eligible dental services section in the schedule of benefits.  They are not listed in these sections: – What are your eligible dental services? – What rules and limits apply to dental care? – What your plan doesn’t cover – exclusions. We refer to this section as “Exclusions”.  They are not beyond any limits in the What rules and limits apply to dental care? section and the schedule of benefits Dental providers You may choose any dental provider for the care you need. For more information about the role of your dental provider, see the Who provides the care section.

AL HCOC-CDental 06 2 VA GE-06 Paying for dental services– the general requirement The general requirement for the plan to pay any part of the expense for an eligible dental service is that the dental service is medically necessary. You will find details on medical necessity requirements in the Medical necessity requirements section. Paying for eligible dental services– sharing the expense Generally your plan and you will share the expense of your eligible dental services when you meet the general requirements for paying. But sometimes your plan will pay the entire expense; and sometimes you will. For more information see the What the plan pays and what you pay section and see the schedule of benefits. How to contact us for help – important information about your insurance If you need to contact someone about this insurance for any reason, please contact your agent. If no agent was involved in the sale of this insurance, or if you have additional questions, we are here to answer your questions. You can contact us by registering and logging onto our self-service website available 24/7 that requires registration and logon at https://www.aetna.com/. In our website you can get reliable dental information, tools and resources. Online tools will make it easier for you to:  Make informed decisions about your dental care  View claims  Research care and treatment options  Access information on health and wellness You can also contact us by:  Calling Aetna at 1-877-238-6200  Writing us at Aetna Life Insurance Company, 151 Farmington Ave, Hartford, CT 06156 If you have been unable to contact or obtain satisfaction from us or the agent, you can contact the Virginia State Corporation Commission's Bureau of Insurance at: Bureau of Insurance P.O. Box 1157 Richmond, VA 23218 (804) 371-9741, local (800) 552-7945, in-state toll-free number (877) 310-6560, national toll-free number Written correspondence is preferable so that a record of your inquiry is maintained. When contacting us, the agent or the BOI, have your policy number available.

AL HCOC-CDental 06 3 VA GE-06 Your ID card You don't need to show an ID card. When visiting a dentist, just provide your:  Name  Date of birth  ID card number or social security number The dental office can use that information to verify your eligibility and benefits. Your ID number is located on your digital ID card which you can view or print by going to our self-service website. If you don’t have internet access, call us. You can also access your ID card when you’re on the go. To learn more, visit us at https://www.aetna.com/.

AL HCOC-CDental 06 4 VA GE-06 Who the plan covers You will find information in this section about:  Who is eligible  When you can join the plan  Who can be on your plan (who can be your dependent)  Adding new dependents  Special times you and your dependents can join the plan Who is eligible The policyholder decides and tells us who is eligible for dental care coverage. When you can join the plan As an employee you can enroll yourself and your dependents:  Once each Calendar Year during the annual enrollment period  At other special times during the year (see the Special times you and your dependents can join the plan section below) If you don’t enroll yourself and your dependents when you first qualify for dental benefits, you may have to wait until the next annual enrollment period to join. Who can be on your plan (who can be your dependent) You can enroll the following family members on your plan. (They are referred to in this booklet-certificate as your “dependents”.)  Your legal spouse  Your domestic partner who meets any policyholder rules and requirements under state law • Your dependent children – yours or your spouse’s or partner’s - Dependent children must be: o Under 26 years of age - Dependent children include: o Natural children o Stepchildren o Adopted children including those placed with you for adoption o Foster children o Children you are responsible for under a qualified medical support order or court order o Grandchildren in your legal custody You may continue coverage for a disabled child past the age limit shown above. See the Extension of coverage for other reasons in the Special coverage options after your plan coverage ends section for more information. Adding new dependents You can add the following new dependents any time during the year:  A spouse - If you marry, you can put your spouse on your plan. – We must receive your completed enrollment information not more than 31 days after the date of your marriage. – Ask the policyholder when benefits for your spouse will begin. It will be: o No later than the first day of the first calendar month after the date we receive your completed enrollment information o Within 31 days of the date of your marriage.

AL HCOC-CDental 06 5 VA GE-06  A domestic partner - If you enter a domestic partnership, you can enroll your domestic partner on your dental plan. – We must receive your completed enrollment information not more than 31 days after the date you file a Declaration of Domestic Partnership, or not later than 31 days after you provide documentation required by the policyholder. – Ask the policyholder when benefits for your domestic partner will begin. It will be either on the date your Declaration of Domestic Partnership is filed or the first day of the month following the date we receive your completed enrollment information.  A newborn child – Your newborn child is covered on your dental plan for the first 31 days after birth. – To keep your newborn covered, we must receive your completed enrollment information within 31 days of birth. – You must still enroll the child within 31 days of birth even when coverage does not require payment of an additional premium contribution for the covered dependent. – If you miss this deadline, your newborn will not have dental benefits after the first 31 days.  An adopted child – A child that you, or that you and your spouse or domestic partner adopts is covered on your plan for the first 31 days from the date of the adoption or placement for adoption. – To keep your adopted child covered, we must receive your completed enrollment information within 31 days after the adoption. – If you miss this deadline, your adopted child will not have dental benefits after the first 31 days.  A stepchild – You may put a child of your spouse or domestic partner on your plan. – You must complete your enrollment information and send it to us within 31 days after the date of your marriage or your Declaration of Domestic Partnership with your stepchild’s parent. – Ask the policyholder when benefits for your stepchild will begin. It is either on the date of your marriage or the date your Declaration of Domestic Partnership is filed or the first day of the month following the date we receive your completed enrollment information. Inform us of any changes It is important that you inform us of any changes that might affect your benefit status. This will help us effectively deliver your benefits. Please contact us as soon as possible with changes such as:  Change of address or phone number  Change in marital status  Change of covered dependent status  A covered dependent who enrolls in any other dental plan Special times you and your dependents can join the plan You can enroll in these situations:  When you did not enroll in this plan before because: – You were covered by another group dental plan, and now that other coverage has ended – You had COBRA, and now that coverage has ended  You have added a dependent because of marriage, birth, adoption, placement for adoption or foster care. See the Adding new dependents section for more information  When a court orders that you cover a current spouse, domestic partner, or a minor child on your dental plan We must receive your completed enrollment information from you within 31 days of that date on which you no longer have the other coverage mentioned above. Effective date of coverage Your coverage will be in effect as of the date you become eligible for dental benefits.

AL HCOC-CDental 06 6 VA GE-06 Medical necessity requirements The starting point for covered benefits under your plan is whether the services and supplies are eligible dental services and medically necessary. See the Eligible dental services and Exclusions sections plus the schedule of benefits. This section addresses the medical necessity requirements. Medically necessary/medical necessity As we said in the Let's get started! section, medical necessity is a requirement for you to receive a covered benefit under this plan. The medical necessity requirements are in the Glossary section, where we define "medically necessary, medical necessity”.

AL HCOC-CDental 06 7 VA GE-06 What are your eligible dental services? The information in this section is the first step to understanding your plan's eligible dental services. If you have questions about this section, see the How to contact us for help section. Your plan covers many kinds of dental care services and supplies. But some are not covered at all or are covered only up to a limit. You can find out about exceptions and exclusions in the:  Dental provider services benefit below  What rules and limits apply to dental care? section  Exclusions section Your dental plan We explain how your dental plan works in the Let’s get started! section. Schedule of benefits Eligible dental services include dental services and supplies provided by a dental provider. Your schedule of benefits includes a detailed list of eligible dental services under your dental plan (including any maximums and limits that apply to them). Dental provider services You can get eligible dental services:  At the dental provider’s office  By way of teledentistry Important note: Eligible dental services for teledentistry are paid based upon the cost share features that apply to the type of eligible dental service that you get. See your schedule of benefits for details. The following are not eligible dental services under your plan except as described in the What rules and limits apply to dental care? section of this booklet-certificate, the schedule of benefits, or a rider or amendment issued to you for use with this booklet-certificate:  Acupuncture, acupressure and acupuncture therapy  Asynchronous dental treatment  Crown, inlays and onlays, and veneers unless for one of the following: - It is treatment for decay or traumatic injury and teeth cannot be restored with a filling material - The tooth is an abutment to a covered partial denture or fixed bridge.  Dental implants, false teeth, prosthetic restoration of dental implants, plates, dentures, braces, mouth guards, and other devices to protect, replace or reposition teeth and removal of implants  Dental services and supplies made with high noble metals (gold or titanium) except as covered in the schedule of benefits

AL HCOC-CDental 06 8 VA GE-06  Dentures, crowns, inlays, onlays, bridges, or other prosthetic appliances or services used for the purpose of splinting, to alter vertical dimension, to restore occlusion, or correcting attrition, abrasion, or erosion  General anesthesia and intravenous sedation, unless specifically covered and done in connection with another eligible dental service  Instruction for diet, tobacco counseling and oral hygiene  Orthodontic treatment except as covered in the schedule of benefits  Prefabricated porcelain/ceramic crown – permanent tooth  Services and supplies provided in connection with treatment or care that is not covered under the plan  Replacement of a device or appliance that is lost, missing or stolen, and for the replacement of appliances that have been damaged due to abuse, misuse or neglect and for an extra set of dentures  Replacement of teeth beyond the normal complement of 32  Services and supplies provided where there is no evidence of pathology, dysfunction or disease, other than covered preventive services  Space maintainers except when needed to preserve space resulting from the premature loss of deciduous teeth  Surgical removal of impacted wisdom teeth when removed only for orthodontic reasons Dental emergency services Eligible dental services include dental emergency services provided for a dental emergency. The care provided must be a covered benefit. If you have a dental emergency, you should consider using your dental provider who may be more familiar with your dental needs. However, you can get treatment from any dentist. If you need help in finding one, just call us.

AL HCOC-CDental 06 9 VA GE-06 What rules and limits apply to dental care? Several rules apply to the dental benefits. Following these rules will help you use your plan to your advantage by avoiding expenses that are not covered by your plan. Alternate treatment rule Sometimes there are several ways to treat a dental problem, all of which provide acceptable results. If a charge is made for a non-eligible dental service but an eligible dental service would have provided acceptable results, then your plan will pay a benefit for the eligible dental service. If a charge is made for an eligible dental service but a different eligible dental service would have provided acceptable results and is less expensive, then your plan will pay a benefit based upon the least expensive eligible dental service. You should review the differences in the cost of alternate treatment with your dental provider. Of course, you and your dental provider can still choose the more costly treatment method. You are responsible for any charges in excess of what your plan will cover. Congenital defects treatment rule For newly born children, dental benefits are provided for medically diagnosed congenital defects and birth abnormalities, including cleft lip, cleft palate or ectodermal dysplasia, to the same extent as other dental conditions. Reimbursement policies We reserve the right to apply our reimbursement policies to all services including involuntary services. Those policies may affect the recognized charge. These policies consider:  The duration and complexity of a service  When multiple procedures are billed at the same time, whether additional overhead is required  Whether an assistant surgeon is necessary for the service  If follow up care is included  Whether other characteristics modify or make a particular service unique  When a charge includes more than one claim line, whether any services described by a claim line are part of, or incidental to, the primary service provided  The educational level, licensure or length of training of the provider Aetna reimbursement policies are based on our review of:  Generally accepted standards of dental practice  The views of providers and dentists practicing in the relevant clinical areas

AL HCOC-CDental 06 10 VA GE-06 Replacement rule Some eligible dental services are subject to your plan’s replacement rule. The replacement rule applies to replacements of, or additions to existing:  Crowns  Inlays  Onlays  Veneers  Complete dentures  Removable partial dentures  Fixed partial dentures (bridges)  Other prosthetic services These eligible dental services are covered only when you give us proof that:  While you were covered by the plan: – You had a tooth (or teeth) extracted after the existing denture, bridge or other prosthetic item was installed. – As a result, you need to replace or add teeth to your denture, bridge or other prosthetic item and: o The tooth that was removed was not an abutment to a removable or fixed partial denture, bridge or other prosthetic item installed during the prior 5 years. o Your present denture is an immediate temporary one that replaced that tooth (or teeth). A permanent denture is needed and the temporary denture cannot be used as a permanent denture. Replacement must occur within 12 months from the date that the temporary denture was installed.  The present item cannot be made serviceable, and is: – A crown installed at least 5 years before its replacement. – An inlay, onlay, veneer, complete denture, removable partial denture, fixed partial denture (bridge), or other prosthetic item installed at least 5 years before its replacement. Tooth missing but not replaced rule The first installation of complete dentures, removable partial dentures, fixed partial dentures (bridges), and other prosthetic services will be covered if:  The dentures, bridges or other prosthetic items are needed to replace one or more natural teeth that were removed while you were covered by the plan. (The extraction of a third molar tooth does not qualify.)  The tooth that was removed was not an abutment to a removable or fixed partial denture, bridge or prosthetic item installed during the prior 5 years. Any such appliance, prosthetic item or fixed bridge must include the replacement of an extracted tooth or teeth.

AL HCOC-CDental 06 11 VA GE-06 What your plan doesn’t cover –exclusions We already told you about the many dental care services and supplies that are eligible for coverage under your plan in the What are your eligible dental services? section. In that section we also told you that some dental care services and supplies have exceptions and some are not covered at all (exclusions). In this section we tell you about the exclusions that apply to your plan. And just a reminder, you'll find benefit and coverage limitations in the schedule of benefits. Exclusions The following are not eligible dental services under your plan except as described in:  The What are your eligible dental services? section  The What rules and limits apply to dental care? section  The schedule of benefits  A rider or amendment issued to you for use with this booklet-certificate Charges for services or supplies  Provided by a provider in excess of the recognized charge  Provided for your personal comfort or convenience, or the convenience of any other person, including a dental provider  Provided in connection with treatment or care that is not covered under the plan  Cancelled or missed appointment charges or charges to complete claim forms  Charges for which you have no legal obligation to pay  Charges that would not be made if you did not have coverage, including: - Care in charitable institutions - Care for conditions related to current or previous military service - Care while in the custody of a governmental authority Charges in excess of any benefit limits  Any charges in excess of the benefit, dollar, visit, or frequency limits stated in the schedule of benefits. Cosmetic services and plastic surgery (except to the extent coverage is specifically provided in the schedule of benefits)  Cosmetic services and supplies including: - Plastic surgery - Reconstructive surgery - Cosmetic surgery - Personalization or characterization of dentures or other services and supplies which improve, alter or enhance appearance - Augmentation and vestibuloplasty and other services to protect, clean, whiten, bleach, alter the appearance of teeth whether or not for psychological or emotional reasons Facings on molar crowns and pontics will always be considered cosmetic

AL HCOC-CDental 06 12 VA GE-06 Court-ordered services and supplies  This includes those court ordered services and supplies, or those required as a condition of parole, probation, release or because of any legal proceeding, unless they are an eligible dental service under this plan. Dental services and supplies  Those covered under any other plan of group benefits provided by the policyholder Examinations Any dental examinations needed:  Because a third party requires the exam. Examples include examinations to get or keep a job, or examinations required under a labor agreement or other contract.  To buy insurance or to get or keep a license.  To travel.  To go to a school, camp, or sporting event, or to join in a sport or other recreational activity. Experimental or investigational  Experimental or investigational drugs, devices, treatments or procedures Non-medically necessary services  Services, including but not limited to, those treatments, services, prescription drugs and supplies which are not medically necessary (as determined by Aetna) for the diagnosis and treatment of illness, injury, restoration of physiological functions, or covered preventive services. This applies even if they are prescribed, recommended or approved by your physician or dentist. Other primary payer  Payment for a portion of the charge that another party is responsible for as the primary payer Outpatient prescription drugs, and preventive care drugs and supplements  Prescribed drugs, pre-medication or analgesia Personal care, comfort or convenience items  Any service or supply primarily for your convenience and personal comfort or that of a third party Providers and other health professionals  Treatment by other than a dentist. However, the plan will cover some services provided by a licensed dental hygienist under the supervision and guidance of a dentist. These are: - Scaling of teeth - Cleaning of teeth - Topical application of fluoride  Charges submitted for services by an unlicensed provider or not within the scope of the provider’s license. Services provided by a family member  Services provided by a spouse, domestic partner, parent, child, stepchild, brother, sister, in-law or any household member

AL HCOC-CDental 06 13 VA GE-06 Teledentistry  Services given when you are not present at the same time as the dental provider  Services including: - Telephone calls - Teledentistry kiosks - Electronic vital signs monitoring or exchanges Work related illness or injuries  Coverage available to you under workers’ compensation or under a similar program under local, state or federal law for any illness or injury related to employment or self-employment.  A source of coverage or reimbursement will be considered available to you even if you waived your right to payment from that source. You may also be covered under a workers’ compensation law or similar law.  If you submit proof that you are not covered for a particular illness or injury under such law, then that illness or injury will be considered “not work related” regardless of cause.

AL HCOC-CDental 06 14 VA GE-06 Who provides the care Just as the starting point for coverage under your plan is whether the services and supplies are eligible dental services, the foundation for getting covered care is the dental provider. This section tells you about dental providers. Providers When you need dental care, you can go to any dental provider to provide eligible dental services to you. You will have to pay for services at the time that they are provided. You will be required to pay the full charges and submit a claim for reimbursement to us. You are responsible for completing and submitting claim forms for reimbursement of eligible dental services that you paid directly to a dental provider.

AL HCOC-CDental 06 15 VA GE-06 What the plan pays and what you pay Who pays for your eligible dental services – this plan, both you and this plan or just you? That depends. This section gives the general rule and explains these key terms:  Your deductible  Your coinsurance  Your maximums We also remind you that sometimes you will be responsible for paying the entire bill – for example, if you get care that is not an eligible dental service. The general rule When you get eligible dental services:  You pay your deductible And then  The schedule of benefits lists how much you pay and your plan pays. The coinsurance percentage may vary by the type of expense. And then  You are responsible for any amounts above the Calendar Year and lifetime maximums. When we say “expense” in this general rule, we mean the recognized charge. See the Glossary section for what this term means. Important note – when you pay all You pay the entire expense for an eligible dental service when you get a dental care service or supply that is not medically necessary. See the Medical necessity requirements section. The dental provider may require you to pay the entire charge. And any amount you pay will not count towards your deductible or towards your Calendar Year and lifetime maximums. Special financial responsibility You are responsible for the entire expense of:  Cancelled or missed appointments Neither you nor we are responsible for:  Charges for which you have no legal obligation to pay  Charges that would not be made if you did not have coverage Where your schedule of benefits fits in This section explains some of the terms you will find in your schedule of benefits. How your deductible works Your deductible is the amount you need to pay for eligible dental services per Calendar Year before your plan begins to pay for eligible dental services. Your schedule of benefits shows the deductible amounts for your plan.

AL HCOC-CDental 06 16 VA GE-06 How your coinsurance works Your coinsurance is the amount you pay for eligible dental services after you have paid your deductible. The schedule of benefits shows the coinsurance this plan will pay for specific eligible dental services. You are responsible for paying any remaining coinsurance. How your Calendar Year maximum works This is the most that this plan will pay, after you have paid any applicable deductible, for charges that you incur for eligible dental services in a Calendar Year. You are responsible for any amounts above the maximum. How your lifetime maximum works This is the most the plan will pay, after you have paid your deductible, for charges that you incur for eligible dental services during your lifetime. You are responsible for any charges above this maximum. Important note: See the schedule of benefits for any deductibles, coinsurance, maximum and maximum age, visit limits, and other limitations that may apply.

AL HCOC-CDental 06 17 VA GE-06 When you disagree - claim decisions and appeals procedures In the previous section, we explained how you and we share responsibility for paying for your eligible dental services. When a claim comes in, we review it, make a decision and tell you how you and we will split the expense. We also explain what you can do if you think we got it wrong. Claim procedures You or your dental provider are required to send us a claim in writing. You can request a claim form from us. We will review that claim for payment to the dental provider or to you as appropriate. The table below explains the claim procedures as follows: Notice Requirement Deadline Submit a claim  You should notify us in writing of a claim within 20 days after the loss and request a claim form from us. We won’t void or reduce a claim if you failed to do so but did it as soon as reasonably possible  The claim form will provide instructions on how to complete and where to send the forms  We will furnish a claim form to you within 15 days of your request  If the claim form is not sent on time, we will accept a written description that is the basis of the claim as your proof of loss. It must be sent to us within the time limits stated in the Proof of loss section and detail the nature and extent of the loss Proof of loss When you have received a service from an eligible dental provider, you will be charged. The information you receive for that service is your proof of loss.  A completed claim form and any additional information required by us  You must send us proof of loss within 90 days after the date of the loss  We won’t void or reduce your claim if you cannot send the proof of loss within the required timeframe but sent it as soon as reasonably possible  Proof of loss may not be given later than 1 year after the time proof is otherwise required, except if you lack the legal capacity to do so

AL HCOC-CDental 06 18 VA GE-06 Benefit payment  Written proof must be provided for all benefits  If we challenge any portion of a claim, the unchallenged portion of the claim will be paid within 60 days after the receipt of proof of loss.  Benefits will be paid as soon as the necessary proof to support the claim is received  In no event will benefits be paid later than the 60th day after we receive the proof of loss If, through no fault of your own, you are not able to meet the deadline for filing a claim, your claim will not be voided or reduced if it is filed as soon as reasonably possible. Unless you are legally incapacitated, late claims will not be covered if they are filed more than 27 months after the deadline. Communicating our claim decisions The amount of time that we have to tell you about our decision on a claim is shown below. Post-service claim A post service claim is a claim that involves dental care services you have already received. Type of notice Post-service claim Initial decision by us 30 days Extensions 15 days If we request more information 30 days Time you have to send us additional information 45 days Adverse benefit determinations We pay many provider claims at the recognized charge except for your share of the costs. But sometimes we pay only some of the claim. And sometimes we don’t pay at all. Any time we don’t pay even part of the claim, that is called an “adverse benefit determination” or “adverse decision”. If we make an adverse benefit determination, we will tell you in writing. The difference between a complaint and an appeal A complaint You may not be happy about a dental provider or an operational issue, and you may want to complain. You can call or write us. Your complaint should include a description of the issue. You should include copies of any records or documents that you think are important. We will review the information and provide you with a written response within 30 calendar days of receiving the complaint. We will let you know if we need more information to make a decision. An appeal You can ask us to review an adverse benefit determination. This is called an appeal. You can appeal by calling us.

AL HCOC-CDental 06 19 VA GE-06 Appeals of adverse benefit determinations You can appeal our adverse benefit determination. We will assign your appeal to someone who was not involved in making the original decision. You must file an appeal within 180 calendar days from the time you receive the notice of an adverse benefit determination. You can appeal by sending a written appeal to the address on the notice of adverse benefit determination or by calling us. You need to include:  Your name  The policyholder’s name  A copy of the adverse benefit determination  Your reasons for making the appeal  Any other information you would like us to consider Another person may submit an appeal for you, including a dental provider. That person is called an authorized representative. You need to tell us if you choose to have someone else appeal for you (even if it is your dental provider). You should fill out an authorized representative form telling us that you are allowing someone to appeal for you. You can get this form on our website or by contacting us. The form will tell you where to send it to us. You can use an authorized representative at any level of appeal. You can appeal two times under this plan. If you appeal a second time you must present your appeal within 60 calendar days from the date you receive the notice of the first appeal decision. Timeframes for deciding appeals The amount of time that we have to tell you about our decision on an appeal claim depends on the type of claim. The chart below shows a timetable view of the different types of claims and how much time we have to tell you about our decision. Type of notice Post-service appeal Initial decision by us 30 days Extensions 15 days If we request more information 30 days Time you have to send us additional information 45 days Exhaustion of appeals process You must complete the appeal process with us before you can pursue arbitration, litigation or other type of administrative proceeding. The Virginia Bureau of Insurance is also available to help you at any time during the appeal process. You are not required to complete the appeals process with us before you contact them. See the Managed Care Ombudsman provision for additional information.

AL HCOC-CDental 06 20 VA GE-06 Managed Care Ombudsman If you have any questions regarding an appeal which have not been satisfactorily addressed by us, you may contact the Office of the Managed Care Ombudsman for assistance. Office of the Managed Care Ombudsman Bureau of Insurance P.O. Box 1157 Richmond, VA 23218 Toll-free: (877) 310-6560 Richmond Metropolitan Area: (804) 371-9032 E-Mail: ombudsman@scc.virginia.gov Virginia Department of Health, Office of Licensure and Certification You or your provider can contact the Office of Licensure and Certification to file a complaint regarding quality of care, choice and accessibility of providers, or network adequacy. The contact information is shown below. Virginia Department of Health Office of Licensure and Certification 9960 Mayland Drive, Suite 401 Richmond, Virginia 23233-1463 Toll free: 1-800-955-1819 Richmond Metropolitan Area: (804) 367-2106 E-mail: OLC-Complaints@vdh.virginia.gov Fax: (804) 527-4503 Recordkeeping We will keep the records of all complaints and appeals for at least 10 years. Fees and expenses We do not pay any fees or expenses incurred by you when you submit a complaint or appeal.

AL HCOC-CDental 06 21 VA GE-06 Coordination of benefits Some people have dental coverage under more than one plan. If you do, we will work together with your other plans to decide how much each plan pays. This is called coordination of benefits (COB). Key terms Here are some key terms we use in this section. These terms will help you understand this COB section. Allowable expense means:  A dental care expense that any of your dental plans cover to any degree. If the dental care service is not covered by any of the plans, it is not an allowable expense. For example, cosmetic surgery generally is not an allowable expense under this plan. In this section we talk about other “plans” which are those plans where you may have other coverage for dental care expenses, such as:  Group, blanket, or franchise health insurance policies issued by insurers, HMOs, or health care service contractors  Labor-management trustee plans, labor organization plans, policyholder organization plans, or employee benefit organization plans  Governmental benefits  Any group health insurance contract that you can obtain or maintain only because of membership in or connection with a particular organization or group Here’s how COB works  The primary plan pays first. When this is the primary plan, we will pay your claims first as if the other plan does not exist.  The secondary plan pays after the primary plan. When this is the secondary plan, we will pay benefits after the primary plan and will coordinate the payment based on any amount the primary plan paid.  We will never pay an amount that, when combined with payments from your other coverage, add up to more than 100% of the allowable expenses. Determining who pays Reading from top to bottom the first rule that applies will determine which plan is primary and which is secondary. A plan that does not contain a COB provision is always the primary plan.

AL HCOC-CDental 06 22 VA GE-06 If you are: Primary plan Secondary plan Covered under the plan as an employee, retired employee or dependent The plan covering you as an employee or retired employee The plan covering you as a dependent You cannot be covered as an employee and dependent COB rules for dependent children Child of:  Parents who are married or living together The “birthday rule” applies. The plan of the parent whose birthday* (month and day only) falls earlier in the Calendar Year *Same birthdays--the plan that has covered a parent longer is primary The plan of the parent born later in the year (month and day only)* *Same birthdays--the plan that has covered a parent longer is primary Child of:  Parents separated or divorced or not living together  With court-order The plan of the parent whom the court said is responsible for dental coverage But if that parent has no coverage then their spouse’s plan is primary. The plan of the other parent. But if that parent has no coverage, then their spouse’s plan is primary. Child of:  Parents separated or divorced or not living together – court- order states both parents are responsible for coverage or have joint custody Primary and secondary coverage is based on the birthday rule Child of:  Parents separated or divorced or not living together and there is no court-order The order of benefit payments is:  The plan of the custodial parent pays first  The plan of the spouse of the custodial parent (if any) pays second  The plan of the noncustodial parents pays next  The plan of the spouse of the noncustodial parent (if any) pays last Child covered by:  Individual who is not a parent (i.e. stepparent or grandparent) Treat the person the same as a parent when making the order of benefits determination: See Child of content above

AL HCOC-CDental 06 23 VA GE-06 Active or inactive employee The plan covering you as an active employee (or as a dependent of an active employee) is primary to a plan covering you as a laid off or retired employee (or as a dependent of a former employee) A plan that covers the person as a laid off or retired employee (or as a dependent of a former employee) is secondary to a plan that covers the person as an active employee (or as a dependent of an active employee) COBRA or state continuation The plan covering you as an employee or retiree or the dependent of an employee or retiree is primary to COBRA or state continuation coverage COBRA or state continuation coverage is secondary to the plan that covers the person as an employee or retiree or the dependent of an employee or retiree Longer or shorter length of coverage If none of the above rules determine the order of payment, the plan that has covered the person longer is primary Other rules do not apply If none of the above rules apply, the plans share expenses equally How are benefits paid? Primary plan The primary plan pays your claims as if there is no other dental plan involved. Secondary plan The secondary plan calculates payment as if the primary plan did not exist, and then applies that amount to any allowable expenses under the secondary plan that were not covered by the primary plan. The secondary plan will coordinate payments so the total payments do not exceed 100% of the total allowable expense Benefit reserve each family member has a separate benefit reserve for each Calendar Year The benefit reserve:  Is made up of the amount that the secondary plan saved due to COB  Is used to cover any unpaid allowable expenses  Balance is erased at the end of each year Other dental coverage updates – contact information You should contact us if you have any changes to your other coverage. We want to be sure our records are accurate so your claims are processed correctly. Right to receive and release needed information We have the right to release or obtain any information we need for COB purposes. That includes information we need to recover any payments from your other dental plans. Right to pay another carrier Sometimes another plan pays something we would have paid under your plan. When that happens, we will pay your plan benefit to the other plan.

AL HCOC-CDental 06 24 VA GE-06 Right of recovery If we pay more than we should have under the COB rules, we may recover the excess from:  Any person we paid or for whom we paid  Any other plan that is responsible under these COB rules

AL HCOC-CDental 06 25 VA GE-06 When coverage ends Coverage can end for a number of reasons. This section tells you how and why coverage ends. When will your coverage end? Coverage under this plan will end if:  This plan is no longer available  You voluntarily stop your coverage  The group policy ends  You are no longer eligible for coverage  Your employment ends  You do not pay any required premium payment by the end of the grace period  We end your coverage as described below  You become covered under another dental plan offered by your policyholder Your coverage will end on either the date your employment ends or the day before the first premium contribution due date that occurs after you stop active work.

AL HCOC-CDental 06 26 VA GE-06 When coverage may continue under the plan Your coverage under this plan will continue if: Your employment ends because of illness, injury, sabbatical or other authorized leave as agreed to by the policyholder and us. If premium payments are made for you, you may be able to continue coverage under the plan as long as the policyholder and we agree to do so and as described below:  Your coverage may continue, until stopped by the policyholder, but not beyond 30 months from the start of your absence. Your employment ends because of a temporary lay-off, temporary leave of absence, sabbatical, or other authorized leave as agreed to by the policyholder and us. If premium payments are made for you, you may be able to continue coverage under the plan as long as the policyholder and we agree to do so and as described below:  Your coverage will stop on the date that your employment ends. Your employment ends because either:  Your job has been eliminated  You have been placed on severance  This plan allows former employees to continue their coverage You may be able to continue coverage. See the Special coverage options after your plan coverage ends section. Your employment ends because of a paid or unpaid medical leave of absence If premium payments are made for you, you may be able to continue coverage under the plan as long as the policyholder and we agree to do so and as described below:  Your coverage may continue until stopped by the policyholder but not beyond 30 months from the start of the absence. Your employment ends because of a leave of absence that is not a medical leave of absence If premium payments are made for you, you may be able to continue coverage under the plan as long as the policyholder and we agree to do so and as described below:  Your coverage may continue until stopped by the policyholder but not beyond 1 month from the start of the absence. Your employment ends because of a military leave of absence. If premium payments are made for you, you may be able to continue coverage under the plan as long as the policyholder and we agree to do so and as described below:  Your coverage may continue until stopped by the policyholder but not beyond 24 months from the start of the absence.

AL HCOC-CDental 06 27 VA GE-06 Notification of when your employment ends It is the policyholder’s responsibility to let us know when your employment ends. The limits above may be extended only if we and the policyholder agree in writing to extend them. When will coverage end for any dependents? Coverage for your dependent will end if:  Your dependent is no longer eligible for coverage  The group policy ends  You do not make the required premium contribution toward the cost of dependents’ coverage  Your coverage ends for any of the reasons listed above In addition, coverage for your domestic partner will end on the earlier of:  The date this plan no longer allows coverage for domestic partners.  The date the domestic partnership ends. You should provide the policyholder a completed and signed Declaration of Termination of Domestic Partnership. Your dependent’s coverage will end on the earlier of the date the group policy terminates or as defined by the policyholder. What happens to your dependents if you die? Coverage for dependents may continue for some time after your death. See the Special coverage options after your plan coverage ends section for more information. Why would we end your coverage? We will give you 30 days advance written notice before we end your coverage because you commit fraud or intentionally misrepresent yourself when you applied for or obtained coverage. You can refer to the General provisions – other things you should know section for more information on loss of coverage. On the date your coverage ends, we will refund to the policyholder any prepayments for periods after the date your coverage ended.

AL HCOC-CDental 06 28 VA GE-06 Special coverage options after your plan coverage ends This section explains options you may have after your coverage ends under this plan. Your individual situation will determine what options you will have. Consolidated Omnibus Budget Reconciliation Act (COBRA) The federal COBRA law usually applies to employers of group sizes of 20 or more. It gives employees and most of their covered dependents the right to keep their dental coverage for 18, 29 or 36 months after a qualifying event. The qualifying event is something that happens that results in you losing your coverage. The qualifying events are:  Your active employment ends for reasons other than gross misconduct  Your working hours are reduced  You divorce or legally separate and are no longer responsible for dependent coverage  You become entitled to benefits under Medicare  Your covered dependent children no longer qualify as dependents under the plan  You die  You are a retiree eligible for retiree health coverage and your former employer files for bankruptcy Talk with your employer if you have questions about COBRA or to enroll. Continuation of coverage If your coverage ends under this plan, you can continue coverage for you and your covered dependents if:  Your employer is not required to offer COBRA coverage  You are not eligible for Medicare  You are not eligible for any other replacement group coverage  You are not eligible for or have benefits available under another health care plan  You have had 3 months of continuous coverage prior to your termination  Your employer did not end your employment because of gross misconduct, as determined by your employer and Virginia law To continue coverage you must:  Apply through your employer’s normal process and pay the required premium within 31 days of the written notice from your employer (but no later than 60 days period following the date of termination of your coverage) Evidence of insurability is not required for you to continue coverage. The premium will be the current premium rate for the policy. Your employer may charge an administrative fee of no more than 2.0% of the current rate. You can continue your coverage for 12 months. Each premium must be paid on a monthly basis during the 12- month period.

AL HCOC-CDental 06 29 VA GE-06 Extension of coverage for other reasons What exceptions are there for dental work when coverage ends? Your dental coverage may end while you or your covered dependent are in the middle of treatment. The plan does not cover dental services that are given after your coverage terminates. There is an exception. The plan will cover the following services if they are ordered while you were covered by the plan, and installed within 30 days after your coverage ends:  Inlays  Onlays  Crowns  Removable bridges  Cast or processed restorations  Dentures  Fixed partial dentures (bridges)  Root canals Ordered means:  For a denture: The impressions from which the denture will be made were taken  For a root canal: The pulp chamber was opened  For any other item: The teeth which will serve as retainers or supports, or the teeth which are being restored: - Must have been fully prepared to receive the item - Impressions have been taken from which the item will be prepared How can you extend coverage for your disabled child beyond the plan age limits? You have the right to extend dental coverage for your dependent child beyond the plan age limits. If your disabled child:  Is not able to be self-supporting because of intellectual or physical disability  Depends mainly on you for support and maintenance The right to coverage will continue only as long as a physician certifies that your child still is disabled. We may ask you to send us proof of the disability within 31 days of the date coverage would have ended due to your childs’ attainment of the plan age limit. Before we extend coverage, we may ask that your child get a physical exam. We will pay for that exam. We may ask you to send proof that your child is disabled after coverage is extended. We won’t ask for this proof more than once a year after the 2 year period following your child’s attainment of age limit. You must send it to us within 31 days of our request. If you don’t, we can terminate coverage for your dependent child. Your disabled child's coverage will end on the earlier of:  The date the child is no longer disabled and dependent upon you for support  As explained in the When will coverage end for any dependents section

AL HCOC-CDental 06 30 VA GE-06 How can you extend coverage for a child in college on medical leave? You have the right to extend coverage for your dependent college student who takes a medically necessary leave of absence from school. The right to coverage will be extended until the earlier of:  One year after the leave of absence begins  The date coverage would otherwise end To extend coverage the leave of absence must:  Begin while the dependent child is suffering from a serious illness or injury  Cause the dependent child to lose status as a full-time student under the plan  Be certified by the treating physician as medically necessary due to a serious illness or injury We must receive documentation or certification of the medical necessity for a leave of absence either:  At least 30 days prior to the absence, if the medical reason for the absence and the absence are foreseeable  30 days after the start date of the medical leave of absence from school The physician treating your child will be asked to keep us informed of any changes.

AL HCOC-CDental 06 31 VA GE-06 General provisions – other things you should know Administrative provisions How you and we will interpret this booklet-certificate We prepared this booklet-certificate according to ERISA, and according to other federal and state laws that apply. You and we will interpret it according to these laws. Our interpretation of this booklet-certificate applies when we administer your coverage, so long as we use reasonable discretion. But you have the right to appeal our decisions as described in the When you disagree - claim decisions and appeals procedures section. How we administer this plan We apply policies and procedures we’ve developed to administer this plan. Who’s responsible to you We are responsible to you for what our employees and other agents do. We are not responsible for what is done by your providers. They are not our employees or agents. Coverage and services Your coverage can change Your coverage is defined by the group policy. This document may have amendments and riders too. Under certain circumstances, we or the policyholder or the law may change your plan. When an emergency or epidemic is declared, we may modify or waive requirements under the plan or your cost share if you are affected. Only we may waive a requirement of your plan. No other person, including the policyholder or provider, can do this. Financial sanctions exclusions If coverage provided under this booklet-certificate violates or will violate any economic or trade sanctions, the coverage will be invalid immediately. For example, we cannot pay for eligible dental services if it violates a financial sanction regulation. This includes sanctions related to a person or a country under sanction by the United States, unless it is allowed under a written license from the Office of Foreign Assets Control (OFAC). You can find out more by visiting http://www.treasury.gov/resource-center/sanctions/Pages/default.aspx. Legal action You cannot take any action until 60 days after we receive written proof of loss. No legal action can be brought to recover payment under any benefit after 3 years from the date written proof of loss was required to be filed. See the When you disagree - claim decisions and appeals procedures section for more information. Payment of benefits All benefits are payable to you. Or we will pay your beneficiary designated by you. If any covered benefits are payable to either:  Your estate, or  A person who is a minor or otherwise not competent to give a valid release we may pay up to $5000 to a person related to you by blood or marriage that we believe is fairly entitled to the benefits. We may also pay all or any portion of the benefits to the provider who performed the services.

AL HCOC-CDental 06 32 VA GE-06 Physical examinations and evaluations At our expense, we have the right to have a provider of our choice examine you. This will be done as often as reasonably necessary while a claim for benefits is pending or under review. Records of expenses You should keep complete records of your expenses. They may be needed for a claim. Things that would be important to keep are:  Names of dental providers, dentists and other providers who provide services  Dates expenses are incurred  Copies of all bills and receipts Honest mistakes and intentional misrepresentation Honest mistakes You or the policyholder may make an honest mistake when facts are shared with us. When we learn of the mistake, we may make a fair change in premium contribution or in your coverage. If we do, we will tell you what the mistake was. We won’t make a change if the mistake happened more than 2 years from the date of the group policy. Intentional misrepresentation If we learn that you defrauded us or you intentionally misrepresented material facts, we can take actions that can have serious consequences for your coverage. These serious consequences include, but are not limited to:  Loss of coverage, starting at the effective date of coverage, subject to the 2 year incontestability period. If we paid claims for your past coverage, we will want the money back.  Loss of coverage going forward.  Denial of benefits.  Recovery of amounts we already paid. Some other money issues Assignment of benefits When you see a provider they will usually bill us directly. We may choose to pay you or to pay the provider directly. If you have assigned benefits to a provider, we will pay them directly. Recovery of overpayments We sometimes pay too much for eligible dental services or pay for something that this plan doesn’t cover. If we do, we can require the person we paid – you or your provider – to return what we paid. If we don’t do that we have the right to reduce any future benefit payments by the amount we paid by mistake. Premium contribution This plan requires the policyholder to make premium contribution payments. If payments are made through a payroll deduction with the policyholder, the policyholder will forward your payment to us. We will not pay benefits under this booklet-certificate if premium contributions are not made. Any benefit payment denial is subject to our appeals procedure. See the When you disagree - claim decisions and appeals procedures section. Payment of premiums The first premium payment for this policy is due on or before your effective date of coverage. Your next premium payment will be due the 1st of each month (“premium due date”). Each premium payment is to be paid to us on or before the premium due date.

AL HCOC-CDental 06 33 VA GE-06 Your dental information We will protect your dental information. We will only use or share it with others as needed for your care and treatment. We will also use and share it to help us process your providers’ claims and manage your plan. You can get a free copy of our Notice of Privacy Practices. Just call us. When you accept coverage under this plan, you agree to let your providers share your information with us. Effect of prior plan coverage If you are in a continuation period from a prior plan at the time you join this plan you may not receive the full benefit paid under this plan. Your current and prior plan must be offered through the same policyholder.

AL HCOC-CDental 06 34 VA GE-06 Glossary Aetna® Aetna Life Insurance Company, an affiliate, or a third party vendor under contract with Aetna. Calendar Year A period of 12 months beginning on January 1st and ending on December 31st. Calendar Year maximum This is the most this plan will pay for eligible dental services incurred by you during the Calendar Year. Coinsurance Coinsurance is the percentage of the bill that you and this plan have to pay for an eligible dental service. The schedule of benefits shows the percentage that this plan pays. Cosmetic Services, drugs or supplies that are primarily intended to alter, improve or enhance your appearance. Covered benefits Eligible dental services that meet the requirements for coverage under the terms of this plan. Deductible The amount you pay for eligible dental services per Calendar Year before your plan starts to pay. Dental emergency Any dental condition that:  Occurs unexpectedly  Requires immediate diagnosis and treatment in order to stabilize the condition  Is characterized by symptoms such as severe pain and bleeding Dental emergency services Services and supplies given by a dental provider to treat a dental emergency. Dental provider Any individual legally qualified to provide dental services or supplies. Dentist A legally qualified dentist licensed to do the dental work he or she performs. Effective date of coverage The date your coverage begins under this booklet-certificate as noted in our records.

AL HCOC-CDental 06 35 VA GE-06 Eligible dental services The benefits, subject to varying cost shares, covered in this plan. These are:  Listed and described in the schedule of benefits.  Not listed as an exception or exclusion in these sections: – What are your eligible dental services? – What rules and limits apply to dental care? – Exclusions.  Not beyond any maximums and limitations in the What rules and limits apply to dental care? section and schedule of benefits.  Medically necessary. See the Medical necessity requirements section and the Glossary for more information. Experimental or investigational A drug, device, procedure, or treatment that we find is experimental or investigational because:  There is not enough outcome data available from controlled clinical trials published in the peer-reviewed literature to validate its safety and effectiveness for the illness or injury involved.  The needed approval by the Food and Drug Administration (FDA) has not been given for marketing.  A national medical or dental society or regulatory agency has stated in writing that it is experimental or investigational or suitable mainly for research purposes.  It is the subject of a Phase I, Phase II or the experimental or research arm of a Phase III clinical trial. These terms have the meanings given by regulations and other official actions and publications of the FDA and Department of Health and Human Services.  Written protocols or a written consent form used by a facility provider state that it is experimental or investigational.  It is provided or performed in a special setting for research purposes. Group policy The group policy consists of several documents taken together. These documents are:  The attached group application and member enrollment forms  The group policy  The booklet-certificates  The schedules of benefits  Any amendments or riders to the group policy, the booklet-certificate, and the schedule of benefits Health professional A person who is licensed, certified or otherwise authorized by law to provide medical or dental care services to the public. For example, providers and dental assistants. Illness Poor health resulting from disease of the teeth or gums. Injury or injuries Physical damage done to the teeth or gums. Lifetime maximum This is the most this plan will pay for eligible dental services incurred by a covered person during their lifetime.

AL HCOC-CDental 06 36 VA GE-06 Medically necessary/medical necessity Dental care services that we determine a provider using sensible clinical judgment would provide to a patient for the purpose of preventing, evaluating, diagnosing or treating an illness, injury, disease or its symptoms, and that we determine are:  In accordance with generally accepted standards of dental practice  Clinically appropriate, in terms of type, frequency, extent, site and duration, and considered effective for the patient’s illness, injury or disease  Not primarily for the convenience of the patient, dentist, or other health care provider  Not more costly than an alternative service or sequence of services at least as likely to produce the same benefit or diagnostic results as to the diagnosis or treatment of that patient’s illness, injury or disease Generally accepted standards of dental practice means:  Standards based on credible scientific evidence published in peer-reviewed dental literature and is generally recognized by the relevant dental community  Consistent with the standards set forth in policy issues involving clinical judgment Physician A skilled health professional trained and licensed to practice medicine under the laws of the state where they practice, specifically, doctors of medicine or osteopathy. Premium The amount you or the policyholder are required to pay to Aetna to continue coverage. Provider A dentist, or other entity or person licensed, or certified under applicable state and federal law to provide dental care services to you.

AL HCOC-CDental 06 37 VA GE-06 Recognized charge The amount of a provider’s charge that is eligible for coverage. You are responsible for all amounts above what is eligible for coverage. The recognized charge may be less than the provider’s full charge. The recognized charge depends upon the geographic area where you receive the eligible dental service. The table below shows the method for calculating the recognized charge for specific services or supplies: Service or supply Recognized charge Eligible dental expenses 100% of the prevailing charge rate Important note: If the provider bills less than the amount calculated using the method above, the recognized charge is what the provider bills. Recognized charge does not apply to involuntary services. Special terms used:  Geographic area is normally based on the first three digits of the U.S. Postal Service zip codes. If we determine we need more data for a particular service or supply, we may base rates on a wider geographic area such as an entire state.  Involuntary services are eligible dental services that are dental emergency services.  Prevailing charge rate is the percentile value reported in a database prepared by FAIR Health, a nonprofit company. FAIR Health changes these rates periodically. We update our systems with these changes within 180 days after receiving them from FAIR Health. If the FAIR Health database becomes unavailable, we have the right to substitute a different database that we believe is comparable. Get the most value out of your benefits: We have online tools to help you decide the type of care to get and where. Our self-service website offers tools to help you determine the cost of eligible dental services. See the How to contact us for help section for the website. Teledentistry A consultation between you and a dental provider who is performing a clinical dental service. Services can be provided by:  Two-way audiovisual teleconferencing  Any other method permitted by state law Temporomandibular joint dysfunction/disorder (TMJ) This is:  A TMJ or any similar disorder of the jaw joint  A myofascial pain dysfunction (MPD) of the jaw  Any similar disorder in the relationship between the jaw joint and the related muscles and nerves

AL HCOC-CDental 06 38 VA GE-06 Discount arrangements We can offer you discounts on health care related goods or services. Sometimes, other companies provide these discounted goods and services. These companies are called “third party service providers”. These third party service providers may pay us so that they can offer you their services. Third party service providers are independent contractors. The third party service provider is responsible for the goods or services they deliver. We are not responsible; but we have the right to change or end the arrangements at any time. These discount arrangements are not insurance. We don’t pay the third party service providers for the services they offer. You are responsible for paying for the discounted goods or services.

AL HCOC-CDental 06 39 VA GE-06 Wellness and other rewards You may be eligible to earn rewards for completing certain activities that improve your health, coverage and experience with us. We may encourage you to access certain dental services or categories of dental providers, participate in programs, including but not limited to financial wellness programs, utilize tools, improve your health metrics or continue participation as an Aetna member through incentives. We may provide incentives based on your participation and outcomes such as:  Modifications to deductible, maximum, coinsurance amounts  Merchandise  Coupons  Gift cards or debit cards  Any combination of the above

Additional Information Provided by Booz Allen Hamilton The following information is provided to you in accordance with the Employee Retirement Income Security Act of 1974 (ERISA). It is not a part of your booklet-certificate. Your Plan Administrator has determined that this information together with the information contained in your booklet-certificate is the Summary Plan Description required by ERISA. In furnishing this information, Aetna is acting on behalf of your Plan Administrator who remains responsible for complying with the ERISA reporting rules and regulations on a timely and accurate basis. Name of Plan: Booz Allen Hamilton's Welfare Plan Employer Identification Number: Plan Number: Type of Plan: Welfare Type of Administration: Group Insurance Policy with: Aetna Life Insurance Company 151 Farmington Avenue Hartford, CT 06156 Plan Administrator: Booz Allen Hamilton 8283 Greensboro Drive McLean, VA 22102 Telephone Number: Refer to your Plan Administrator for this information Agent For Service of Legal Process: Booz Allen Hamilton 8283 Greensboro Drive McLean, VA 22102 Service of legal process may also be made upon the Plan Administrator End of Plan Year: December 31 Source of Contributions: Employer and Employees

Procedure for Amending the Plan: The Employer may amend the Plan from time to time by a written instrument signed by the person designated by the Plan Administrator. ERISA Rights As a participant in the group insurance plan you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974. ERISA provides that all plan participants shall be entitled to: Receive Information about Your Plan and Benefits Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites and union halls, all documents governing the Plan, including insurance contracts, collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series) that is filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration. Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including insurance contracts, collective bargaining agreements, and copies of the latest annual report (Form 5500 Series), and an updated Summary Plan Description. The Administrator may make a reasonable charge for the copies. Receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report. Receive a copy of the procedures used by the Plan for determining a qualified domestic relations order (QDRO) or a qualified medical child support order (QMCSO). Continue Group Health Plan Coverage Continue health care coverage for yourself, your spouse, or your dependents if there is a loss of coverage under the Plan as a result of a qualifying event. You or your dependents may have to pay for such coverage. Review this summary plan description and the documents governing the Plan for the rules governing your COBRA continuation coverage rights. Prudent Actions by Plan Fiduciaries In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in your interest and that of other plan participants and beneficiaries. No one, including your employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.

Enforce Your Rights If your claim for a welfare benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. Under ERISA there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. In addition, if you disagree with the Plan’s decision or lack thereof concerning the status of a domestic relations order or a medical child support order, you may file suit in a federal court. If it should happen that plan fiduciaries misuse the Plan's money or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous. Assistance with Your Questions If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact:  the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory; or  the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Confidentiality Notice Aetna considers personal information to be confidential and has policies and procedures in place to protect it against unlawful use and disclosure. By "personal information," we mean information that relates to a member's physical or mental health or condition, the provision of health care to the member, or payment for the provision of health care or disability or life benefits to the member. Personal information does not include publicly available information or information that is available or reported in a summarized or aggregate fashion but does not identify the member. When necessary or appropriate for your care or treatment, the operation of our health, disability or life insurance plans, or other related activities, we use personal information internally, share it with our affiliates, and disclose it to health care providers (doctors, dentists, pharmacies, hospitals and other caregivers), payors (health care provider organizations, employers who sponsor self-funded health plans or who share responsibility for the payment of benefits, and others who may be financially responsible for payment for the services or benefits you receive under your plan), other insurers, third party administrators, vendors, consultants, government authorities, and their respective agents. These parties are required to keep personal information confidential as provided by applicable law. In our health plans, participating network providers are also required to give you access to your medical records within a reasonable amount of time after you make a request. Some of the ways in which personal information is used include claim payment; utilization review and management; medical necessity reviews; coordination of care and benefits; preventive health, early detection, vocational rehabilitation and disease and case management; quality assessment and improvement activities; auditing and anti-fraud activities; performance measurement and outcomes assessment; health, disability and life claims analysis and reporting; health services, disability and life research; data and information systems management; compliance with legal and regulatory requirements; formulary management; litigation proceedings; transfer of policies or contracts to and from other insurers, HMOs and third party administrators; underwriting activities; and due diligence activities in connection with the purchase or sale of some or all of our business. We consider these activities key for the operation of our health, disability and life plans. To the extent permitted by law, we use and disclose personal information as provided above without member consent. However, we recognize that many members do not want to receive unsolicited marketing materials unrelated to their health, disability and life benefits. We do not disclose personal information for these marketing purposes unless the member consents. We also have policies addressing circumstances in which members are unable to give consent. To obtain a copy of our Notice of Privacy Practices, which describes in greater detail our practices concerning use and disclosure of personal information, please call the toll-free Member Services number on your ID card or visit our Internet site at www.aetna.com.